EXHIBIT 10.1



                   AMENDED AND RESTATED ACQUISITION AGREEMENT

                                  BY AND AMONG

                             GTI ACQUISITION CORP.,

                          GLENAYRE TECHNOLOGIES, INC.,

            WESTERN MULTIPLEX CORPORATION, A CALIFORNIA CORPORATION,

             WESTERN MULTIPLEX CORPORATION, A DELAWARE CORPORATION,

                                       AND

                                WMC HOLDING CORP.

                            AS OF SEPTEMBER 30, 1999

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                                TABLE OF CONTENTS
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ARTICLE 1  DEFINITIONS AND CERTAIN RULES OF CONSTRUCTION..............................................2

         1.1      Definitions.........................................................................2
         1.2      Certain Rules of Construction.......................................................9

ARTICLE 2  RECAPITALIZATION; PURCHASE AND SALE OF THE SHARES..........................................9

         2.1      Recapitalization; Purchase and Sale of Shares......................................10
         2.2      The Closing........................................................................10
         2.3      Post-Closing Purchase Price Adjustment.............................................11

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF GTI AND GLENAYRE........................................12

         3.1      Organization and Qualification.....................................................12
         3.2      Capitalization.....................................................................12
         3.3      Authorization......................................................................14
         3.4      No Conflict; Required Filings and Consents.........................................16
         3.5      Financial Statements...............................................................17
         3.6      Subsequent Events..................................................................17
         3.7      Tax Matters........................................................................18
         3.8      Employees and Fringe Benefit Plans.................................................20
         3.9      Title to Assets....................................................................20
         3.10     Personal Property Leases...........................................................24
         3.11     Lawfully Operating.................................................................25
         3.12     Litigation.........................................................................25
         3.13     Labor Matters......................................................................25
         3.14     Bank Accounts and Depositories.....................................................26
         3.15     Brokers............................................................................26
         3.16     Environmental Laws.................................................................26
         3.17     Insurance..........................................................................27
         3.18     Affiliations.......................................................................27
         3.19     Corporate Name.....................................................................27
         3.20     Effect of Transaction..............................................................28
         3.21     Disclosure.........................................................................28
         3.22     Suppliers..........................................................................28
         3.23     Customers..........................................................................28
         3.24     Private Offering...................................................................28
         3.25     Year 2000 Compliance...............................................................29

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................29

         4.1      Organization and Qualification.....................................................29
         4.2      Authorization......................................................................29
         4.3      No Conflict; Required Filings and Consents.........................................30
         4.4      No Litigation......................................................................30

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         4.5      Investment Representations.........................................................30
         4.6      Brokers............................................................................31

ARTICLE 5  COVENANTS.................................................................................31

         5.1      Covenants of Purchaser, GTI and Glenayre...........................................31
         5.2      Covenants of GTI and Glenayre......................................................33
         5.3      Covenants of Purchaser.............................................................36
         5.4      Certain Benefit Plans..............................................................36
         5.5      Tax Matters........................................................................38
         5.6      Maintenance of Records.............................................................42
         5.7      Further Assurances.................................................................42
         5.8      Fees and Expenses..................................................................42
         5.9      Non-Compete; Non-Solicitation......................................................42

ARTICLE 6  CONDITIONS................................................................................44

         6.1      Conditions to Each Party's Obligation to Close the Transactions....................44
         6.2      Conditions to Obligations of GTI and Glenayre to Close the Transactions............44
         6.3      Conditions to Obligation of Purchaser to Close the Transactions....................45

ARTICLE 7  INDEMNIFICATION...........................................................................46

         7.1      Indemnification by GTI and Glenayre................................................46
         7.2      Procedure..........................................................................47
         7.3      Definition of Loss or Losses.......................................................48
         7.4      Limitation of GTI's and Glenayre's Liability.......................................49
         7.5      Indemnification by Purchaser.......................................................50

ARTICLE 8  TERMINATION...............................................................................50

         8.1      Termination by Mutual Consent......................................................50
         8.2      Termination by GTI, Glenayre or Purchaser..........................................50
         8.3      Termination by GTI and Glenayre....................................................50
         8.4      Termination by Purchaser...........................................................51
         8.5      Effect of Termination and Abandonment..............................................51
         8.6      Extension; Waiver..................................................................51

ARTICLE 9  GENERAL PROVISIONS........................................................................51

         9.1      Effectiveness of Representations, Warranties and Covenants.........................51
         9.2      Notices............................................................................52
         9.3      Assignment; Binding Effect; Benefit................................................54
         9.4      Entire Agreement...................................................................54
         9.5      Amendment..........................................................................54
         9.6      Governing Law......................................................................54
         9.7      Counterparts.......................................................................55
         9.8      Severability.......................................................................55
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                   AMENDED AND RESTATED ACQUISITION AGREEMENT

                  THIS ACQUISITION AGREEMENT (this "Agreement") is executed as of September 30, 1999 by and among GTI ACQUISITION CORP., a Delaware corporation ("Glenayre"); GLENAYRE TECHNOLOGIES, INC., a Delaware corporation ("GTI"); WESTERN MULTIPLEX CORPORATION, a California corporation ("WMC" or "WMC California"); WESTERN MULTIPLEX CORPORATION, a Delaware corporation ("WMC Delaware"); and WMC HOLDING CORP., a Delaware corporation ("Purchaser").

                              STATEMENT OF PURPOSE

                  Glenayre, a wholly-owned subsidiary of GTI, owns all of the issued and outstanding capital stock of WMC Delaware, which consists of 80,000,000 shares of Class B Common Stock, par value $.01 per share (the "WMC Delaware Class B Common Stock").

                  The parties desire that WMC enter into (i) two term loan facilities (collectively, the "Term Facilities") under which WMC will borrow the aggregate principal amount of $22,000,000 (the "Term Borrowing") and (ii) a $10 million revolving credit facility (the "Revolving Facility") under which WMC will draw down $2 million at the Closing (the "Drawdown"), in each case with certain providers of financing arranged by Purchaser and on substantially the terms set forth in the commitment letter attached as EXHIBIT 1 to this Agreement (the "Commitment Letter").

                  The proceeds from the Term Borrowing shall be used by WMC to redeem from Glenayre 42,000,000 shares of WMC Delaware Class B Common Stock (the "Redeemed Shares") for $21,000,000, as a result of which Glenayre shall continue to hold 38,000,000 shares of WMC Delaware Class B Common Stock immediately after such redemption (the "Redemption").

                  Immediately after the Redemption, Glenayre desires to sell to Purchaser, and Purchaser desires to purchase from Glenayre, 35,955,000 shares of WMC Delaware Class B Common Stock (the "Purchased Common Shares") on the terms and subject to the conditions set forth herein, as a result of which Glenayre shall continue to hold 2,045,000 shares of WMC Delaware Class B Common Stock (the "Retained Shares").

                  NOW, THEREFORE, in consideration of the Statement of Purpose and of the mutual agreements contained herein, the parties hereto do hereby agree as follows:


                                    ARTICLE 1

                  DEFINITIONS AND CERTAIN RULES OF CONSTRUCTION

                  1.1 DEFINITIONS. In addition to any other terms defined elsewhere in this Agreement, including any Schedule or Exhibit hereto (unless such Schedule or Exhibit provides for a different definition), as used herein, the following terms shall have the following meanings:
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                  "Affiliate" means, with respect to any Person, any other
Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or under common control with, such first Person.

                  "Assignment" means the Intellectual Property Assignment in the form of EXHIBIT 2 to this Agreement.

                  "Balance Sheet" is defined in Section 3.9(b).

                  "Blue Sky Laws" means state securities Laws or "blue sky"
Laws.

                  "Business" means all components of and activities related to the research and development, design, manufacture, marketing, distribution, servicing and sale of products and equipment, whether in existence or in development, relating to atmospheric optical (excluding any short-range communications to a mobile device - e.g., IRDA port communications), microwave (i.e., carrier frequencies between 1 GHZ and 30 GHZ) and millimeter wave (i.e., carrier frequencies between 30 GHZ and 300 GHZ) communications (including unlicensed spread spectrum radio; licensed microwave and millimeter wave radio, as defined above; and wireless ethernet bridges) and providing only fixed point-to-point or fixed point to multipoint types of services, specifically excluding all businesses and related products that are capable of providing service as a mobile device or to a mobile device, as carried on by WMC as of the Closing Date or, for purposes of Section 5.9, during the term of Section 5.9, in all cities, counties, states and countries in which the business of WMC is now or then being conducted or its products are now or then being sold.

                  "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of North Carolina or the State of New York.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

                  ACGCL" means the California General Corporation Law.

                  "Change in Control," with respect to GTI, means any of the following:

                  (1) the acquisition, directly or indirectly after the Closing Date, in one or a series of transactions, of 25% or more of GTI's common stock by any "person" as that term is defined in Section 13(d)(3) of the Exchange Act (other than an Affiliate of GTI), provided the Board of Directors of GTI is not opposing such acquisition in a
         Schedule 14D-9 or otherwise (for this purpose, if the Board of Directors of GTI initially opposes such an acquisition but later withdraws its opposition to or approves, in any manner whatsoever, such acquisition, then such acquisition shall not be considered to be opposed by the Board of Directors of GTI for purposes of this proviso);

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                  (2) the consummation of a merger, consolidation, share
         exchange or similar transaction of GTI with any other Person, as a result of which the holders of the voting capital stock of GTI as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; or

                  (3) the consummation of an agreement providing for the sale or transfer (other than as security for obligations of GTI) of substantially all the assets of GTI to a Person who is not an Affiliate of GTI.

                  "Closing" means the consummation of the Transactions.

                  "Closing Balance Sheet" is defined in Section 2.3(a).

                  "Closing Date" means the date on which the Closing occurs, which shall be effective at the close of business on such date.

                  "Closing Net Worth" means, as of the Closing Date, the excess of the assets of WMC over the liabilities of WMC determined in accordance with GAAP (except as otherwise specified in the following sentence), all as shown on the Closing Balance Sheet (as prepared in accordance with the provisions of Section 2.3(a)). In determining assets and liabilities hereunder, (i) all accounting entries shall be taken into account and all known errors and omissions shall be corrected, in each case to the extent required by GAAP, (ii) all adjustments (including adjustments for reserves) and reclassifications required by GAAP shall be made except that no purchase accounting adjustments arising out of the Transactions shall be made, (iii) all adjustments to tax assets or tax liabilities that arise due to the Section 338(h)(10) Election will be excluded, (iv) all tax liabilities for which GTI is responsible pursuant to
Section 5.5 will be excluded, (v) all intercompany receivables and payables shall be eliminated pursuant to Section 5.2(k), (vi) no effect shall be given to the Transactions or the Financing and (vii) goodwill shall be eliminated.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contract" shall mean any contract, instrument, lease, license, indenture, agreement, option, commitment or other legally binding arrangement.

                  "Customer Liens" means warehousemen's or other statutory liens of which neither of WMC, GTI or Glenayre has actual Knowledge and which have arisen in the course of (i) WMC loaning inventory (A) to customers while that customer's equipment is being repaired, (B) to customers or potential customers as demonstration units, and (C) to WMC's sales representatives as consignment inventory ((A), (B), (C), collectively, the "Loaned Inventory"), and (ii) WMC renting Inventory on a temporary basis (the "Rented Inventory").

                  "Deficiency" shall mean the amount, if any, by which the Closing Net Worth is less than $12,505,000 as set forth on the Closing Balance Sheet.

                                       3
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                  "Disclosure Schedules" means the Disclosure Schedules dated the date of this Agreement and delivered contemporaneously herewith.

                  "Environmental Laws" means all federal, state, local and foreign laws, statutes, regulations, ordinances, decrees, judgments or orders and all common law concerning public health or safety, worker health or safety, or pollution or protection of the environment, as the foregoing are enacted or in effect prior to the Closing Date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Estimated Closing Net Worth" shall mean the Closing Net Worth as estimated by GTI in good faith and notified by GTI to Purchaser three Business Days before the Closing. The Estimated Closing Net Worth can be represented by a positive or negative number.

                  "Estimated Deficiency" shall mean the amount, if any, by which the Estimated Closing Net Worth is less than $12,505,000.

                  "Estimated Excess" shall mean the amount, if any, by which the Estimated Closing Net Worth is more than $12,505,000.

                  "Estimated Purchase Price" is defined in Section 2.1(d).

                  "Excess" shall mean the amount, if any, by which the Closing Net Worth is more than $12,505,000 as set forth on the Closing Balance Sheet.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Financial Statements" is defined in Section 3.5.

                  "Financing" means the financing required to consummate the Transactions.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

                  "Glenayre Additional Agreement" is defined in Section 3.3(a).

                  "Glenayre Electronics" means Glenayre Electronics, Inc., a Colorado corporation and a wholly-owned subsidiary of GTI.

                  "Glenayre Electronics Agreements" is defined in Section
3.3(c).

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                  "Glenayre Indemnified Parties" means GTI, Glenayre, Glenayre
Electronics and their respective officers, directors, Affiliates, successors, permitted assigns and the officers, directors, partners and members of their respective Affiliates.

                  "Governmental Authority" means any foreign, federal, state or local government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

                  "GTI Additional Agreements" is defined in Section 3.3(b).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all the rules and regulations promulgated thereunder.

                  "Hazardous Substance" means any material, substance or waste as to which liability or standards of conduct may be imposed pursuant to Environmental Laws.

                  "Indemnity Claim" is defined in Section 7.2(a).

                  "Knowledge," "Know" or "Known", with respect to matters covered by a representation, warranty or covenant set forth in this Agreement, means the current actual knowledge (after inquiry) of the individuals identified on Schedule 1.1(a) of the Disclosure Schedules as having such Knowledge.

                  "Law" or "Laws" means any and all statutes, laws, regulations, ordinances, orders, judgments, decrees and rules of any Governmental Authority, in each case as amended and in effect from time to time.

                  "Leases" is defined in Section 3.9(a).

                  "License Agreement" means the Intellectual Property License between Glenayre Electronics and WMC substantially in the form of EXHIBIT 3 to this Agreement.

                  "Liens" means all liens, claims, options, charges, restrictions, security interests or encumbrances of any kind or defects in title of any nature whatsoever.

                  "Loss" or "Losses" is defined in Section 7.3.

                  "NDA" is defined in Section 9.4.

                  "Notice of Claim" is defined in Section 7.2(a).

                  "Old WMC California Shares" is defined in Section 3.2(b).

                  "Outstanding Tax Claims" means (i) the tax assessment by the State of Illinois for additional sales tax owed by WMC (which matter is currently pending before the Illinois Department of Revenue Board of Appeals),
(ii) the Internal Revenue Service demand for the late payment by WMC of employment taxes due for March 31, 1998, and (iii) the Internal Revenue Service demand for the late payment by WMC of employment taxes due for March 31, 1999.

                  "Permitted Liens" means the following:

                  (1)  Liens for ad valorem Taxes not yet due and payable;

                  (2) mechanics', materialmen's, warehousemen's, carriers' and other similar Liens which are incurred in the ordinary course of the Business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the operation of the Business;

                  (3) any Liens set forth on Schedule 1.1(b) of the Disclosure Schedules; and

                  (4) all minor irregularities, encumbrances, rights-of-way and other defects of title which do not materially interfere with the present use of WMC's assets or the Business.

                  "Person" means an individual, corporation, partnership, limited liability company, trust, association or other entity, including any Governmental Authority.

"Purchased Common Shares" is defined in the Statement of Purpose of this Agreement.

                  "Purchaser Additional Agreements" is defined in Section 4.2.

                  "Purchaser Indemnified Parties" means Purchaser, WMC and their respective officers, directors, Affiliates, successors and permitted assigns and the officers, directors, partners and members of their respective Affiliates.

                  "Purchase Price" is defined in Section 2.1(d).

                  "Redeemed Shares" is defined in the Statement of Purpose of this Agreement.

                  "Redemption" is defined in the Statement of Purpose of this Agreement.

                  "Redemption Price" is defined in Section 2.1(b).

                  "Retained Shares" is defined in the Statement of Purpose of this Agreement.

                  "Section 338(h)(10) Election" is defined in Section 5.5(i).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stockholders' Agreement" means the Stockholders' Agreement among Glenayre, GTI, WMC Delaware and Purchaser substantially in the form of
EXHIBIT 4 to this Agreement.

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

                  "Sunnyvale Lease" means the lease for the Sunnyvale, California facility operated by WMC.

                  "Tax" or "Taxes" means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, including any interest, penalty or addition thereto, and any liability for payment of any of the foregoing as a result of any obligation to indemnify or otherwise assume or succeed to the liability of another Person.

                  "Tax Period" or "Taxable Period" means any period prescribed by any Governmental Authority, including the United States or any state, local or foreign government or subdivision thereof, for which a Tax Return is required to be filed or Tax is required to be paid.

                  "Tax Return" means any return, report or information return required to be filed with any taxing authority with respect to Taxes, including any amendment thereof.

                  "Transactions" means the Redemption and the purchase of the Purchased Common Shares by Purchaser from Glenayre pursuant to the terms of this Agreement.

                  "Transition Services Agreement" means the Transition Services Agreement between GTI and Purchaser in the form of EXHIBIT 5 hereto.

                  "Treasury Regulation" means United States Treasury Regulations promulgated under the Code.

                  "WMC" or "WMC California" shall mean Western Multiplex Corporation, a California corporation, and its successors.

                  "WMC Additional Agreements" is defined in Section 3.3(d).

"WMC Class B Common Stock" means the Class B Common Stock of WMC Delaware, par value $.01 per share.

                  "WMC Delaware" shall mean Western Multiplex Corporation, a Delaware corporation, and its successors.

                  "WMC Material Adverse Effect" means any change or effect that (individually or in the aggregate) is or would reasonably be expected to be materially adverse to the business, operations, results of operations or condition (financial or otherwise) of WMC taken as a whole, excluding any changes or effects (1) caused by changes in general economic conditions or changes generally affecting WMC's industry and not only WMC, (2) reserved for on the Balance

Sheet or, for purposes of Article 7, to be reserved for on the Closing Balance Sheet, or (3) caused by the Financing.

                  "WMC Sub" means Western Multiplex International Sales Corporation, a former interest-charge domestic international sales corporation incorporated under the Laws of California and a wholly-owned subsidiary of WMC.

                  1.2 CERTAIN RULES OF CONSTRUCTION. The captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement. All references in this Agreement to Articles or Sections are references to the Articles or Sections in this Agreement, unless some other reference is clearly indicated. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP. In this Agreement, unless the context otherwise requires, (1) words describing the singular number shall include the plural and vice versa, (2) words denoting any gender shall include all genders and (3) references to "includes" or "including" shall mean "includes without limitation" or "including without limitation," as applicable, and (4) "or" is not exclusive.


                                    ARTICLE 2

                RECAPITALIZATION; PURCHASE AND SALE OF THE SHARES

                  2.1 RECAPITALIZATION; PURCHASE AND SALE OF SHARES. At the Closing and on the terms and subject to the conditions set forth herein, the following transactions shall be effected:

                  (a) WMC Delaware shall enter into the Term Facilities and the Revolving Facility and make the Term Borrowing and the Drawdown.

                  (b) WMC Delaware shall effect the Redemption for $21,000,000 (the "Redemption Price"), payable by wire transfer of immediately available funds to an account designated by Glenayre (such designation to be not less than two Business Days before the Closing Date). The Redeemed Shares shall be assigned, transferred and delivered by Glenayre to WMC Delaware upon redemption free and clear of all Liens.

                  (c) Glenayre shall sell, transfer, convey and assign to Purchaser, free and clear of all Liens (other than Liens imposed as a result of actions by Purchaser and restrictions on transferability imposed by federal and state securities Laws), and Purchaser shall purchase from Glenayre, all of the Purchased Common Shares. Purchaser shall pay all transfer Taxes resulting from the transfer of the Purchased Common Shares to Purchaser.

                  (d) In consideration for the Purchased Common Shares, and as payment of the purchase price therefor, Purchaser shall pay to Glenayre, by wire transfer in immediately available funds to an account designated by Glenayre (such designation to be not less than two Business Days before the Closing Date), the sum of $17,977,500, plus the Estimated Excess or

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

minus the Estimated Deficiency, as the case may be (the "Estimated Purchase Price"), subject to further adjustment in accordance with Section 2.3 (as so adjusted, the "Purchase Price").

                  2.2      THE CLOSING.

                  (a) The Closing shall be held at the offices of Simpson Thacher & Bartlett, 3373 Hillview Avenue, Palo Alto, California (or at such other place as the parties may agree) at 10:00 a.m., local time, (1) as promptly as practicable (and in any event within two Business Days) following the day on which all of the conditions set forth in Article 6 (other than conditions that by their terms are to be satisfied at the Closing) shall be fulfilled or waived in accordance herewith or (2) at such other time, date or place as Glenayre and Purchaser may agree.

                  (b)  At the Closing:

                           (1) WMC Delaware shall execute the agreements and notes relating to the Term Facilities and the Revolving Facility and make the Term Borrowing and the Drawdown.

                           (2) WMC Delaware shall pay to Glenayre the Redemption Price as set forth in Section 2.1(b), and Glenayre shall deliver to WMC Delaware certificates for all of the Redeemed Shares, together with accompanying stock powers duly endorsed in blank.

                           (3) Glenayre shall deliver to Purchaser (i) certificates for all of the Purchased Common Shares, together with accompanying stock powers duly endorsed in blank , (ii) the certificate referred to in Section 6.3(a), (iii) the consents referred to in
         Section 6.3(b), (iv) the assignment of the Sunnyvale Lease from Glenayre Electronics to WMC, (v) certified copies of all resolutions adopted by the Board of Directors of Glenayre, GTI and/or Glenayre Electronics authorizing (as applicable) the execution, delivery and performance of this Agreement, the GTI Additional Agreements, the Glenayre Additional Agreement and the Glenayre Electronics Agreements and the Transactions, (vi) the resignations of the officers and directors of WMC listed on Schedule 2.2 of the Disclosure Schedules,
         (vii) the Transition Services Agreement, duly executed by GTI, (viii) the Stockholders' Agreement, duly executed by GTI, Glenayre and WMC Delaware, (ix) the License Agreement, duly executed by Glenayre Electronics and WMC and (x) the Assignment, duly executed by Glenayre Electronics and WMC.

                           (4) Purchaser shall (i) pay to Glenayre the Estimated Purchase Price as provided in Section 2.1(d), (ii) deliver to Glenayre the certificate referred to in Section 6.2(a), (iii) deliver to Glenayre certified copies of resolutions adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the Purchaser Additional Agreements and the Transactions and (iv) deliver to Glenayre the Stockholders' Agreement and the Transition Services Agreement, duly executed by Purchaser.

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

                  2.3      POST-CLOSING PURCHASE PRICE ADJUSTMENT.

                  (a) Within 45 days following the Closing Date, Purchaser shall deliver to Glenayre a consolidated balance sheet of WMC prepared by Purchaser (in its final and binding form, the "Closing Balance Sheet") setting forth the Closing Net Worth as of the close of business on the Closing Date. A physical inventory shall be conducted by WMC consistent with past practice on or after the Closing Date for the purpose of preparing the Closing Balance Sheet, and each of Glenayre and Purchaser and their respective independent auditors shall have the right to observe the taking of such physical inventory. Any costs or expenses incurred by WMC in connection with such taking of physical inventory shall be borne by WMC. The Closing Balance Sheet shall include all known adjustments required in a year-end closing of the books (to the extent required by GAAP) and, except as otherwise provided in the definition of "Closing Net Worth," shall be prepared in accordance with GAAP applied consistently with the accounting principles, policies and methodologies used in the preparation of the balance sheet as of December 31, 1998 included in the Financial Statements (to the extent prepared in accordance with GAAP except as otherwise provided in the definition of "Closing Net Worth"). During the 20-day period immediately following Glenayre's receipt of the proposed Closing Balance Sheet, Glenayre and its representatives shall be permitted to review Purchaser's (and, subject to execution of customary indemnities, its accountants') working papers related to the preparation of the Closing Balance Sheet and determination of the Closing Net Worth. The proposed Closing Balance Sheet shall become final and binding upon the parties 20 days following Glenayre's receipt thereof, unless Glenayre shall give written notice of its disagreement (a "Notice of Disagreement") to Purchaser prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and dollar amount of any disagreement so asserted. If a timely Notice of Disagreement is received by Purchaser, then the Closing Balance Sheet (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date the parties resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (y) the date all matters in dispute are finally resolved in writing by the Accounting Firm (as defined below). During the 20 days following delivery of a Notice of Disagreement, the parties shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, Purchaser and its representatives shall be permitted to review Glenayre's (and, subject to execution of customary indemnities, its accountants') working papers relating to the Notice of Disagreement. At the end of such 20-day period, the parties shall submit to PricewaterhouseCoopers L.L.P. (the "Accounting Firm") for review and resolution of all matters which remain in dispute and which were properly included in the Notice of Disagreement and the Accounting Firm shall make a final determination of the Closing Net Worth and the Purchase Price in accordance with the guidelines and procedures set forth in this Agreement. The Closing Balance Sheet and the determination of Closing Net Worth shall become final and binding on the parties on the date the Accounting Firm delivers its final resolution in writing to the parties (which final resolution shall be delivered not more than 45 days following submission of such disputed matters). The parties agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be entered. The fees and expenses of the Accounting Firm shall be borne by Purchaser and Glenayre in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

                  (b) Within three Business Days after the Closing Balance Sheet becomes final and binding on the parties, Glenayre shall pay to Purchaser or Purchaser shall pay to Glenayre, as applicable, an amount sufficient to further adjust the Estimated Purchase Price (up or down as the case may be) to the amount that would have been paid if the Estimated Excess or Estimated Deficiency had been equal to the Excess or Deficiency, together with interest on the amount of such adjustment at a rate equal to the rate of interest from time to time announced publicly by The Chase Manhattan Bank as its prime rate, calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of payment, by wire transfer to Purchaser or Glenayre, as applicable. Any such payment shall be treated as an increase or decrease in the Purchase Price (as the case may be) or an adjustment to the number of Purchased Common Shares in accordance with Section 5.1(g).


                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF GTI AND GLENAYRE

                  GTI and Glenayre hereby represent and warrant to Purchaser that:

                  3.1 ORGANIZATION AND QUALIFICATION. WMC is a corporation duly organized, validly existing and in good standing under the Laws of the State of California and has the requisite corporate power and authority to own, lease and operate its properties, to carry on the Business, to enter into this Agreement and the WMC Additional Agreements and to consummate the Transactions. WMC is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the failure to be so qualified or licensed would have a WMC Material Adverse Effect. WMC Delaware is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties, to enter into this Agreement and the Stockholders' Agreement and to consummate the Transactions. WMC Delaware is not qualified or licensed as a foreign corporation.

                  3.2 CAPITALIZATION. (a) The authorized capital stock of WMC Delaware consists of 200,000,000 shares of common stock of WMC, consisting of 100,000,000 shares of Class A Common Stock, par value $.01 per share and 100,000,000 shares of WMC Delaware Class B Common Stock, of which only 80,000,000 Shares of WMC Delaware Class B Common Stock are issued and outstanding. No shares of Class A Common Stock have been issued. All of the issued and outstanding shares of WMC Delaware Class B Common Stock have been, and all of the Redeemed Shares, Purchased Common Shares and Retained Shares will be, duly authorized and validly issued, are or will be fully paid and nonassessable, are not or will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the General Corporation Law of the State of Delaware, the Articles of Incorporation or Bylaws of WMC Delaware or any Contract to which WMC Delaware is a party or otherwise bound and are or will be owned by Glenayre, free and clear of any Liens except for this Agreement and the Stockholders' Agreement and the restrictions on transferability imposed by federal and state securities Laws. Immediately prior to the Closing, Glenayre will be the owner beneficially and of record of, and have good and valid title to, all the Redeemed Shares, the Purchased Common Shares and the Retained Shares, and immediately after the Closing, Glenayre will be the owner beneficially and of record of all the Retained Shares, in each case free and clear of any Liens, except for the restrictions on transferability imposed by federal and state securities Laws and the Stockholders' Agreement. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Purchased Common Shares, upon delivery to Purchaser at the Closing of certificates representing the Purchased Common Shares, duly endorsed by Glenayre for transfer to Purchaser, and upon Glenayre's receipt of the Purchase Price, good and valid title to the Purchased Common Shares will pass to Purchaser, free and clear of any Liens other than those arising from acts of Purchaser or its Affiliates, the restrictions on transferability imposed by federal and state securities Laws and the Stockholders' Agreement. Other than this Agreement and upon its execution the Stockholders' Agreement, the issued and outstanding shares of WMC Delaware Class B Common Stock , Retained Shares, Redeemed Shares and Purchased Common Shares are not and will not be subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the shares of WMC Delaware Class B Common Stock, Retained Shares, Redeemed Shares and Purchased Common Shares. Immediately after the Closing, except for the Purchased Common Shares and the Retained Shares or any other shares of capital stock of WMC Delaware which Purchaser causes WMC Delaware to reserve for issuance (including any such shares issued or reserved for issuance to employees of WMC Delaware or WMC in connection with or immediately after the Closing), there will be no shares of capital stock or other equity securities of WMC Delaware issued, outstanding or reserved for issuance. There are no bonds, debentures, notes or other indebtedness of WMC Delaware having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of WMC Delaware common stock may vote ("Voting Company Debt"). Except as set forth above, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, or Contract of any kind to which WMC Delaware is a party or by which either of them is bound (i) obligating WMC Delaware to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, WMC Delaware or any Voting Company Debt, (ii) obligating WMC Delaware to issue, grant, extend or enter into any such option, warrant, call, right, security or Contract or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of WMC Delaware common stock. Other than this Agreement, there are no outstanding contractual obligations of WMC Delaware to repurchase, redeem or otherwise acquire any shares of capital stock of WMC Delaware. WMC Delaware does not own directly or indirectly any interest or investment in any other Person except for WMC, and WMC Delaware does not have any obligation to make any additional investments in any Person. Except as contemplated by this Agreement, since the date of its incorporation, WMC Delaware has not conducted any business, owned any assets (other than Old WMC California Shares) or incurred or assumed any liabilities.

                  (b) The authorized capital stock of WMC consists of 25,000,000 shares of common stock of WMC, of which only 1,000 shares are issued and outstanding (the "Old WMC California Shares"). All of the Old WMC California Shares have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the CGCL, the Articles of Incorporation or Bylaws of WMC or any Contract to which WMC is a party or otherwise bound and are owned by WMC Delaware, free and clear of any Liens. The Old WMC California Shares are not and will not be subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Old WMC California Shares. Immediately after the Closing, there will be no shares of capital stock or other equity securities of WMC California issued, outstanding or reserved for issuance. There are no bonds, debentures, notes or other indebtedness of WMC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of WMC common stock may vote ("WMC Voting Debt"). Except as set forth above, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, or Contract of any kind to which WMC is a party or by which either of them is bound (i) obligating WMC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, WMC or any WMC Voting Debt, (ii) obligating WMC to issue, grant, extend or enter into any such option, warrant, call, right, security or Contract or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of WMC common stock. There are no outstanding contractual obligations of WMC to repurchase, redeem or otherwise acquire any shares of capital stock of WMC. WMC does not own directly or indirectly any interest or investment in any other Person except for WMC's ownership of shares in a mutual insurance company through its payment of premiums in the ordinary course of business, and WMC does not have any obligation to make any additional investments in any Person.

                  3.3      AUTHORIZATION.

                  (a) Glenayre has all necessary corporate power and authority to execute and deliver this Agreement and the Stockholders' Agreement (the "Glenayre Additional Agreement") and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the Glenayre Additional Agreement by Glenayre and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Glenayre. This Agreement has been duly and validly executed and delivered by Glenayre and as of the Closing it will have duly executed and delivered the Glenayre Additional Agreement and, assuming the due authorization, execution and delivery of this Agreement and the Glenayre Additional Agreement by Purchaser, this Agreement constitutes, and the Glenayre Additional Agreement when executed will constitute, a legal, valid and binding obligation of Glenayre enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

                  (b) GTI has all necessary corporate power and authority to execute and deliver this Agreement and the Stockholders' Agreement and the Transition Services Agreement (the "GTI Additional Agreements") and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the GTI Additional Agreements by GTI and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action on the part of GTI. This Agreement has been duly and validly executed and delivered by GTI and as of the Closing it will have executed and delivered and the GTI Additional Agreements and, assuming the due authorization, execution and delivery of this Agreement and the GTI Additional Agreements by Purchaser, this Agreement constitutes, and the GTI Additional Agreements when executed will constitute, a legal, valid and binding obligation of GTI enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

                  (c) Glenayre Electronics has all necessary corporate power and authority to execute and deliver the License Agreement and the Assignment (the "Glenayre Electronics Agreements") and to perform its obligations thereunder. The execution, delivery and performance of the Glenayre Electronics Agreements by Glenayre Electronics have been duly and validly authorized by all necessary corporate action on the part of Glenayre Electronics. As of the Closing Glenayre Electronics will have executed the Glenayre Electronics Agreements and assuming the due authorization, execution and delivery of the Glenayre Electronics Agreements (as applicable) by Purchaser, each of the Glenayre Electronics Agreements when executed will constitute a legal, valid and binding obligation of Glenayre Electronics enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

                  (d) WMC has all necessary corporate power and authority to execute and deliver this Agreement, the License Agreement and the Assignment (the "WMC Additional Agreements") and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the WMC Additional Agreements by WMC have been duly and validly authorized by all necessary corporate action on the part of WMC. This Agreement has been duly and validly executed and delivered by WMC and as of the Closing it will have duly executed and delivered each of the WMC Additional Agreements, and, assuming the due authorization, execution and delivery of this Agreement and the WMC Additional Agreements (as applicable) by Purchaser, this Agreement constitutes, and each of the WMC Additional Agreements when executed will constitute, a legal, valid and binding obligation of WMC enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

                  (e) WMC Delaware has all necessary corporate power and authority to execute and deliver this Agreement and the Stockholders' Agreement (the "WMC Delaware

Additional Agreements") and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the WMC Delaware Additional Agreements by WMC Delaware and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action on the part of WMC Delaware. This Agreement has been duly and validly executed and delivered by WMC Delaware and as of the Closing it will have duly executed and delivered each of the WMC Delaware Additional Agreements, and, assuming the due authorization, execution and delivery of this Agreement and the WMC Delaware Additional Agreements (as applicable) by Purchaser, this Agreement constitutes, and each of the WMC Delaware Additional Agreements when executed will constitute, a legal, valid and binding obligation of WMC Delaware enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

                  3.4      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth on Schedule 3.4 of the Disclosure Schedules, the execution, delivery and performance of this Agreement by Glenayre, GTI and WMC do not, the execution, delivery and performance of each of the GTI Additional Agreements, the Glenayre Additional Agreement, each of the Glenayre Electronics Agreements and each of the WMC Additional Agreements by GTI, Glenayre, Glenayre Electronics and WMC (as applicable) will not, and the consummation by GTI, WMC and Glenayre of the Transactions and compliance by GTI, WMC, Glenayre and Glenayre Electronics with the terms hereof and thereof will not, (1) conflict with or violate the Certificate or Articles of Incorporation or Bylaws of Glenayre, GTI, WMC or Glenayre Electronics, (2) violate any Law applicable to Glenayre, GTI, WMC or Glenayre Electronics or their respective properties or assets or (3) result in any breach of or constitute a default (or any event which, with notice or lapse of time or both, would become a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien (other than a Permitted Lien or as a result of the Stockholders' Agreement) upon the Old WMC Shares, the Purchased Common Shares, the Redeemed Shares or any of the properties or assets of Glenayre, GTI, Glenayre Electronics or WMC under, any provision of or pursuant to any Contract, note, bond, mortgage, deed of trust, instrument, or obligation to which WMC, Glenayre, GTI or Glenayre Electronics is a party or by which any of their respective properties or assets are bound, where in the case of clause
(3) it would have a WMC Material Adverse Effect.

                  (b) The execution, delivery and performance of this Agreement by Glenayre, GTI and WMC do not and the execution, delivery and performance of each of the GTI Additional Agreements, the Glenayre Additional Agreement, each of the Glenayre Electronics Agreements and each of the WMC Additional Agreements by Glenayre, Glenayre Electronics and WMC will not, and the consummation of the Transactions will not, require any consent, approval or authorization, license, permit or order of or registration, declaration or filing with or notification to, any Governmental Authority by or with respect to Glenayre, GTI, Glenayre

Electronics or WMC except for (1) applicable requirements if any, of the Securities Act or Blue Sky Laws, (2) filings required to be made by Purchaser and GTI or Glenayre under the HSR Act, (3) those that may be required solely by reason of the participation of Purchaser (as opposed to any other third party) in the Transactions, and (4) as disclosed in Schedule 3.4 of the Disclosure Schedules.

                  3.5 FINANCIAL STATEMENTS. Schedule 3.5 of the Disclosure Schedules contains the unaudited financial statements of WMC as of and for the years ended December 31, 1997 and December 31, 1998, respectively, and as of and for the six-month period ended June 30, 1999 (collectively, the "Financial Statements"). Except as disclosed on Schedule 3.5 of the Disclosure Schedules, each of the Financial Statements presents fairly in all material respects the financial position and results of operations of WMC at the dates and for the fiscal periods then ended in accordance with GAAP consistently applied (except for the lack of footnotes).

                  3.6 SUBSEQUENT EVENTS. Except as set forth on Schedule 3.6 of the Disclosure Schedules or reflected on the Balance Sheet, since June 30, 1999 WMC has been operated in the ordinary course and substantially in the same manner as previously conducted and there has not been:

                  (a)      any WMC Material Adverse Effect;

                  (b) any dividend paid or other distribution made on or with respect to WMC's capital stock;

                  (c) any sale or other disposition of any material assets or material interests owned or possessed by WMC, other than sales of inventory occurring in the ordinary course of Business consistent with past practices and prior periods;

                  (d) any damage, destruction or loss of such character as to interfere materially with the continued operation of any part of the Business (whether or not such loss was insured against);

                  (e) any borrowings, loans or advances by or to WMC, except for routine travel advances and intercompany loans which will be eliminated as of the Closing Date (through treatment as dividends or otherwise);

                  (f)     any change in accounting practices or policies by WMC;

                  (g) any cancellation by WMC of any material indebtedness owing to it, or any cancellation or settlement by WMC of any material claims against others, except for any intercompany loans which are eliminated as of the Closing Date;

                  (h) any increase in the compensation, incentive or severance arrangements or other benefits to any officer or employee of WMC (other than any incentive bonuses to be paid by Glenayre or GTI to officers or employees of WMC in connection with the Transactions); or

                  (i) any change in method of accounting with respect to Taxes, any change to a Tax election, any filing of an amended Tax Return, any settlement or compromise of any proceeding with respect to any material tax liability;

                  (j)      any action by WMC that would result in breach of
Section 5.2(6), (13) or (15) if such action were taken after the date of this Agreement; or

                  (k) any agreement or commitment by or on behalf of WMC to do or to take any of the actions referred to above.

                  3.7 TAX MATTERS. Except as set forth in Schedule 3.7 of the Disclosure Schedules:

                  (a) WMC and any Affiliated Group have filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax Returns required to be filed by applicable Tax Laws. All material Taxes with respect to Taxable Periods covered by such Tax Returns, and all other material Taxes for which WMC is or might otherwise be liable for such Taxable Periods, have been timely paid in full or will be timely paid in full by the due date thereof and the most recent Financial Statements reflect an adequate reserve (in accordance with GAAP), other than with respect to deferred Taxes reflecting the difference between the book and Tax basis in assets and liabilities, for all Taxes payable by WMC for all Taxable Periods and portions thereof through the date of such Financial Statements. No Liens exist for Taxes (other than Liens for Taxes not yet due and payable) with respect to any of the assets or properties of WMC. For purposes of this Section 3.7, "Affiliated Group" means any affiliated group, within the meaning of Section 1504 of the Code, of which WMC is, or since April 25, 1995 has been, a member.

                  (b) Since April 25, 1995, no Tax Returns of WMC or any Affiliated Group (with respect to Taxes attributable to WMC) have been examined by the Internal Revenue Service. No Tax Returns of WMC or any Affiliated Group (with respect to Taxes attributable to WMC) are currently under audit or examination by any taxing authority, and no written notice of any such prospective audit or examination has been received by WMC or any Affiliated Group.

                  (c) No deficiency resulting from any audit or examination by any taxing authority relating to Taxes with respect to WMC remains unpaid. Glenayre has made available to Purchaser documents setting forth the dates of the most recent audits or examinations of WMC or any Affiliated Group by any taxing authority in respect of Taxes related to WMC for all Taxable Periods since April 25, 1995.

                  (d) Except for this Agreement, none of WMC or any Affiliated Group (i) is party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes attributable to WMC (including any advance pricing agreement, closing agreement or other agreement relating to such Taxes with any taxing authority), or (ii) has any liability for the Taxes of any other person under Treasury Regulation ss. 1.1502-6(a) (or any similar provision of state, local or foreign
Law), or as a transferee or successor, by contract or otherwise.

                  (e) The Financial Statements as of December 31, 1998 properly reflected all deferred revenue for WMC as of December 31, 1998 in accordance with GAAP. As of December 31, 1998, none of WMC or any Affiliated Group shall be required to include in a Taxable Period ending after the Closing Date taxable income attributable to income of WMC that accrued in a prior Taxable Period but was not recognized in any prior Taxable Period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of any other Tax Law, or for any other reason.

                  (f) None of Glenayre, GTI or any of their Affiliates has made with respect to WMC or any property held by WMC any consent under Section 341 of the Code; no property of WMC is "tax exempt use property" within the meaning of Section 168(h) of the Code; WMC is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954; and none of the assets of WMC is subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

                  (g) None of WMC or any Affiliated Group has currently in effect any agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax with respect to WMC. None of WMC or any Affiliated Group has requested any extension of time within which to file any Tax Return relating to WMC, which return has not yet been filed. No power of attorney with respect to any Taxes is currently in effect with any taxing authority relating to WMC.

                  (h) WMC and any Affiliated Group have complied in all material respects with all applicable Laws (or have accrued in accordance with GAAP any liability for such failure on its books and records) relating to the payment and withholding of Taxes by WMC (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any other Tax Laws).

                  (i) WMC has delivered or made available to Purchaser complete and correct copies of (i) all material separate or pro forma Tax Returns of WMC since April 25, 1995 and (ii) all material private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by or agreed to by or on behalf of WMC since April 25, 1995.

                  (j) Schedule 3.7 of the Disclosure Schedules sets forth each jurisdiction in which WMC joins or has joined for any Taxable Period ending after 1995 in the filing of any consolidated, combined or unitary Tax Return.

                  (k) WMC is not "United States real property holding corporation" within the meaning of Section 897 of the Code.

                  (l) Glenayre is not a "foreign person" within the meaning of Section 1445 of the Code.

                  (m) Schedule 3.7 of the Disclosure Schedules sets forth, as of December 31, 1998, the amount of any net operating loss carryforwards of WMC. The net operating loss carryforwards are not subject to any limitation on use under Section 382 of the Code or otherwise.

                  3.8      EMPLOYEES AND FRINGE BENEFIT PLANS.

                  (a) Schedule 3.8(a) of the Disclosure Schedules lists each material employment, bonus, commission, deferred compensation, pension, stock option, stock appreciation right, employee stock ownership, profit-sharing, retirement, medical, vacation, retiree medical, severance pay plan or arrangement, and each other material agreement or fringe benefit plan or arrangement contributed to by WMC or under which current or former employees of WMC are eligible to participate (collectively, the "Plans"). Except as disclosed in Schedule 3.8(a) of the Disclosure Schedules, none of the Plans are sponsored or maintained by WMC.

                  (b) Except as disclosed in Schedule 3.8(b) of the Disclosure Schedules, WMC has complied in all material respects with all applicable Laws relating to its employees' employment and/or employment relationships, including ERISA, employment termination Laws, employment leave Laws, wage and hour Laws, anti-discrimination Laws, employee safety Laws and workers compensation Laws.

                  3.9      TITLE TO ASSETS.

                  (a) WMC owns no real property. Schedule 3.9(a) of the Disclosure Schedules lists all leases and subleases (including amendments thereto) of real property ("Leased Property") under which WMC is a lessee or sublessee (the "Leases"). WMC has delivered to the Purchaser true and correct copies of all Leases. Except as described in Schedule 3.9(a) of the Disclosures Schedules, WMC has a valid and enforceable leasehold interest under all of the Leases, subject only to the terms and conditions set forth in the Leases and except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. WMC is not in default in any material respect (including any monetary defaults) under any Lease, and there does not exist any event which, with notice or the lapse of time or both, would constitute such a default by WMC thereunder. To the Knowledge of GTI, Glenayre and WMC, except as set forth in Schedule 3.9(a) of the Disclosure Schedules, the landlord under each Lease is not in default thereunder and there does not exist any event which with notice or the lapse of time or both would constitute a default by such landlord thereunder.

                  (b) WMC has good and valid title to all machinery and equipment, computers (excluding software and other intellectual property contained therein), furniture, parts, transportation equipment and other tangible personal property (other than Inventory) reflected on the balance sheet dated as of June 30, 1999 included in the Financial Statements (the "Balance Sheet"), plus any such additional tangible personal property acquired after June 30, 1999, and less any such tangible personal property disposed of in the ordinary course of Business after June

30, 1999 (the "Equipment"), in each case free and clear of all Liens, except for Permitted Liens and those Liens set forth on Schedule 3.9(b) of the Disclosure Schedules. All the Equipment has been maintained in all material respects in accordance with the past practice of WMC and generally accepted industry practice. All leased personal property of WMC is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

                  (c) WMC will have good and valid title to all inventory to be reflected on the Closing Balance Sheet (the "Inventory"), in each case free and clear of all Liens, except for Permitted Liens, those Liens set forth on Schedule 3.9(c) of the Disclosure Schedules and Customer Liens. As of June 30, 1999, the value of Loaned Inventory was less than $450,000 and the value of the Rented Inventory was less than $45,000. Except as set forth in Schedule 3.9(c) of the Disclosure Schedules, since June 30, 1999, there have not been any write-downs of the value of, or establishment of any reserves against, any inventory, except for write-downs and reserves in the ordinary course of Business and consistent with past practice which have not had, either individually or in the aggregate, a WMC Material Adverse Effect.

                  (d) Except as set forth on Schedule 3.9(d) of the Disclosure Schedules, all accounts receivable of WMC to be reflected on the Closing Balance Sheet (the "Receivables") will have arisen from bona fide transactions in the ordinary course of Business and will constitute valid and enforceable claims of WMC. The Receivables will be free and clear of all Liens, except for Permitted Liens and those Liens set forth on Schedule 3.9(d) of the Disclosure Schedules. Since June 30, 1999, there have not been any write-offs as uncollectible of any notes or accounts receivable of WMC, except for write-offs in the ordinary course of Business and consistent with past practice which have not had, either individually or in the aggregate, a WMC Material Adverse Effect.

                  (e) Schedule 3.9(e) of the Disclosure Schedules sets forth, as of the date of this Agreement, a list of (1) all patents, trademark, service mark, corporate name, domain name, trade name and copyright registrations, and all applications for any of the foregoing, owned by WMC or used by WMC in conducting the Business (the "Registered Intellectual Property"); and (2) all Contracts of WMC relating to licenses of the WMC Intellectual Property (as defined below) to third parties other than Contracts entered into in the ordinary course of the Business. The WMC Intellectual Property owned by WMC is referred to herein as the "Owned WMC Intellectual Property" and the WMC Intellectual Property licensed by WMC from other Persons is referred to herein as the "Licensed WMC Intellectual Property." Except as set forth on Schedule 3.9(e) of the Disclosure Schedules, WMC owns or has a license to use the Registered Intellectual Property and all trade secrets, computer software, technology, know-how and all other intellectual property and other proprietary rights necessary for the conduct of the Business (collectively, the "WMC Intellectual Property") without payment to any other Person. Except as set forth in Schedule 3.9(e) of the Disclosure Schedules, WMC owns and possesses all right, title and interest in and to the Owned WMC Intellectual Property free and clear of any Liens except for Permitted Liens. The rights of WMC under all material Contracts with respect to the Licensed WMC Intellectual Property are valid and enforceable by WMC in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. Except as set forth in Schedule 3.9(e) of the Disclosure Schedules, (1) WMC has no claim(s) pending or asserted (or, to GTI's, Glenayre's and WMC's Knowledge, threatened or unasserted) against any other Person relating to the WMC Intellectual Property;
(2) no other Person has any claim(s) asserted (or, to GTI's, Glenayre's and WMC's Knowledge, threatened or unasserted) against WMC relating to the WMC Intellectual Property; and (3) the Owned WMC Intellectual Property does not infringe, and to GTI's, Glenayre's and WMC's Knowledge the Business does not infringe, on any intellectual property owned or controlled by any other Person.

                  (f) Except as set forth in Schedule 3.9(f), Schedule 3.10 or Schedule 3.17 of the Disclosure Schedules or any agreement which is related to the Transactions or the Financing, WMC is not a party to or bound by any:

                  (1) written (or material oral) employment agreement or contract that has an aggregate future liability for any 12-month period in excess of $100,000, except for an employment agreement or contract terminable at will by WMC without cost or penalty in excess of $25,000;

                  (2) covenant of WMC not to compete or other covenant of WMC restricting in any material respect the development, manufacture, marketing, distribution or sale of the products and services of WMC;

                  (3) agreement, contract or other arrangement with (A) GTI, Glenayre or any Affiliate of GTI (other than WMC) or (B) any officer, director or employee of WMC, GTI or any Affiliate of GTI (other than employment agreements covered by Section 3.9(f)(1) or Plans described on Schedule 3.8(a) of the Disclosure Schedules);

                  (4) lease, sublease or similar agreement with any Person (other than WMC) under which WMC is a lessor or sublessor of, or makes available for use to any Person (other than WMC), (A) any Leased Property or (B) any portion of any premises otherwise occupied by WMC;

                  (5) (A) continuing Contract for the future purchase of materials, supplies or equipment, (B) management, service, consulting or other similar type of contract, in any such case which has an aggregate future liability for any 12-month period to any Person (other than WMC) in excess of $100,000 and is not terminable by WMC by notice of not more than 60 days without cost or penalty in excess of $25,000 per agreement or contract;

                  (6) material Contract relating in whole or in part to WMC Intellectual Property (including any license or other agreement under which WMC is licensee or licensor of any such WMC Intellectual Property), except for non-disclosure agreements entered into with employees of WMC in the ordinary course of Business and licenses of WMC Intellectual Property in connection with the sale of WMC products in the ordinary course of Business;

                  (7) Contract under which WMC has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person (other than WMC) or any other note, bond, debenture or other evidence of indebtedness issued to any Person (other than WMC);

                  (8) Contract (including so-called take-or-pay or keep-well agreements) under which (A) any Person (including WMC) has directly or indirectly guaranteed indebtedness, liabilities or obligations of WMC or (B) WMC has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person, in each case other than endorsements for the purpose of collection in the ordinary course of Business;

                  (9) Contract under which WMC has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than WMC), other than routine travel advances;

                  (10) mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon any property or asset of WMC (other than a Permitted Lien or a Lien disclosed on the Disclosure Schedules);

                  (11) Contract providing for indemnification of any Person with respect to liabilities relating to any current or former business of WMC, other than any indemnification included in sales orders or Contracts in the ordinary course of Business;

                  (12) a material Contract not made in the ordinary course of Business;

                  (13) a confidentiality agreement, other than confidentiality agreements entered into by employees of WMC with WMC in the ordinary course of Business;
                  (14) a Contract (including a sales order) involving the obligation of WMC to deliver products or services for payment of more than $100,000 or extending for a term more than 180 days from the date of this Agreement, in each case unless terminable without material payment or penalty upon no more than 60 days' notice;

                  (15) a Contract for the sale of any material asset of WMC (other than inventory sales in the ordinary course of Business) or the grant of any preferential rights to purchase any such asset or requiring the consent of any party to the transfer thereof;

                  (16) a currency exchange, interest rate exchange, commodity exchange or similar Contract;

                  (17) a Contract for any joint venture, partnership or similar arrangement;

                  (18) a Contract providing for the services of any dealer, distributor, sales representative, franchisee or similar representative involving the payment or receipt over the life of such Contract in excess of $100,000 by WMC;

                  (19) a Contract providing for the provision of advertising services and involving the payment or receipt over the life of such Contract in excess of $75,000 by WMC;

                  (20) any Contract pursuant to which WMC is entitled to receive aggregate payments thereunder in excess of $100,000 after the date of this Agreement in any calendar year;

                  (21) other Contract to which WMC is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any Person (other than WMC) in excess of $100,000 and is not terminable by WMC by notice of not more than 60 days without cost or penalty; or

                  (22) a Contract other than as set forth above to which WMC is a party or by which it or any of its assets or the Business is bound or subject that is material to the Business.

                  Except as set forth in Schedule 3.09(f) or 3.10 of the Disclosure Schedules, all Contracts required to be listed in the Disclosure Schedules pursuant to clauses (1) through (22) above (the "Material Contracts") are valid, binding and in full force and effect and the rights of WMC under all Material Contracts are valid and enforceable by WMC in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. WMC has performed all material obligations to be performed by it to date and is not in default in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default) under the Material Contracts. To the Knowledge of GTI, Glenayre and WMC, the other party to each Material Contract is not in default thereunder in any material respect (nor does any circumstance exist which with notice or the passage of time or both, would result in such a default.) None of GTI, Glenayre or WMC has, except as disclosed in the applicable Disclosure Schedule, received any written notice of the intention of any party to terminate any Material Contract. Purchaser has been supplied with a true and correct copy of each of the written Material Contracts and a general description of all oral Material Contracts.

                  3.10 PERSONAL PROPERTY LEASES. Schedule 3.10 of the Disclosure Schedules sets forth (i) all leases by WMC of tangible personal property to any other Person and (ii) all leases by WMC of tangible personal property from any other Person, for each lease under clause (i) or (ii) with a term of 12 months or greater or which include annual payments in excess of $50,000 (collectively, "Personal Property Leases"). The rights of WMC under all Personal Property Leases are valid and enforceable by WMC in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies and shall be in full force and effect without penalty in accordance with their terms upon the consummation of the Transactions. WMC is not in default in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default) under the Personal Property Leases. To the

Knowledge of GTI, Glenayre and WMC, the other party to each Personal Property Lease is not in default thereunder in any material respect (nor does any circumstance exist which, with notice or the passage of time, or both, would result in such a default). Purchaser has been supplied with a true and correct copy of each of the written Personal Property Leases or, in the case of Personal Property Leases described in Item #1 of Schedule 3.10 of the Disclosure Schedules the form of such lease attached as Attachment 11 to such Schedule, and a general description of all material oral Personal Property Leases.

                  3.11 LAWFULLY OPERATING. Except as set forth on Schedule 3.11 of the Disclosure Schedules, WMC has complied in all material respects and is in compliance in all material respects with all Laws applicable to WMC, including those relating to occupational health and safety. This Section 3.11 does not relate to Environmental Laws. Except as set forth in Schedule 3.11 of the Disclosure Schedules, none of GTI, Glenayre or WMC has received any written communication during the past two years from a Governmental Authority that alleges that WMC is not in compliance in any material respect with any Laws. WMC validly holds and is in compliance in all material respects with all material permits, licenses, bonds, approvals, franchises, certificates (including certificates of occupancy), registrations, accreditations and other governmental authorizations necessary for the conduct of the Business (collectively, "Permits"). Schedule 3.11 of the Disclosure Schedules sets forth a true and complete list of all Permits. None of the Permits are subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement, the WMC Additional Agreements or the Glenayre Additional Agreements or the consummation of the Transactions. All of the Permits which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of WMC shall be deemed included under this warranty.

                  3.12 LITIGATION. Except as set forth on Schedule 3.12 of the Disclosure Schedules, there are no actions, suits, proceedings (including any arbitration proceedings), judgments, settlements, decrees, injunctions or orders outstanding, pending or, to GTI's Glenayre's and WMC's Knowledge, threatened against WMC, or pending or threatened by WMC against any Person, or which WMC intends to initiate, at law or in equity, or before or by any Governmental Authority. Except as set forth in Schedule 3.12 of the Disclosure Schedules, to the Knowledge of GTI, Glenayre and WMC, there are no unasserted claims of the type that would be required to be disclosed in Schedule 3.12 of the Disclosure Schedules if counsel for the claimant had contacted GTI, Glenayre or WMC and which if asserted would have at least a reasonable possibility of an adverse determination and would have a WMC Material Adverse Effect. Except as described on Schedule 3.12 of the Disclosure Schedules, to GTI's, Glenayre's and WMC's Knowledge, there are no investigations or claims pending or threatened against WMC before or by any Governmental Authority. Except as set forth on Schedule
3.12 of the Disclosure Schedules, neither WMC is not subject to any judgment, order or decree of any Governmental Authority.

                  3.13 LABOR MATTERS. WMC is not a party to any collective bargaining agreement or other contract with a labor union. To the Knowledge of GTI, Glenayre and WMC, except as set forth on Schedule 3.13 of the Disclosure Schedules, (i) there is, and during the past two years there has been, no labor strike, material labor dispute, work stoppage or lockout pending or, to the Knowledge of GTI, Glenayre and WMC, threatened against WMC; (ii) no union organizational campaign is in progress with respect to the employees of WMC and no question concerning representation exists respecting such employees;
(iii) WMC is not engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against WMC pending or, to the Knowledge of GTI, Glenayre and WMC, threatened before the National Labor Relations Board; (v) there are no pending or, to the Knowledge of GTI, Glenayre and WMC, threatened charges against WMC before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vi) none of GTI, Glenayre or WMC has received written notice during the past two years of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of WMC and, to the Knowledge of GTI, Glenayre and WMC, no such investigation is in progress.

                  To the Knowledge of GTI, Glenayre and WMC, no employee of WMC is a party to or bound by any Contract of any nature, or subject to any judgment, decree or order of any Governmental Authority, that may interfere with the use of such person's best efforts to promote the interests of WMC or conflict with the Business or the Transactions if such interference or conflict would have a WMC Material Adverse Effect. To the Knowledge of GTI, Glenayre and WMC, no activity of any employee of WMC as or while an employee has caused a violation of any employment contract, confidentiality agreement, patent disclosure agreement, or other contract or agreement which would have a WMC Material Adverse Effect. To the Knowledge of GTI, Glenayre and WMC, neither the execution and delivery of this Agreement, nor the conduct of the Business by the employees of WMC will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any such employees are now obligated if such conflict or breach would have a WMC Material Adverse Effect.

                  3.14 BANK ACCOUNTS AND DEPOSITORIES. Schedule 3.14 of the Disclosure Schedules lists (i) all bank and savings accounts, certificates of deposits, lock boxes, safe deposit boxes and other depositories of WMC and the names of all Persons authorized to draw or sign thereon or to have access thereto, (ii) true and correct copies of all corporate borrowing, depository and transfer resolutions and those Persons entitled to act thereunder and (iii) a true and correct list of all powers of attorney granted by WMC and those Persons authorized to act thereunder.

                  3.15 BROKERS. There is no Contract by GTI, Glenayre, WMC or any of their Affiliates with any Person that may result in the obligation of WMC, WMC Sub or Purchaser to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the Transactions. GTI has entered into an agreement with Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") for investment banking services in connection with the Transactions, and GTI or Glenayre shall pay, or cause to be paid, all of the fees and expenses of DLJ in connection therewith.

                  3.16 ENVIRONMENTAL LAWS. WMC has complied in all material respects and are in compliance in all material respects with all Environmental Laws and WMC holds, and is in compliance in all material respects with, all environmental permits necessary for the operation of the Business. None of WMC, Glenayre, GTI or Glenayre Electronics has received any written notice, claim, report or other information regarding any violation or alleged violation by WMC of, or liability or alleged liability of WMC under, Environmental Laws. To the Knowledge of GTI, Glenayre and WMC, there are no Hazardous Substances on, in, or under any property currently or formerly owned or operated by WMC and WMC has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Substance at any location , or owned or operated any facility at any location in a manner that has given or would give rise to any liabilities or investigative, corrective or remedial obligations, of Purchaser or WMC pursuant to CERCLA or any other Environmental Laws. WMC has not retained or assumed by contract or operation of law any material liability or obligation of another Person under any Environmental Law. To the Knowledge of GTI, Glenayre and WMC, there are no past or present facts, circumstances or conditions that reasonably could be expected to give rise to any material liability of WMC under any Environmental Law. All reports, audits assessments and other similar documents in the possession of GTI, Glenayre or WMC relating to any material liability of WMC under any Environmental Law or Hazardous Substance have been provided to Purchaser.

                  3.17 INSURANCE. Schedule 3.17 of the Disclosure Schedules contains a description of each insurance policy maintained by or on behalf of WMC with respect to its properties, assets and the Business. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

                  3.18 AFFILIATIONS. Except as set forth on Schedule 3.18 of the Disclosure Schedules, there are currently no intercompany Contracts or services provided to or on behalf of WMC by GTI, Glenayre or any of their Affiliates and after the Closing neither GTI, Glenayre or any of their Affiliates will have any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the Business. Neither Glenayre, GTI nor any of their Affiliates has any direct ownership interest in any Person with which WMC competes or has a material business relationship.

                  3.19 CORPORATE NAME. Except as set forth in Schedule 3.19 of the Disclosure Schedules, without limiting the generality of Section 3.9(e), to the Knowledge of GTI, Glenayre and WMC, WMC (i) has the exclusive right to use its name as the name of a corporation in any jurisdiction in which WMC does business and (ii) have not received any notice of conflict during the past two years with respect to the rights of others regarding the corporate names of WMC. Except as set forth in Schedule 3.19 of the Disclosure Schedules, to the Knowledge of GTI, Glenayre and WMC, no Person is presently authorized by GTI, Glenayre or WMC to use the name of WMC. GTI and Glenayre have previously delivered to Purchaser copies of any Contracts to which any of them is a party granting any authorizations of the type referred to in the previous sentence.

                  3.20 EFFECT OF TRANSACTION. Except as set forth in Schedule
3.20 of the Disclosure Schedules, no creditor, key employee, major customer or other Person having a material business relationship with WMC has informed GTI, Glenayre or WMC that such Person intends to change such relationship because of the Transactions where such change would have an WMC Material Adverse Effect.

                  3.21 DISCLOSURE. No representation or warranty of GTI or Glenayre contained in this Agreement, the Disclosure Schedules or the certificate referred to in Section 6.2(a) contains or will contain any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                  3.22 SUPPLIERS. Except as set forth in Schedule 3.22 of the Disclosure Schedules, between June 30, 1999 and the date of this Agreement, WMC has not entered into or made any material Contract for the purchase of merchandise other than in the ordinary course of Business consistent with past practice. Except for the suppliers named in Schedule 3.22 of the Disclosure Schedules, WMC does not have any supplier from whom it purchased more than 5% of the merchandise which it purchased during its most recent full fiscal year. Except as set forth in Schedule 3.22 of the Disclosure Schedules, since June 30, 1999, to the Knowledge of GTI, Glenayre and WMC, there has not been (i) any material adverse change in the business relationship of WMC with any supplier of merchandise named in Schedule 3.22 of the Disclosure Schedules or (ii) any material adverse change in the supply agreements or related arrangements with any such supplier.

                  3.23 CUSTOMERS. Except for the customers named in Schedule
3.23 of the Disclosure Schedules, WMC does not have any customer to whom it made more than 5% of its sales during its most recent full fiscal year. Except as set forth in Schedule 3.23 of the Disclosure Schedules, since June 30, 1999, to the Knowledge of GTI, Glenayre and WMC, there has not been (i) any material adverse change in the business relationship of WMC with any customer named in Schedule 3.23, or (ii) any material adverse change in the sales agreements or related agreements with any such customer. During the past two years, WMC has received no customer complaints concerning its products and services, nor has it had any of its products returned by a purchaser thereof, other than complaints and returns which have not, and are not likely to have, individually a WMC Material Adverse Effect.

                  3.24 PRIVATE OFFERING. Neither GTI, Glenayre, WMC, nor any of their Affiliates nor anyone acting on their behalf has issued, sold or offered any security of WMC to any Person under circumstances that would cause the issuance and sale of the Purchased Common Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. Neither GTI nor Glenayre, WMC, any of their Affiliates nor anyone acting on their behalf will offer any WMC Common Stock or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Purchased Common Shares subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of Purchaser contained in Section 4.5 are true and correct, the sale and delivery of the Purchased

Common Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

                  3.25     YEAR 2000 COMPLIANCE.

                  (a) Except as set forth in Schedule 3.25 of the Disclosure Schedules, to the Knowledge of GTI, Glenayre and WMC, all computer systems, software, hardware, equipment, data bases and related assets ("Systems") owned or used by the Business are Year 2000 Compliant (as defined below). Except as set forth in Schedule 3.25 of the Disclosure Schedules, all Systems developed by WMC and included in the Inventory and products sold by the Business are Year 2000 Compliant, and all other Systems included in or used by such Inventory or products sold by the Business are, to the Knowledge of GTI, Glenayre and WMC, Year 2000 Compliant.

                  (b) The Term "Year 2000 Compliant", with respect to a System, means that such System: (i) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (ii) has the ability to provide date recognition for any data element without limitation; (iii) has the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) has the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the year 2000; (vi) has the ability to process correctly after January 1, 2000, data containing dates before that date; and (vii) has the ability to recognize all "leap year" dates, including February 29, 2000.


                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Purchaser hereby represents and warrants to GTI and Glenayre that:

                  4.1 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted, to enter into this Agreement and the Purchaser Additional Agreements and to consummate the Transactions.

                  4.2 AUTHORIZATION. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the Stockholders' Agreement and the Transition Services Agreement (the "Purchaser Additional Agreements"), to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Purchaser Additional Agreements by Purchaser and the consummation by Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and as of the Closing it will have duly executed and delivered the Purchaser Additional Agreements, and, assuming the due authorization, execution and delivery of this Agreement and the Purchaser Additional Agreements (as applicable) by Glenayre, WMC and GTI, this Agreement constitutes, and the Purchaser Additional Agreements upon execution will constitute, a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally, and by such principles of equity as may affect the availability of equitable remedies.

                  4.3      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution, delivery and performance of this Agreement by Purchaser do not, the execution and delivery and performance of the Purchaser Additional Agreements by Purchaser will not and the consummation by Purchaser of the Transactions and compliance by Purchaser with the terms hereof and thereof will not, (1) conflict with or violate the Certificate of Incorporation or Bylaws of Purchaser, (2) violate any Law applicable to Purchaser or (3) result in any breach of or constitute a default (or any event which, with notice or the passage of time or both, would result in a default) under or pursuant to, any material Contract, note, bond, mortgage, deed of trust, instrument, or obligation to which Purchaser is a party.

                  (b) The execution, delivery and performance of this Agreement by Purchaser do not, the execution, delivery and performance of the Purchaser Additional Agreements will not, and the consummation of the Transactions will not, require any consent, approval, authorization, license, permit order of, or registration, declaration or filing with or notification to, any Governmental Authority by or with respect to Purchaser, except for (1) applicable requirements, if any, of the Securities Act, or Blue Sky Laws, (2) filings required to be made by Purchaser and GTI or Glenayre under the HSR Act and (3) those that may be required solely by reason of the participation of Glenayre, GTI and WMC (as opposed to any other third party) in the Transactions.

                  4.4 NO LITIGATION. As of the date hereof, there are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Authority or arbitration tribunal against Purchaser or any of its Affiliates,
(ii) lawsuits, actions or proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Affiliates, or (iii) investigations by any Governmental Authority which are, to the knowledge of Purchaser, pending or threatened against Purchaser or any of its Affiliates, and which, in the case of each of clauses (i), (ii) and (iii), have a material adverse effect on the ability of Purchaser to consummate the Transactions.

                  4.5      INVESTMENT REPRESENTATIONS.

                  (a) Purchaser is acquiring the Purchased Common Shares for investment purposes only, for its own account for the purpose of investment and not with a present view for the resale thereof in connection with any distribution or public offering thereof in violation of the Securities Act.

                  (b) Purchaser understands that the Purchased Common Shares have not been registered under the Securities Act or any Blue Sky Laws and that, accordingly, the Purchased Common Shares will not be transferable except pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act and any applicable Blue Sky Laws or upon satisfaction of such requirements.

                  (c) Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act).

                  4.6 BROKERS. There is no Contract by Purchaser with any Person that may result in the obligation of GTI or Glenayre to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the Transactions.


                                    ARTICLE 5

                                    COVENANTS

                  5.1      COVENANTS OF PURCHASER, GTI AND GLENAYRE.

                  (a) During the period from the date hereof and continuing until the Closing Date (except as expressly contemplated or permitted hereby, or to the extent Purchaser consents in writing (which consent shall not be unreasonably withheld or delayed) in the case of GTI's and Glenayre's obligations and to the extent GTI and Glenayre consent in writing (which consent shall not be unreasonably withheld or delayed) in the case of Purchaser's obligations, each of GTI, Glenayre and Purchaser covenants with the others that, insofar as the obligations relate to it and subject to the terms and conditions of this Agreement, it shall cooperate and use its reasonable efforts to cause the conditions to the other party's obligation to close the Transactions as provided in Article 6 to be fulfilled as expeditiously as is reasonably practicable.

                  (b) Purchaser, Glenayre and GTI shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 150 days after the Closing to ensure the orderly transition of WMC from Glenayre and GTI to Purchaser and to minimize any disruption to the respective businesses of Glenayre, GTI, Purchaser or WMC that might result from the Transactions. After the Closing, upon reasonable written notice, Purchaser, Glenayre and GTI shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, such information and assistance relating to WMC as is reasonably necessary for financial reporting and accounting matters, litigation matters, the preparation and filing of any Tax Returns, reports or forms or the defense of any Tax claim or assessment. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.1(b). No party shall be required by this Section 5.1(b) to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Purchaser, the business or operations of WMC).

                  (c) Glenayre, GTI and Purchaser agree that, from the date hereof through the Closing Date, no public release or announcement concerning the Transactions shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

                  (d) Each of Glenayre, GTI and Purchaser shall as promptly as practicable, but in no event later than five Business Days following the execution and delivery of this Agreement, file or cause to be filed with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the Acquisition and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Purchaser, Glenayre and GTI shall furnish to the other parties such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Glenayre, GTI and Purchaser shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Glenayre, GTI and Purchaser shall use its reasonable efforts to obtain any clearance required under the HSR Act for the Acquisition. Any such supplemental information shall be in substantial compliance with the HSR Act. Each party shall bear its own expenses in connection with such filings under the HSR Act.

                  (e) On the Closing Date, Glenayre and GTI shall deliver or cause to be delivered to Purchaser all agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records"), if any, in the possession of Glenayre and GTI relating to the Business to the extent not then in the possession of WMC, subject to the following exceptions:

                           (1) Purchaser recognizes that certain Records may contain incidental information relating to WMC or may relate primarily to subsidiaries or divisions of Glenayre and GTI other than WMC, and that Glenayre and GTI may retain such Records;

                           (2) Glenayre and GTI may retain all Records prepared in connection with the sale of the Purchased Common Shares and the Redeemed Shares, including bids received from other parties and analyses relating to WMC; and

                           (3) Glenayre and GTI may retain any Tax Returns, reports or forms, and Purchaser shall be provided with copies of such returns, reports or forms only to the extent that they relate to WMC's separate returns or separate Tax liability.

                  (f) WMC shall be permitted to pay any cash dividends or other distributions in cash to Glenayre prior to the Closing with respect to the outstanding capital stock of WMC to the extent that cash is accrued on the books and records of WMC.

                  (g) The parties shall reasonably cooperate prior to the Closing to ensure that the Redemption complies with the applicable corporate law requirements, including (i) making any adjustments in the Redemption Price and the Purchase Price so long as the economic benefits to Purchaser and Glenayre, and the relative ownership of WMC stock immediately after the Closing, remain the same or (ii) causing WMC to re-incorporate in Delaware if the Redemption would satisfy the statutory requirements of the Delaware General Corporation Law and the requirements for "recap accounting." The parties shall also reasonably cooperate to make such other changes in the Transactions prior to the Closing so long as neither Purchaser nor Glenayre is adversely affected by any such change.

                  (h) Except as otherwise provided in the Transition Services Agreement, Glenayre, GTI and Purchaser agree that GTI and Glenayre shall have no obligation to continue to provide any insurance coverage for WMC after the Closing.

                  5.2 COVENANTS OF GTI AND GLENAYRE. GTI and Glenayre covenant and agree with Purchaser that during the period from the date hereof and continuing until the Closing Date (except as expressly contemplated or permitted hereby or by the other Transactions or the Financing, or to the extent that Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

                  (a) WMC shall carry on and conduct the Business only in the ordinary course in substantially the same manner as previously conducted and shall use all reasonable efforts consistent with past practices to preserve intact its present Business organization, maintain its rights and preserve its relationships with customers, suppliers, employees and others having business dealings with it.

                  (b) GTI and Glenayre shall allow all designated officers, attorneys, accountants and other representatives of Purchaser access at all reasonable times during regular business hours to WMC's records and files, correspondence and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the Business, as Purchaser shall reasonably request.

                  (c) Without limiting the generality of Section 5.2, except as disclosed in Schedule 5.2(c) of the Disclosure Schedules or as otherwise specifically contemplated by this Agreement or by the other Transactions or the Financing, GTI and Glenayre will not and will not permit WMC to:

                           (1) change any provision of the Articles of Incorporation or Bylaws of WMC;

                           (2) except as contemplated by this Agreement with respect to the Transactions, change the number of shares of the authorized, issued or outstanding capital stock of WMC, redeem or otherwise acquire any shares of capital stock of WMC or issue or grant any option, warrant, right or agreement to purchase the capital stock of WMC;

                           (3) make any capital expenditures (or enter into any leases required to be capitalized under GAAP) individually in excess of $50,000 or in the aggregate in excess of $150,000, other than reasonable expenditures necessary to maintain existing assets in good working order and repair, reasonable wear and tear excepted;

                           (4) execute, terminate, cancel or materially amend any Material Contract or enter into any material commitment or transaction, in each case not in the ordinary course of Business;

                           (5) grant any severance or termination pay to any service provider, except for severance benefits paid to employees of WMC consistent with WMC's past practices;

                           (6) abandon, cancel, transfer or dispose of any rights to the WMC Intellectual Property, in whole or in part, except licenses of WMC Intellectual Property in connection with the sale of WMC products in the ordinary course of Business consistent with past practice;

                           (7) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                           (8) take, or agree (in writing or otherwise) to take, any action which would make any of the representations or warranties or covenants of Glenayre or GTI contained in this Agreement materially untrue or incorrect;

                           (9) adopt or amend in any material respect any Benefit Plan or collective bargaining agreement, except as required by Law;

                           (10) grant to any officer or employee any increase in compensation or benefits, except in the ordinary course of Business consistent with past practice or as may be required under existing agreements and except for any increases for which GTI or Glenayre shall be solely obligated;

                           (11) permit any of its assets to become subjected to any Lien which would have been required to be set forth in Schedules 1.1(a), 3.9(b), 3.9(c), 3.9(d) or 3.9(f) of the Disclosure Schedules if existing on the date of this Agreement;

                           (12) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

                           (13) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Glenayre, GTI or any of their Affiliates (other than WMC);

                           (14) make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

                           (15) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof or otherwise acquire any assets (other than inventory) which are material, individually or in the aggregate, to WMC;

                           (16) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to WMC except sales of inventory in the ordinary course of Business consistent with past practice;

                           (17) modify, amend, terminate or permit the lapse of any lease of real property or any lease of any material personal property, except modifications or amendments associated with renewals of existing leases in the ordinary course of Business as to which Purchaser shall be permitted to participate; or

                           (18) agree in writing (or otherwise if legally
binding) to do any of the foregoing.

                  (d) Without the prior written consent of Purchaser, GTI and Glenayre shall not knowingly take any action which would cause or would be reasonably likely to cause any of the conditions to the Transactions set forth in Article 6 not to be fulfilled.

                  (e) Glenayre and GTI shall keep confidential, and cause their Affiliates and instruct their officers, directors, employees and advisors to keep confidential, all confidential information relating to WMC and the Business, except as required by Law or administrative process and except for information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this
Section 5.2(e). The covenant set forth in this Section 5.2(e) shall terminate five years after the Closing Date.

                  (f) Glenayre and GTI shall keep, or cause to be kept, all insurance policies set forth in Schedule 3.17 of the Disclosure Schedules, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date.

                  (g) On the Closing Date, Glenayre and GTI shall, to the extent permitted under such agreements, assign to Purchaser their rights under all confidentiality agreements entered into by Glenayre or GTI with any Person in connection with the proposed sale of WMC to the extent such rights relate to WMC. Copies of such confidentiality agreements shall be provided to Purchaser on the Closing Date.

                  (h) Glenayre and GTI shall have the continuing obligation until the Closing promptly to supplement or amend the Disclosure Schedules hereto with respect to any material matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that
(i) no supplement or amendment to such Schedules shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Section 6.3; and (ii) if any supplement or amendment to such Schedule shall not constitute a condition which permits Purchaser, in its sole and absolute discretion, to refuse to close the Transactions in accordance with Section 6.3, then such supplement or amendment shall not have any effect for the purpose of determining the indemnification obligations of Glenayre and GTI under Article 7.

                  (i) Glenayre and GTI shall promptly notify Purchaser of, and furnish Purchaser any information it may reasonably request with respect to, the occurrence to Glenayre's or GTI's Knowledge of any event or condition or the existence to Glenayre's or GTI's Knowledge of any fact that would cause any of the conditions to Purchaser's obligation to consummate the Transactions not to be fulfilled.

                  (j) To the extent permitted by applicable Law, Glenayre and GTI covenant that all licenses, permits and authorizations which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of WMC shall be duly and validly transferred to WMC without consideration prior to the Closing on or as soon thereafter as practicable, and that the warranties, representations, covenants and conditions contained in this Agreement shall apply to the same as if held by WMC as of the date hereof.

                  (k) Glenayre and GTI covenant that prior to the Closing Date all intercompany receivables and payables in respect of WMC shall be eliminated.

                  (l) Glenayre and GTI agree to cooperate with Purchaser in obtaining the Financing, including by making officers and employees of WMC available to meet with prospective Financing sources and causing WMC to execute and deliver such agreements, consents, certificates, resolutions and other documents as are true and accurate and necessary or desirable in connection with the Financing.

                  5.3 COVENANTS OF PURCHASER. Purchaser covenants with GTI and Glenayre that, during the period from the date hereof and continuing until the Closing Date (except as expressly contemplated or permitted hereby, or to the extent that GTI and Glenayre shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed), Purchaser shall not knowingly take any action which would cause or would be reasonably likely to cause any of the conditions to the Transactions set forth in Article 6 not to be fulfilled. Purchaser shall promptly notify Glenayre and GTI of, and furnish Glenayre and GTI any information they may reasonably request with respect to, the occurrence to Purchaser's knowledge of any event or condition or the existence to Purchaser's knowledge of any fact that would cause any of the conditions to Glenayre's and GTI's obligations to consummate the Transactions not to be fulfilled.

                  5.4      CERTAIN BENEFIT PLANS.

                  (a) Purchaser shall provide the employees of WMC with employee benefits that are substantially equivalent to those provided to other employees holding similar positions with Purchaser ("Purchaser's Benefit Plans"). Purchaser shall use reasonable efforts to cause Purchaser's Benefit Plans to give employees of WMC credit under Purchaser's Benefit Plans (i) for their service with WMC prior to the Closing Date for purposes of any eligibility, vesting, waiting periods or pre-existing condition limitations otherwise applicable under any of

Purchaser's Benefit Plans and (ii) for amounts paid under GTI's employee benefit plans toward any applicable deductibles, co-payments and out-of-pocket limits as though such amounts had been paid in accordance with the terms and conditions of Purchaser's Benefit Plans.

                  (b) Glenayre shall cause WMC to withdraw as a participating "Employer" under (and as defined in) the Glenayre Technologies, Inc. 401(k) Profit Sharing Plan (the "Glenayre 401(k) Plan"), effective as of the Closing Date, and from and after the Closing Date, WMC shall have no right, power, discretion, control or authority over, or any rights or interests in or to, the Glenayre 401(k) Plan or any of its assets, trusts or other funding media. Employees of WMC shall be deemed to have separated from service under the Glenayre 401(k) Plan on the Closing Date and shall be eligible to be paid their vested benefits in accordance with the terms and provisions of the Glenayre 401(k) Plan.

                  (c) All employees of WMC who are participants in the medical care and dependent care spending account plan maintained by GTI or an Affiliate of GTI ("Glenayre's Spending Accounts") as of the Closing Date shall become participants in substantially equivalent medical care and dependent care spending accounts established for such employees by Purchaser ("Purchaser's Spending Accounts"). Any elections made by employees of WMC with respect to Glenayre's Spending Accounts shall remain in effect and no change in elections shall be effected as a result of such employees' becoming participants in Purchaser's Spending Accounts. No later than 15 days after the Closing Date, GTI shall provide Purchaser with information concerning the amount elected by each employee of WMC to be contributed to each of Glenayre's Spending Accounts for the plan year of the Closing, the amount of all benefit payments made to such employees from Glenayre's Spending Accounts for such plan year until the Closing Date and the outstanding balances in each of Glenayre's Spending Accounts for each such employee as of immediately prior to the Closing Date. Not later than 60 days following the Closing Date, GTI shall transfer, or cause to be transferred, to Purchaser the net aggregate account balances (positive and negative) in Glenayre's Spending Accounts for such employees of WMC. In consideration of such transfer, Purchaser shall pay from Purchaser's Spending Accounts all eligible expenses incurred during the plan year of the Closing by such employees of WMC (whether before or after the Closing Date) which are unpaid as of the Closing Date in accordance with the policies in effect with respect to Purchaser's Spending Accounts for all participants.

                  (d) On or as soon as practicable after the Closing Date (but in no event later than 10 Business Days after the Closing Date), Glenayre shall make payment to the key employees of WMC, which employees shall be selected by Glenayre prior to the Closing Date, of bonuses (as previously disclosed to Purchaser) in respect of such employees' participation in the consummation of the Transactions.

                  (e) As of the Closing Date, WMC shall transfer all assets and liabilities in respect of all current or former WMC employees who may participate in the 1999 Deferred Compensation Plan to GTI; thereafter, WMC shall have no liability under such Deferred Compensation Plan or any other GTI or Glenayre Plan with respect to any current or former WMC employees, except as otherwise provided in Section 5.4(c).

                  5.5 TAX MATTERS. GTI, Glenayre and Purchaser hereby covenant and agree as follows with respect to certain Tax matters:

                  (a) GTI or Glenayre shall be responsible for, shall prepare or cause to be prepared, and shall timely file or cause to be timely filed, all Tax Returns of WMC and/or WMC Delaware that are required to be filed on or prior to the Closing Date; and GTI or Glenayre shall cause WMC and/or WMC Delaware to pay and be responsible for all Taxes due with respect to such Tax Returns. GTI and Glenayre shall be responsible for, shall prepare or cause to be prepared, and shall timely deliver to Purchaser for filing, and Purchaser shall timely file, with the appropriate taxing authorities, all separate corporate income and franchise Tax Returns of WMC and/or WMC Delaware for Taxable Periods ending on or prior to the Closing Date that are required to be filed after the Closing Date. Purchaser shall be responsible for all other Tax Returns of WMC and/or WMC Delaware that are required to be filed after the Closing Date (taking into account extensions); provided, however, that for any Taxable Period of WMC and/or WMC Delaware that includes (but does not end on) the Closing Date, Glenayre shall reimburse WMC and/or WMC Delaware for the Taxes attributable through the Closing Date to the extent (but only to the extent) not accrued (without taking into account any accruals for deferred taxes reflecting differences between the tax and book bases in assets and liabilities) in calculating the Closing Net Worth. WMC and/or WMC Delaware shall be responsible for the payment of all Taxes accrued in calculating the Closing Net Worth.

                  (b) To the extent permitted by Law and consistent with prior year practice, GTI shall include, or cause to be included, WMC and/or WMC Delaware in the United States consolidated federal income Tax Returns of GTI and all other consolidated, combined or unitary income and franchise Tax Returns of GTI for WMC and/or WMC Delaware's Taxable Periods ending on or prior to the Closing Date and for that portion of WMC and/or WMC Delaware's then current Taxable Period that has elapsed as of the Closing Date. GTI and Purchaser shall, to the extent permitted by applicable Law, elect with the relevant state taxing authorities where WMC and/or WMC Delaware files a separate income and franchise Tax Return to close the Taxable Period of WMC and/or WMC Delaware as of the Closing Date. WMC and/or WMC Delaware shall close its books as of the close of business on the Closing Date, and Purchaser shall deliver to GTI within 120 days following the Closing Date all information in the possession of Purchaser or WMC and/or WMC Delaware that is necessary or appropriate for GTI to include, or cause to be included, WMC and/or WMC Delaware in such consolidated, combined or unitary Tax Returns and for the preparation of the separate state Tax Returns.

                  (c) GTI, Glenayre and Purchaser shall reasonably cooperate, and shall cause their respective officers, employees, agents, auditors and representatives to reasonably cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all Taxable Periods relating to Taxes. Purchaser recognizes that GTI, Glenayre and their agents and representatives may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by WMC and/or WMC Delaware to the extent such records and information pertain to events occurring on or prior to the Closing Date and were used in the preparation of Tax Returns. Purchaser agrees that (i) from and after the Closing Date, Purchaser shall, and shall cause WMC and/or WMC Delaware to, (A) retain and maintain such records until such time as GTI and Glenayre reasonably agree that such retention and maintenance is no longer necessary, and (B) allow GTI, Glenayre and their agents and representatives, at GTI's or Glenayre's expense, to inspect, review, and make copies of such records as GTI or Glenayre may reasonably deem necessary or appropriate from time to time, such activities to be conducted during normal business hours, and (ii) Purchaser shall not, and shall cause each of WMC and/or WMC Delaware not to, dispose of any of such records without first providing GTI and Glenayre with an opportunity to take possession of such records or to make copies thereof prior to any such disposal.

                  (d) Whenever any taxing authority asserts, or threatens to assert, a claim, makes or threatens to make, an assessment or otherwise disputes or affects the Tax reporting position of WMC and/or WMC Delaware for any Taxable Period ending on or prior to the Closing Date, Purchaser shall promptly inform GTI and Glenayre in writing provided, GTI and Glenayre have an indemnification obligation to Purchaser with respect to such Taxes pursuant to this Agreement. At GTI's and Glenayre's cost and election (which election shall be exercised by written notice to Purchaser within 30 days after Purchaser has so informed GTI and Glenayre), GTI, Glenayre or their Affiliates shall control any proceedings and shall determine whether and when to settle any such claim; provided, however, that GTI, Glenayre or their Affiliates shall obtain WMC and/or WMC Delaware's consent (which shall not be unreasonably withheld or delayed) if such settlement could reasonably be expected to have the effect of increasing the future Tax liability of Purchaser or WMC and/or WMC Delaware. GTI and Glenayre agree, or agree to cause their Affiliates, to consult with Purchaser and keep Purchaser informed with respect to the status of any discussion, proposal or submission with respect to any such claim, audit or similar proceeding. If GTI and Glenayre do not exercise such election to control such proceedings, then Purchaser shall control such proceedings and shall consult with GTI and Glenayre and keep GTI and Glenayre informed with respect to the status of any discussion, proposal or submission with respect to any such claim, audit or similar proceeding and shall not agree to any settlement thereof without the prior written consent of GTI and Glenayre, which consent shall not be unreasonably withheld.

                  (e) If there is an audit adjustment with respect to Taxes of WMC and/or WMC Delaware based on income (including adjustments relating to deductions or credits) in a pre-Closing Taxable Period that produces a Tax benefit to Purchaser in a post-Closing Taxable Period, Purchaser shall pay to GTI an amount equal to Purchaser's Tax benefit.

                  (f) All refunds or credits of Taxes for or attributable to Taxable Periods of WMC and/or WMC Delaware ending on or before the Closing Date shall be for the account of GTI, other than any Tax refunds or credits accrued (i) in calculating the Closing Net Worth or (ii) attributable to a carryback of a net operating loss or similar tax attribute to a Post-Closing Taxable Period of WMC and/or WMC Delaware to the extent permitted by Section 5.5(g), in each case which will be for the account of Purchaser. Purchaser, GTI or Glenayre, as the case may be, shall cause to be forwarded to the other party or to reimburse the other party for any such refunds or credits immediately after such receipt or realization thereof. All refunds or credits of Taxes for or attributable to Taxable Periods of WMC and/or WMC Delaware ending after the Closing Date shall be for the account of Purchaser, and, if GTI or any Affiliates of GTI receives or realizes any such refund or credit, GTI or such Affiliate shall forward to Purchaser or reimburse Purchaser for any such refunds or credits immediately after such receipt or realization thereof by GTI or such Affiliate.

                  (g)    Purchaser shall not carryback, or cause WMC and/or
WMC Delaware to carryback (and shall make or cause WMC and/or WMC Delaware to make any available election not to carryback), any net operating loss to any pre-Closing Taxable Period of WMC and/or WMC Delaware nor shall Purchaser file any claims for any refunds with respect to any such pre-Closing Taxable Period for federal or state Taxes with respect to any such net operating losses, except to the extent required by applicable Law.

                  (h) All Tax sharing agreements and similar agreements (other than the provisions of this Agreement) between WMC and/or WMC Delaware and any other corporation shall be terminated as of the Closing Date, and there shall be no liability to Purchaser, GTI or Glenayre under any such agreement following the Closing Date.

                  (i) GTI and Purchaser shall jointly make an election described in Section 338(h)(10) of the Code and any corresponding election under state, local or foreign Tax Laws for which a separate election is permissible with respect to Purchaser's acquisition of the Purchased Common Shares under this Agreement (the "Section 338(h)(10) Election"); provided, however, that no corresponding election shall be made under the Tax Laws of California. GTI and Purchaser agree to report the transfers under this Agreement consistent with the
Section 338(h)(10) Election, and shall take no position contrary thereto unless required to do so by applicable Tax Laws pursuant to a Determination (as defined by Section 1313(a) of the Code). Purchaser shall be responsible for the preparation and filing of all returns, documents, statements or other forms that are required to be submitted to any federal, state, county or other local Governmental Authority in connection with the Section 338(h)(10) Election (including any "statement of section 338 election" and the United States Internal Revenue Service Form 8023, together with any schedules or attachments thereto, that are required pursuant to Treasury Regulation ss. 1.338-1 or 1.338(h)(10)-1) (collectively, the "Section 338 Forms") in accordance with applicable Tax Laws and the terms of this Agreement. GTI shall execute and deliver to Purchaser such documents or forms as are reasonably requested and are required by any Tax Laws to properly complete the Section 338 Forms, at least 30 days prior to the date such Section 338 Forms are required to be filed. Purchaser and GTI have entered into an agreement (the "Allocation Agreement") concerning the computation of the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the assets of WMC and/or WMC Delaware and the allocation of such Aggregate Deemed Sale Price among such assets. Purchaser and GTI shall use their best efforts to revise the Allocation Agreement to the extent necessary to reflect any differences, if any, between the estimated Closing Balance Sheet and the Closing Balance Sheet no later than 60 days before the last date on which the Section 338(h)(10) Election may be filed. If, 60 days before the last date on which the Section 338(h)(10) Election may be filed, Purchaser and GTI have not revised the Allocation Agreement as described above, any disputed aspects of such revision shall be resolved before the last date on which the Section 338(h)(10) Election may be filed by a national or international accounting firm mutually agreed upon by Purchaser and GTI having no material relationship with either Purchaser or GTI. The costs, expenses and fees of such accounting firm shall be borne equally by WMC and/or WMC

Delaware and GTI. Purchaser and GTI agree to act in accordance with the allocations contained in the Allocation Agreement in any relevant returns or similar filings.

                  (j) GTI shall be responsible for filing any amended consolidated, combined or unitary Tax Returns for any Taxable Period ending on or prior to the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such Taxable Period as finally determined; provided, however, that no such Tax Return shall be filed without the prior written consent of Purchaser (which shall not be unreasonably withheld or delayed) if such Tax Return would have the effect of materially increasing the Tax liability for WMC and/or WMC Delaware or materially reducing any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or other credit or tax attribute of WMC and/or WMC Delaware which could reduce Taxes of WMC and/or WMC Delaware after the Closing (including deductions and credits related to alternative minimum Taxes). For those jurisdictions in which separate Tax Returns are filed by WMC and/or WMC Delaware, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by GTI and furnished to WMC and/or WMC Delaware for approval, signature and filing at least 15 days prior to the due date for filing such Tax Returns.

                  (k) After the date of this Agreement, none of GTI, Glenayre or WMC and/or WMC Delaware or any Affiliated Group shall, as to WMC and/or WMC Delaware, make or change any Tax election, change an annual Tax Accounting period, adopt or change any Tax election, change an annual Tax Accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax Claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment, if any such election, adoption, change, amendment, agreement, settlement, surrender or consent would have the effect of materially increasing the Tax liability of WMC and/or WMC Delaware or materially reducing any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute of WMC and/or WMC Delaware which could reduce Taxes of WMC and/or WMC Delaware after the Closing (including deductions and credits related to alternative minimum Taxes) without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed).

                  (l) GTI agrees that it shall not elect to reattribute to itself pursuant to Treasury Regulation ss. 1.1502-20(g) any net operating loss carryovers or net capital loss carryovers of WMC and/or WMC Delaware.

                  (m) GTI agrees to elect to allocate any consolidated limitation under Section 382 of the Code to WMC and/or WMC Delaware to provide the maximum use of any net operating loss carryovers of WMC and/or WMC Delaware.

                  (n) Prior to the Closing, GTI shall cause WMC and/or WMC Delaware to settle all Outstanding Tax Claims and pay all amounts owing by WMC and/or WMC Delaware, including interest and penalties, incurred by WMC and/or WMC Delaware in connection therewith.

                  5.6 MAINTENANCE OF RECORDS. Glenayre, GTI and Purchaser each agrees that it will maintain, or in the case of Purchaser cause WMC to maintain, for at least six years after the Closing Date (or for such longer period as may be required by applicable Law) the books, records, and documents of WMC existing on the Closing Date retained by it or, in the case of Purchaser, retained by WMC (collectively, "WMC Records"). For so long as each party is required pursuant to this Section to maintain WMC Records, such party shall or, in the case of Purchaser shall cause WMC to, permit the other party, during normal business hours and upon reasonable prior notice, access to, with the right to copy at such other party's expense, all WMC Records to the extent related to the other party's legitimate business purpose.

                  5.7 FURTHER ASSURANCES. GTI, Glenayre and Purchaser each hereby covenants and agrees with the others that at any time and from time to time it will promptly execute and deliver to the other such further assurances, instruments and documents and take such further action as the other may reasonably request in order to carry out the full intent and purpose of this Agreement, including (i) all actions reasonably requested in order to obtain the Financing contemplated by the Commitment Letter, and (ii) all actions necessary to obtain, prior to the Closing Date, all licenses, certificates, permits, consents, approvals, authorizations and orders of Governmental Authorities and parties to contracts relating to the Business as are necessary for the consummation of the Transactions. At WMC's request, GTI shall cause Glenayre Electronics to assign, or enforce for WMC's benefit (at WMC's sole cost and expense), all rights of WMC under nondisclosure agreements or international distributor agreements or other agreements, in each case pertaining to the Business, entered into by GTI or its Affiliates.

                  5.8 FEES AND EXPENSES. GTI, Glenayre and Purchaser shall each bear their own respective expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Transactions, including the fees and expenses of their respective counsel, investment bankers, accountants and consultants. WMC shall not pay or agree to pay any third-party out-of-pocket fees or expenses (other than incidental expenses that are not material in the aggregate) in connection with the negotiation and preparation of this Agreement and the consummation of the Transactions or the Financing.

                  5.9      NON-COMPETE; NON-SOLICITATION.

                  (a) In further consideration of the Purchase Price to be paid hereunder (and in recognition of the fact that Glenayre and GTI have had the opportunity to become familiar with the trade secrets of WMC and other confidential information of WMC, each of Glenayre and GTI agrees that, until the third anniversary of the Closing Date (the "Noncompete Period"), neither it nor any of its Affiliates shall directly or indirectly own any interest in, manage or control or any Person engaged in, or in any manner engage in, the Business (or any part of the Business that competes in any material respect with WMC) anywhere in the world; provided that nothing in this Section 5.9(a) shall prohibit Glenayre or GTI or their respective Affiliates from (1) being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded; (2) engaging in any business conducted by GTI or any Affiliate of GTI (other than WMC or WMC Sub) on the Closing Date; (3) depleting its current inventory of satellite receiver products (less than 70 units in stock) manufactured by GTI or its

Affiliates; (4) selling products manufactured by third parties that may compete with the products manufactured or sold by WMC so long as (A) the products do not bear a Glenayre trademark and (B) such products are sold in connection with the sale of products by GTI or its Affiliates which are otherwise permitted by this
Section 5.9(a); and (5) engaging in any business competing with the Business if
(A) such competition results from an acquisition by GTI or any Affiliate of GTI (whether by stock or asset acquisition, merger, consolidation or otherwise) of the business of another Person (the portion of such business acquired from such Person that competes with the Business being referred to herein as the "Acquired Competing Business"), (B) the net sales derived from such Acquired Competing Business are less than $25,000,000 during the last 12 months before such acquisition and constitute 15% or less of the total net sales of the business acquired from such other Person as of the date of such acquisition and (C) GTI or its Affiliate promptly offers Purchaser the option to purchase the Acquired Competing Business from Glenayre or its Affiliate on substantially the same terms and conditions as Glenayre or its Affiliate acquired the Acquired Competing Business and if Purchaser does not exercise that option by notice to Glenayre or its Affiliate within 60 days from receipt by Purchaser of such offer, Glenayre or its Affiliate shall (i) within 30 days following receipt by Glenayre of Purchaser's notice, engage a nationally recognized investment banking firm reasonably acceptable to Purchaser to sell such Acquired Competing Business, (ii) within 60 days after engaging such firm, distribute offering materials to prospective purchasers and WMC and (iii) establish as a preliminary deadline for offers for the Acquired Competing Business a date which is no later than six months following the engagement of the investment banking firm, in each case time being of the essence. Nothing shall preclude WMC from bidding for the Acquired Competing Business in such process. Subject to the foregoing, Glenayre or its Affiliate shall in any event divest such Acquired Competing Business within 18 months after the acquisition thereof. In addition, the restrictions of this Section 5.9(a) shall terminate upon a Change in Control of GTI.

                  (b) Prior to the second anniversary of the Closing Date, none of Glenayre or GTI or their respective Affiliates shall induce or attempt to induce any employee of WMC to leave the employ of WMC or hire any person who is employed by WMC as of the Closing Date or who was employed by WMC within 90 days prior to being hired by Glenayre or GTI or their respective Affiliates, provided that following a Change of Control that occurs before the second anniversary of the Closing Date, the provisions of this Section 5.9(b) shall continue until the third anniversary of the Closing Date.

                  (c) If, at the time of enforcement of this Section 5.9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. Each of Glenayre and GTI agrees that the restrictions contained in this Section 5.9 are reasonable.

                                    ARTICLE 6

                                   CONDITIONS

                  6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE THE TRANSACTIONS. The respective obligation of each party to close the Transactions shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, except to the extent that the parties hereto may mutually waive in writing any one or more thereof in whole or in part:

                  (a) There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success),
(A) challenging or seeking to restrain or prohibit the Transactions or seeking to obtain from Purchaser, GTI, Glenayre or WMC and/or WMC Delaware in connection with the Transactions any damages that are material, (B) seeking to prohibit or limit the ownership or operation by Purchaser or WMC and/or WMC Delaware of any material portion of the business or assets of Purchaser or WMC and/or WMC Delaware, to compel Purchaser or WMC and/or WMC Delaware to dispose of or hold separate any material portion of the business or assets of Purchaser or WMC and/or WMC Delaware in each case as a result of the Transactions, (C) seeking to impose any material limitations on the ability of Purchaser to acquire or hold, or exercise full rights of ownership of, the Purchased Common Shares, including the right to vote the Purchased Common Shares on all matters properly presented to the stockholders of WMC and/or WMC Delaware or (D) seeking to prohibit Purchaser from effectively controlling in any material respect the Business.

                  (b) All consents, authorizations, orders and approvals of any Governmental Authority or filings or registrations with any Governmental Authority (including the expiration or termination of the waiting period under the HSR Act) required in connection with the execution, delivery and performance of this Agreement or necessary to permit Purchaser and WMC to conduct the Business following the Closing shall have been obtained or made, except for filings required to be made after the Closing Date and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a WMC Material Adverse Effect.

                  (c) No temporary restraining order, preliminary or permanent injunction, cease and desist order or other legal prohibition preventing the purchase and sale of the Purchased Common Shares shall be in effect.

                  6.2 CONDITIONS TO OBLIGATIONS OF GTI AND GLENAYRE TO CLOSE THE TRANSACTIONS. The obligations of GTI and Glenayre to close the Transactions shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, except to the extent that GTI and Glenayre may, in their sole and absolute discretion, waive in writing any one or more thereof in whole or in part:

                  (a) The representations and warranties of Purchaser made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing. Purchaser shall have delivered to GTI and Glenayre a certificate dated the Closing Date and signed by an authorized officer of Purchaser confirming the foregoing.

                  (b) GTI and Glenayre shall have received from Purchaser certified copies of resolutions adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the Purchaser Additional Agreements and the Transactions.

                  (c) GTI and Glenayre shall have received the Stockholders' Agreement, duly executed by Purchaser.

                  6.3 CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE THE TRANSACTIONS. The obligations of Purchaser to close the Transactions shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, except to the extent that Purchaser may, in its sole and absolute discretion, waive in writing any one or more thereof in whole or in part:

                  (a) The representations and warranties of GTI and Glenayre made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date(in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). GTI and Glenayre shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by GTI and Glenayre by the time of the Closing. GTI and Glenayre shall each have delivered to Purchaser a certificate dated the Closing Date and signed by an authorized executive officer of GTI or Glenayre, as applicable, confirming the foregoing.

                  (b) All consents from Governmental Authorities or filings or registrations with any Governmental Authority necessary to permit WMC to conduct the Business following the Closing and the consents set forth on
Schedule 3.4 of the Disclosure Schedules shall have been obtained or made in form and substance reasonably satisfactory to Purchaser.

                  (c) Purchaser shall have received from GTI and Glenayre certified copies of all resolutions adopted by the Board of Directors of GTI and Glenayre authorizing the execution, delivery and performance of this Agreement, the GTI Additional Agreements and the Glenayre Additional Agreement (as applicable) and the Transactions. Purchaser shall have received from Glenayre Electronics certified copies of all resolutions adopted by the Board of Directors of Glenayre Electronics authorizing the execution, delivery and performance of the Glenayre Electronics Agreements. Purchaser shall have received from GTI and Glenayre certified copies of all resolutions adopted by the Board of Directors of WMC Delaware authorizing the execution, delivery and performance of this Agreement, the WMC Delaware Additional Agreements, the Financing and the Transactions.

                  (d) Purchaser shall have received from Glenayre the resignations of the officers and directors of WMC listed on Schedule 2.2 of the Disclosure Schedules.

                  (e) WMC and Glenayre Electronics shall have entered into the Transition Services Agreement.

                  (f) Purchaser shall have received from Glenayre a certificate in the form prescribed by Treasury Regulation ss. 1.1445-2(b)(2) certifying that Glenayre is a nonforeign person for purposes of Section 1445 of the Code.

                  (g) WMC Delaware shall have received the Term Borrowing and the Drawdown in accordance with the terms, and subject to the conditions of the Commitment Letter.

                  (h) Purchaser shall have received the Stockholders' Agreement, duly executed by Glenayre, WMC Delaware and GTI.

                  (i) Purchaser shall have received reasonable assurances that WMC Sub is no longer a subsidiary of WMC.

                  (j) Purchaser shall have received the Assignment and the License Agreements, each duly executed by Glenayre Electronics and WMC.

                  (k) WMC shall have been released as a guarantor of any borrowing or other obligation of GTI, Glenayre or their Affiliates.

                  (l) The Sunnyvale Lease shall have been assigned from Glenayre Electronics to WMC, pursuant to an assignment in form and substance reasonably satisfactory to Purchaser.


                                    ARTICLE 7

                                 INDEMNIFICATION

                  7.1 INDEMNIFICATION BY GTI AND GLENAYRE. Subject to the limitations set forth in Section 7.4, GTI and Glenayre shall jointly and severally indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all Loss or Losses that any of them shall incur, arising out of
(1) the breach of any representation or warranty made by GTI or Glenayre in this Agreement; (2) any breach of any covenant to be performed by GTI or Glenayre under this Agreement; (3) any Taxes imposed on or payable by WMC which are not accrued (without taking into account any accrual for deferred taxes reflecting differences between tax and book bases in assets and liabilities) in calculating the Closing Net Worth (w) with respect to any

Taxable Period or portion thereof that ends on or before the Closing Date, (x) as a result of the Section 338(h)(10) Election with respect to the acquisition of the Purchased Common Shares as referred to in Section 5.5(i) hereof, (y) under Treasury Regulation ss. 1.1502-6(a) (or any similar provision of state, local or foreign Law) by reason of WMC being included in any consolidated, affiliated, combined or unitary group at any time on or before the Closing Date as a transferee, by contract or otherwise or (z) relating to any payments required to be made under any Tax indemnity, Tax sharing, Tax allocation agreement or similar agreement; or (4) the claim asserted by Custom Telecommunications, Inc. described in Item #2(d) of Schedule 3.9(e) of the Disclosure Schedules or (5) the conduct, operation or ownership of WMC Delaware on and prior to October 25, 1999.

                  7.2      PROCEDURE.

                  (a) If any matter shall arise that may give rise to a claim by a Purchaser Indemnified Party against GTI or Glenayre under the provisions of Section 7.1 or by a Glenayre Indemnified Party against Purchaser under the provisions of Section 7.5 (in either case, an "Indemnity Claim"), the party or parties claiming indemnification (the "Indemnified Party") shall give written notice thereof (the "Notice of Claim") to the party or parties against whom indemnification is claimed (the "Indemnifying Party") as promptly as reasonably practicable, stating the specific nature of the Indemnity Claim with reasonable detail as to the alleged basis of the Indemnity Claim and the Section of this Agreement of which a violation is alleged, provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent (and only to the extent) the Indemnifying Party shall have been prejudiced as a result of such failure. Subject to Section 5.5(d), if any Indemnity Claim is based upon any claim, demand, suit or action of any third party against an Indemnified Party (a "Third Party Claim"), then the Indemnified Party shall or, in the event Purchaser is the Indemnified Party shall cause WMC to, undertake the defense of such Third Party Claim, shall conduct such defense as would be reasonable and prudent Person to whom no indemnity were available and shall permit the Indemnifying Party (at its sole expense) to participate in (but not control) such defense. The Indemnified Party shall periodically consult with the Indemnifying Party and keep the Indemnifying Party informed of any settlement negotiations and the status thereof with respect to such Third Party Claim.

                  (b) If the Indemnified Party and the Indemnifying Party are unable to resolve an Indemnity Claim within 45 days after the Indemnifying Party receives the Notice of Claim, then the Indemnity Claim shall be referred by Indemnified Party to, and be settled by, binding arbitration in accordance with the then applicable Rules of Commercial Arbitration of the American Arbitration Association. The arbitration panel or arbitrator (as applicable) shall be selected as provided in Section 7.2(c). The arbitration panel or arbitrator (as applicable) shall determine the amount, if any, of the Indemnity Claim which is proper. The venue of the arbitral proceedings shall be in New York, New York. In reaching a decision, the arbitration panel or arbitrator (as applicable) shall apply the principles of law of a New York court, in applying New York law, would use in the event of litigation on the same issues. The arbitration panel or arbitrator (as applicable) shall permit and facilitate such discovery as any of the parties to the arbitration shall reasonably request. The decision rendered by the arbitration panel or arbitrator (as applicable) shall be final and binding on the Indemnified Party and then Indemnifying Party.

Judgment on the award rendered by the arbitration panel or arbitrator (as applicable) may be entered in any court having jurisdiction thereof. The fees and expenses incurred in connection with such arbitration (including attorneys' fees) shall be borne by the Indemnified Party and the Indemnifying Party in inverse proportion as they may prevail on matters resolved by such arbitration panel or arbitrator (as applicable), which proportionate allocations shall also be determined by such arbitration panel or arbitrator (as applicable) at the time judgment is rendered thereby.

                  (c) If the Indemnified Party and the Indemnifying Party cannot resolve an Indemnity Claim within the 45-day period specified in Section 7.2(b), then promptly thereafter the Indemnified Party shall name an individual to serve as an arbitrator on the arbitration panel to determine the Indemnity Claim and shall give the Indemnifying Party notice thereof; within 10 days after such notice, the Indemnifying Party shall name a second individual to serve as an arbitrator on such arbitration panel. If the Indemnifying Party does not name a second individual to serve on the arbitration panel within such 10-day period, then the arbitrator named by the Indemnified Party shall serve as the sole arbitrator. If the individual named by the Indemnifying Party and the individual named by the Indemnified Party, respectively, cannot agree on a third member within 10 days, then the selection of a third individual to serve on the arbitration panel shall be made by the American Arbitration Association or if the American Arbitration Association fails to choose an arbitrator within 15 days after request by the Indemnified Party or the Indemnifying Party, the third arbitrator shall be appointed upon the application of either the Indemnified Party or the Indemnifying Party to the United States District Court of the Southern District of New York, or, in the event the jurisdictional requirements of such Court are not satisfied, to the State Supreme Court of New York County, New York.

                  7.3 DEFINITION OF LOSS OR LOSSES. For purposes of this Agreement, "Loss" or "Losses" shall mean any and all liabilities, losses, damages, fees, fines, Taxes, penalties, costs and expenses (including reasonable accountants' and attorneys' fees) of every nature and character. The amount of any indemnified Loss hereunder shall be reduced by the amount of (i) insurance proceeds net of deductibles actually used and incidental expenses and premium increases reasonably anticipated to result therefrom, (ii) proceeds or amounts actually received from third parties directly with respect to such Loss (regardless of when received), and (iii) any actual Tax benefits which are currently realizable by the Indemnified Party in connection with or as a result of such Loss. To the extent such Loss does not give rise to a currently realizable Tax Benefit, and instead gives rise to a subsequently realized Tax benefit to the Indemnified Party, such party shall refund to the Indemnifying Party the amount of such Tax benefit when, as and if realized. The amount of any indemnifiable Loss hereunder shall also be increased by the amount of any current Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction, or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

                  7.4 LIMITATION OF GTI'S AND GLENAYRE'S LIABILITY. Notwithstanding any provision of the Agreement to the contrary, except in the case of actual common law fraud on the part of GTI, Glenayre or WMC the liability of GTI and Glenayre to Purchaser and the Purchaser Indemnified Parties shall be limited as follows:

                  (a) After the Closing GTI and Glenayre shall not be liable or responsible in any manner whatever to Purchaser or the Purchaser Indemnified Parties, whether for indemnification or otherwise, except for indemnity as expressly provided in this Article 7, and this Article 7 provides the exclusive remedy and cause of action of Purchaser or any of the Purchaser Indemnified Parties against GTI and Glenayre with respect to any matter arising out of or in connection with this Agreement or the Transactions (except for equitable relief in the nature of specific performance or injunctive relief).

                  (b) GTI and Glenayre shall not have any liability with respect to any Loss to the extent (and only to the extent) that GTI or Glenayre is prejudiced as a result of (i) Purchaser's failure to take, or cause to be taken, such action as may be reasonably necessary under the circumstances to protect its interests and to otherwise mitigate the Loss, or (ii) Purchaser's failure to provide GTI and Glenayre with prompt and continuing notice as provided in Section 5.5(d) or 7.2(a), as applicable.

                  (c) GTI and Glenayre shall not have any liability for any Loss or Losses otherwise indemnifiable under Section 7.1(1) or 7.1(4), other than with respect to breaches of Sections 3.2, 3.3, 3.7 and 3.15, Tax matters under Section 5.5 and Indemnity Claims under Section 7.1(3), to the extent of the first $750,000 on a cumulative aggregate basis, of such Loss or Losses.

                  (d) GTI and Glenayre shall not have any liability to Purchaser under Section 7.1 for any Loss or Losses, other than with respect to breaches of Sections 3.2, 3.3, 3.7 and 3.15, Tax matters under Section 5.5 and Indemnity Claims under Section 7.1(3), on a cumulative aggregate basis, in excess of 33 1/3% of the total amount of the Purchase Price (as adjusted pursuant to Section 2.3) and the Redemption Price.

                  (e) GTI and Glenayre shall not have any liability for any Loss otherwise indemnifiable under Section 7.1(1), other than with respect to breaches of Sections 3.2, 3.3, 3.7 and 3.15, Tax matters under Section 5.5 and Indemnity Claims under Section 7.1(3), arising out of any matter disclosed in all material respects in the Disclosure Schedules or in any certificate provided by GTI or Glenayre to Purchaser on or before the Closing.

                  (f) GTI and Glenayre shall not have any liability for any Loss otherwise indemnifiable hereunder with respect to which a Notice of Claim has not been given to GTI and Glenayre within the applicable time periods set forth in Section 9.1.

                  (g) Purchaser shall have no right to indemnification under Section 7.1 with respect to any Loss to the extent that the matter forming the basis for such Loss was specifically taken into account in the calculation of the Closing Net Worth (that is, no "double counting").

                  (h) The limitations of Section 7.4(c), (d) and (e) shall not apply to breaches of Sections 3.2, 3.3, 3.7 and 3.15, Tax matters under
Section 5.5 or Indemnity Claims under Section 7.1(3).

                  7.5 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify and hold harmless the Glenayre Indemnified Parties from and against all Loss or Losses that any of them incur, arising out of (1) the breach of any representation or warranty made by Purchaser in this Agreement, (2) any breach of any covenant to be performed by Purchaser under this Agreement or (3) any liability of GTI or Glenayre Electronics with respect to the Sunnyvale Lease arising following the Closing with respect to the period following the Closing.


                                    ARTICLE 8

                                   TERMINATION

                  8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date, by the mutual written consent of GTI, Glenayre and Purchaser.

                  8.2 TERMINATION BY GTI, GLENAYRE OR PURCHASER. This Agreement may be terminated and the Transactions may be abandoned by either GTI, Glenayre or Purchaser if (1) the Transactions shall not have been consummated by November 15, 1999; provided, however, that the party (or its Affiliates) seeking to terminate this Agreement pursuant to this clause (1) has not caused such failure to close by any action or inaction constituting a breach of any of its representations, warranties, commitments or agreements contained in this Agreement, or (2) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party (or its Affiliates) seeking to terminate this Agreement pursuant to this clause (2) shall have used all reasonable efforts to remove such order, decree, ruling or action or to enter into any agreement contemplated by this Agreement to be entered into prior to the Closing.

                  8.3 TERMINATION BY GTI AND GLENAYRE. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date by action or authorization of GTI and Glenayre if (1) there has been a material breach by Purchaser of any representation or warranty contained in this Agreement; (2) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Purchaser, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by GTI and Glenayre to Purchaser; or (3) all of the conditions precedent to Purchaser's obligation to close the Acquisition shall have been satisfied for at least five Business Days (other than conditions that by their terms are to be satisfied at the Closing) but Purchaser shall nevertheless willfully refuse to close the Transactions for any reason other than those set forth in Sections 8.2 and 8.4.

                  8.4 TERMINATION BY PURCHASER. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date by action or authorization of Purchaser if (1) there has been a breach by GTI or Glenayre of any representation or warranty contained in this Agreement which would be reasonably likely to have a WMC Material Adverse Effect; (2) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of GTI or Glenayre, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Purchaser to GTI and Glenayre; or (3) all of the conditions precedent to GTI's and Glenayre's obligations to close the Transactions shall have been satisfied for at least five Business Days (other than conditions that by their terms are to be satisfied at the Closing) but GTI and Glenayre shall nevertheless willfully refuse to close the Transactions for any reason other than those set forth in Sections 8.1 and 8.3.

                  8.5 EFFECT OF TERMINATION AND ABANDONMENT. Upon termination of this Agreement pursuant to this Article, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any party hereto or on the part of the respective directors, officers, employees, agents or shareholders of any of them, in each case except for the provisions of (i) the NDA relating to the obligation of Purchaser to keep confidential certain information and data obtained by it, (ii) Sections 2.1(a) and 5.8 relating to certain expenses, (iii)
Section 5.7 relating to finder's fees and broker's fees, (iv) Sections 8.1, 8.2,
8.3 and 8.4 and this Section 8.5. Nothing in this Section 8.5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                  8.6 EXTENSION; WAIVER. At any time prior to the Closing Date, GTI and Glenayre, on the one hand, or Purchaser, on the other hand, may
(1) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (2) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (3) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of GTI, Glenayre or Purchaser to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE 9

                               GENERAL PROVISIONS

                  9.1   EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
                        COVENANTS.

                  (a) The representations and warranties in this Agreement shall survive the Closing as follows:

                           (1) the representations and warranties set forth in
         Section 3.7 (Tax Matters) shall expire five years after the Closing Date, but Indemnity Claims with respect to Taxes may be made under Section 7.1(3) until the expiration of the 30 day period following the statute of limitations with respect to matters covered by Section 7.1(3);

                           (2) the representations and warranties set forth in
         Section 3.16 (Environmental Laws) shall survive until the expiration of two years after the Closing Date;

                           (3) the representations and warranties set forth in
         Section 3.2 (Capitalization), Section 3.3 (Authorization), Section 3.15 (Brokers), Section 4.2 (Authorization), Section 4.6 (Investment Representations) and Section 4.7 (Brokers) shall not terminate; and

                           (4) all other representations and warranties in this Agreement shall terminate on the later of (A) 60 days after receipt by the Purchaser of WMC's audited financial statements for the year ended December 31, 1999 and (B) April 30, 2001;

provided that any representation or warranty in respect of which indemnity may be sought under Section 7.1 and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section
9.1 if a Notice of Claim with respect to the inaccuracy or breach or potential inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought prior to such time.

                  (b) The covenants and all other agreements in this Agreement shall survive until the expiration of the applicable statute of limitations with respect to the liabilities in question.

                  9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile numbers specified below:

                  (a)      If to Glenayre:
                           GTI Acquisition Corp.
                           One Capital Place
                           P.O. Box 1034
                           Grand Cayman, British West Indies
                           Attention:  President
                           Facsimile No.:  (345) 949-8499
                           with copies to:

                           Glenayre Electronics, Inc.
                           5935 Carnegie Boulevard
                           Charlotte, North Carolina 28209
                           Attention: President
                           Facsimile No.: (704) 553-7878

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           Bank of America Corporate Center
                           100 N. Tryon Street
                           Suite 4200
                           Charlotte, NC 28202
                           Attention:  Eugene C. Pridgen
                           Facsimile No.:  (704) 331-7598

                  (b)      If to GTI:

                           Glenayre Technologies, Inc.
                           5935 Carnegie Boulevard
                           Charlotte, North Carolina 28209
                           Attention:  President
                           Facsimile No.:  (704) 553-7878

                           with a copy to:

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           Bank of America Corporate Center
                           100 N. Tryon Street
                           Suite 4200
                           Charlotte, NC 28202
                           Attention:  Eugene C. Pridgen
                           Facsimile No.:  (704) 331-7598

                  (c)      If to Purchaser:

                           WMC Holding Corp.
                           c/o Leeward Technology Partners
                           101 California Street
                           Suite 2825
                           San Francisco, CA 94111
                           Attention:  Jonathan N. Zakin
                           Facsimile No.:  (415) 772-9289
                           and:

                           WMC Holding Corp.
                           c/o Ripplewood Holding LLC
                           One Rockefeller Plaza
                           32nd Floor
                           New York, NY 10020
                           Attention:  Jeff Hendren
                           Facsimile No.:  (212) 218-2778

                           with a copy to:

                           Simpson Thacher & Bartlett
                           3373 Hillview Avenue
                           Palo Alto, CA 94304
                           Attention:  Daniel Clivner
                           Facsimile No.:  (650) 251-5002

         9.3 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Purchaser may assign this Agreement and its rights and obligations hereunder in connection with a merger or consolidation involving WMC or in connection with a sale of stock or assets of WMC or other disposition of WMC or the Business. Notwithstanding the foregoing, without the consent of Glenayre and GTI, (a) Purchaser may assign its right to purchase the Purchased Common Shares or any portion thereof hereunder and its related obligations hereunder (including with respect to Employees) to an Affiliate of Purchaser and (b) Purchaser may assign its rights hereunder by way of security and such secured party may assign such rights by way of exercise of remedies; provided, however, that no assignment shall limit or affect the assignor's obligations hereunder. Subject to the preceding sentences, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of this Section 9.3 shall be void.

                  9.4 ENTIRE AGREEMENT. Except for the Non-Disclosure Agreement, dated as of June 25, 1999, between GTI and Ripplewood Holdings (the "NDA"), this Agreement (together with the other agreements contemplated hereunder) and the Disclosure Schedules constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

                  9.5 AMENDMENT. This Agreement may not be modified or amended, except by an instrument in writing signed on behalf of Glenayre, GTI and Purchaser.

                  9.6 GOVERNING LAW. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the United States and those of the State of New York applicable to contracts made and to be performed wholly within such state and without regard to the conflict of laws principles thereof.

                  9.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  9.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                  GTI ACQUISITION CORP.


                                  By: s/ John C. Berens
                                     ------------------------
                                  Name: John C. Berens
                                  Title: President


                                  GLENAYRE TECHNOLOGIES, INC.


                                  By: s/ Clarke H. Bailey
                                     ------------------------
                                  Name: Clarke H. Bailey
                                  Title: Chairman


                                  WESTERN MULTIPLEX CORPORATION, a
                                  California corporation


                                  By: s/ Stanley Ciepcielinski
                                     ------------------------
                                  Name: Stanley Ciepcielinski
                                  Title: C.F.O.


                                  WESTERN MULTIPLEX CORPORATION, a
                                  Delaware corporation


                                  By: s/ Jeffrey M. Hendren
                                     ------------------------
                                  Name: Jeffrey M. Hendren
                                  Title: Secretary


                                  WMC HOLDING CORP.


                                  By: s/ Jeffrey M. Hendren
                                     ------------------------
                                  Name: Jeffrey M. Hendren
                                  Title: Vice President

                                                                       EXHIBIT 2



                        INTELLECTUAL PROPERTY ASSIGNMENT
                        --------------------------------

                  THIS ASSIGNMENT dated this 1st day of November, 1999, from GLENAYRE ELECTRONICS, INC. ("Electronics"), a Colorado corporation having a place of business at 5935 Carnegie Boulevard, Charlotte, North Carolina 28209, on behalf of itself, its parent corporation Glenayre Technologies, Inc. ("GTI"), and all of their respective subsidiaries except WMC (collectively, "Assignors") to WESTERN MULTIPLEX CORPORATION, a California corporation having a place of business at 1196 Borregas Avenue, Sunnyvale, California 94089 ("WMC").

                  WHEREAS, pursuant to the Glenayre Omnibus Intellectual Property Agreement effective December 31, 1994 ("Omnibus Agreement"), Electronics was designated as sole owner of all present and future intellectual property rights of Electronics, GTI and their wholly-owned subsidiaries;

                  WHEREAS, after GTI acquired all of the outstanding capital stock of WMC in April 1995 (the "Glenayre Acquisition"), and WMC became a wholly-owned subsidiary thereof, an addendum to the Omnibus Agreement was executed as of June 20, 1995 (the "Addendum"), whereby all intellectual property rights of WMC were assigned to Electronics, except for certain trademarks scheduled in the Addendum;

                  WHEREAS, pursuant to the Acquisition Agreement by and among GTI, GTI Acquisition Corp. ("Glenayre"), and WMC dated as of September 30, 1999 ("Acquisition Agreement"), Glenayre, a wholly-owned subsidiary of GTI that owned the shares of WMC as of such date, has agreed to sell the shares of WMC to WMC Holding Corp.; and

                  WHEREAS, now that WMC shall no longer be a subsidiary of Glenayre, Assignors wish to assign to WMC, and WMC wishes to accept the assignment of all of intellectual property rights that WMC transferred to Electronics pursuant to the Addendum, and to confirm its ownership of all intellectual property rights that have remained the property of WMC and were never transferred to Electronics;

                  NOW, THEREFORE, for good and valuable consideration (including that recited in the Acquisition Agreement), the receipt and sufficiency of which is hereby acknowledged, Assignors hereby assign, transfer and convey to WMC, its successors, assigns and nominees forever, any and all of Assignors' entire right, title and interest to and under the following:

                  1. all intellectual property rights (including without limitation, all patents, patent applications, inventions, copyrights and copyrightable works, software, mask works, databases, technology, systems, know-how, processes, formulae, designs, blueprints, models, confidential or proprietary information) that (i) WMC or its predecessor owned prior to the Glenayre Acquisition, or (ii) WMC developed independent from Assignors after the Glenayre Acquisition, to the extent that Assignors claim any ownership interest in the foregoing, either pursuant to the Addendum or otherwise;

                  2. U.S. Patent Application Serial No. 09/033,507, "Method and Apparatus for Isolating High-Frequency Signals in a Multi-Layer Printed Circuit Board" (filed March 2, 1998) and a continuing U.S. Patent Application Serial No. 09/053,045, "Method and Apparatus for Isolating High-Frequency Signals in a Printed Circuit Board" (filed April 1, 1998), and all reissues, re-examinations, continuations, continuations-in-part, divisions, inventions, trade secrets, technology and know-how related thereto (together with 1, the "Assigned IP");

                  3. any and all other rights, priorities and privileges provided under United States, state or foreign law, or multinational law, compact, treaty, protocol, convention or organization, with respect to the foregoing, and any and all rights in, to and under any and all licenses and other agreements and documents relating to any of the Assigned IP ("Related Rights");

                  4. any and all rights to sue at law or in equity for any infringement, imitation, impairment, distortion, dilution or other unauthorized use or conduct in derogation of the Assigned IP or Related Rights occurring prior to the Closing Date (as defined in the Acquisition Agreement), including the right to receive all proceeds and damages therefrom; and

                  5. any and all rights to obtain renewals, reissues, re-examinations, continuations, continuations-in-part, divisions, extensions or other legal protections pertaining to the Assigned IP or Related Rights.

                  6. To the extent that Assignors do not claim any ownership interest in any of the Assigned IP or Related Rights, or any other intellectual property owned or used by WMC, this Assignment shall serve as an acknowledgment and confirmation by Assignors of WMC's continuing ownership of such intellectual property and a disclaimer of all current and future ownership rights therein. Without limiting the generality of the foregoing, Assignors confirm that WMC has been and remains the owner of (i) the trademarks scheduled to the Addendum as remaining with WMC; namely:

                  WM, WESTERN MULTIPLEX CORPORATION AND DESIGN (U.S. Reg. No. 1,317,724);

                  WM AND DESIGN (U.S. Reg. No. 1,298,505); and

                  WESTERN MULTIPLEX, WESTERN MULTIPLEX CORPORATION, WM AND DESIGN (common law);

(ii) the trademarks WM WESTERN MULTIPLEX CORPORATION (U.S. Reg. No. 2,067,842) and WM & DESIGN (U.S. Reg. No. 2,076,271); and (iii) the Internet domain name "www.wirelessinterconnect.com" and all systems, equipment and intellectual property rights used on or in connection with, or otherwise related to the Internet web site operated in connection with such domain name, including all hardware, software, applications, site content, graphics, audiovisual displays, "look and feel," trademarks and logos (except as otherwise provided in the Acquisition Agreement), networks, connectivity, and all rights in any third-party licenses or other agreements relating to such web site.

                  7. WMC, its successors and assigns, shall hold the rights to the Assigned IP and Related Rights for and during the existence of the foregoing, as fully and as entirely as the same would have been held and enjoyed by Assignors had this Assignment not been made. Assignors agree that all Assigned IP and Related Rights are no longer covered or governed by, or subject to the Omnibus Agreement and/or the Addendum.

                  8. This Assignment is effective as of the Closing Date. Assignors shall, at WMC's expense but without further consideration, comply with any reasonable request by WMC to execute any additional documents and to take any further action necessary to protect, secure, vest and record good, valid and marketable title to the foregoing Assigned IP and Related Rights in WMC.

                  9. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered as of the date first above written.


                            GLENAYRE ELECTRONICS, INC.
                            (on behalf of itself and all other Assignors)


                            By:__________________________________________
                            Name:
                            Title:
                            Date:


                            WESTERN MULTIPLEX CORPORATION


                            By:__________________________________________
                            Name:
                            Title:
                            Date:

                                                                       EXHIBIT 3

                          INTELLECTUAL PROPERTY LICENSE
                          -----------------------------

                  THIS LICENSE AGREEMENT dated this 1st day of November, 1999, by and between GLENAYRE ELECTRONICS, INC. ("Electronics"), a Colorado corporation having a place of business at 5935 Carnegie Boulevard, Charlotte, North Carolina 28209, on behalf of itself, its parent corporation Glenayre Technologies, Inc., and all of their respective subsidiaries except WMC (collectively, "Glenayre") and WESTERN MULTIPLEX CORPORATION, a California corporation having a place of business at 1196 Borregas Avenue, Sunnyvale, California 94089 ("WMC").

                  WHEREAS, pursuant to the Glenayre Omnibus Intellectual Property Agreement effective December 31, 1994 ("Omnibus Agreement"), Electronics was designated as sole owner of all present and future intellectual property rights of Electronics, GTI and their wholly-owned subsidiaries and granted a royalty-free and non-exclusive license to all such entities other than itself to use such intellectual property rights;

                  WHEREAS, after GTI acquired all of the outstanding capital stock of WMC in April 1995 (the "Glenayre Acquisition"), and WMC became a wholly-owned subsidiary thereof, an addendum to the Omnibus Agreement was executed as of June 20, 1995 (the "Addendum"), whereby WMC was bound to the Omnibus Agreement as if it were an original party thereto;

                  WHEREAS, pursuant to the Acquisition Agreement by and among GTI, GTI Acquisition Corp. and WMC dated as of September 30, 1999 ("Acquisition Agreement"), GTI Acquisition Corp., a wholly-owned subsidiary of GTI that owned the shares of WMC as of such date, has agreed to sell the shares of WMC to WMC Holding Corp.; and

                  WHEREAS, now that WMC shall no longer be a subsidiary of GTI Acquisition Corp., Electronics wishes to license to WMC, and WMC wishes to accept, the license of all intellectual property rights that WMC uses in the Business (as defined in the Acquisition Agreement) and WMC wishes to license, and Glenayre wishes to accept, the license of all intellectual property rights that WMC will own as of the Closing Date (as defined in the Acquisition Agreement); and

                  NOW, THEREFORE, for good and valuable consideration (including that recited in the Acquisition Agreement), the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  Article 1.        GRANT OF LICENSES.
                                    ------------------

                  Section 1.1.      Licenses to WMC.
                                    ----------------

                  (a) Glenayre hereby grants to WMC a worldwide, non-exclusive, royalty-free right and license under any and all intellectual property, including without limitation, patents, patent applications, inventions, copyrights and copyrightable works, software, mask works, databases, technology, systems, know-how, processes, formulae, confidential or proprietary information ("Intellectual Property") that were delivered to or used by WMC prior to the Closing Date and relate to the LYNX.mini fractional radio development ("LYNX IP"), (i) to continue to use the LYNX IP after the Closing Date and for so long as WMC markets or services the LYNX.mini fractional radio or any successor upgrade product of materially similar functionality; (ii) to make, have made, use, distribute, offer and sell and service the LYNX.mini fractional radio and any successor upgrade product of materially similar functionality; and (iii) subject to Article 5, to copy, distribute and make derivative works based upon the LYNX IP to the extent necessary to service and upgrade the LYNX.mini fractional radio and any successor upgrade product of materially similar functionality.

                  (b) Glenayre hereby grants to WMC a perpetual, worldwide, non-exclusive, royalty-free right and license under any and all Intellectual Property relating to Glenayre's application software platform (as used in the Glenayre GL-C9000 Base Station Controller) that includes the following major functions: Real-time operating system interface, TCP/IP network protocol stack, PPP interface, routing, and network management (the "Software"), (i) to continue to use the Software after the Closing Date to make, have made, use, distribute, offer and sell current and future microwave radio products for the Business; and (iii) subject to Article 5, to copy, distribute and make derivative works based upon the Software to the extent necessary to service and upgrade WMC's microwave radio products in connection with the Business.

                  (c) Glenayre hereby grants to WMC a worldwide, non-exclusive, royalty-free right and license to use the name "Glenayre" (i) for one year, in connection with WMC's operation of the Business outside the United States and Canada; provided that, WMC may also use the name "Glenayre" within the United States and Canada during such time, solely to the extent such use is on products made by machines imprinted, tooled, dyed, cast or embedded with the name "Glenayre"; (ii) for one year, in connection with the electronic mail address "www.mux.glenayre.com"; provided that, within a reasonable time after the Closing Date, WMC shall make all reasonable efforts to begin transitioning to an e-mail address that does not contain the name "Glenayre"; and (iii) for three years, solely to the extent such use is on internal circuit boards imprinted with the name "Glenayre." The license in the preceding sentence is limited to WMC's use of the name only in immediate proximity to the words "Western Multiplex" or "Western Multiplex Corporation." WMC agrees that all uses of the name shall maintain the quality standards in effect as of the Closing Date.

                  Section 1.2.      License to Glenayre.
                                    --------------------

                  (a) Subject to Glenayre's non-competition obligations under
         Section 5.9 of the Acquisition Agreement, WMC hereby grants to Glenayre a non-exclusive, royalty-free right and license, for the life thereof, under U.S. Patent Application Serial No. 09/033,507, "Method and Apparatus for Isolating High-Frequency Signals in a Multi-Layer Printed Circuit Board" (filed March 2, 1998) and a continuing U.S. Patent Application Serial No. 09/053,045, "Method and Apparatus for Isolating High-Frequency Signals in a Printed Circuit Board" (filed April 1,
         1998), and all technology and know-
         how related thereto, (i) to make, have made, use, distribute, offer and sell current and future products and services in connection with Glenayre's business; and (ii) subject to Article 5, to copy, distribute and make derivative works in connection with Glenayre's business.

                  (b) WMC hereby grants to Glenayre a temporary worldwide, non-exclusive, royalty-free right and license to use any trademarks owned by WMC solely to the extent necessary to allow Glenayre the benefits of Section 5.9(a)(3) of the Acquisition Agreement regarding depletion of current inventory; provided that this license shall expire after six months, even if such depletion is not yet completed. Glenayre agrees that all uses of such trademarks shall maintain the quality standards in effect as of the Closing Date.

                  Section 1.3. No Other Property. Each party acknowledges that the licenses granted to it in Article 1 cover only Intellectual Property that the licensing party owns and do not grant to the licensed party any rights or licenses in any Intellectual Property owned by any third parties.

                  Article 2.       OWNERSHIP OF INTELLECTUAL PROPERTY.
                                   -----------------------------------

                  Section 2.1. Ownership. Each party agrees that, as between itself and the other party, the party licensing any Intellectual Property hereunder is the sole and exclusive owner of all right, title and interest in and to such Intellectual Property, subject to the licensed rights granted hereunder. Each party agrees not to directly or indirectly question, attack, contest or in any other manner impugn the validity and/or enforceability of the other party's Intellectual Property licensed hereunder ("Licensed Property") or its rights therein, including without limitation, in any action in which enforcement of a provision of this Agreement is sought; nor shall either party willingly become a party adverse to the other party in litigation in which a third party contests the validity and/or enforceability of any Licensed Property or such licensing party's rights therein.

                  Section 2.2. Improvements. After the Effective Date, if either Glenayre or WMC creates any improvements, modifications, derivative works and/or upgrades based upon the other party's Licensed Property ("Improvements"), such party creating the Improvement shall own all Intellectual Property rights therein; provided that, each party shall not, and shall not allow third parties to use any such Improvements in connection with products, services and/or businesses or operations that are beyond the scope of such party's right to use the underlying Licensed Property under Article 1.

                  Article 3. MAINTENANCE. Each party agrees to take actions, pay fees and execute documents as reasonably necessary to protect and maintain its own Licensed Property, such that the licensed party thereunder does not lose the benefits of this agreement.

                  Article 4.        MATERIAL BREACH AND TERMINATION.
                                    --------------------------------

                  Section 4.1. Material Breach. In the event that either party materially breaches any of its obligations under this Agreement (in such case, the "Breaching Party"), the other party (the "Non-Breaching Party") may, by written notice, require that the Breaching Party take corrective action. The Breaching Party shall immediately take whatever steps are necessary to remedy the breach, at its sole cost and expense. If the Breaching Party does not (i) remedy such breach within 60 days of receipt of such notice or (iii) use its best efforts within such 60-day period to cure such breach and make substantial progress toward cure, the Breaching Party shall immediately cease using any and all Licensed Property affected by the breach until such breach is remedied, and the Non-Breaching Party may apply to a court of competent jurisdiction for appropriate relief. If such court determines that a material breach of this Agreement has occurred and has not been cured, or that the Breaching Party has not made substantial progress towards cure, or that such breach is not capable of being cured in a reasonable amount of time, then the Non-Breaching Party shall be entitled to all rights and remedies available at law or in equity, including without limitation termination of all licenses granted to the Breaching Party herein and the Breaching Party shall be deemed to have irrevocably and unconditionally consented to the entry of an order by a court of competent jurisdiction granting an injunction against further use of the Licensed Property.

                  Section 4.2. Default. Either party may terminate the licenses it has granted under this Agreement at any time, upon written notice, if the other party makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, has a trustee or receiver appointed for a substantial part of its assets, or, to the extent enforceable under the U.S. Bankruptcy Code, has instituted against it a proceeding in bankruptcy which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy. If such an event occurs, the non-bankrupt party shall have the right, in addition to its other rights and remedies, to suspend the bankrupt party's rights regarding the Licensed Property while the bankrupt party attempts to remedy the situation.

                  Section 4.3. After Termination. Upon termination of any license under Article 1, the parties agree to cooperate so as best to preserve the value of the applicable Licensed Property. Upon such termination, the licensed party agrees immediately to discontinue all use of the applicable Licensed Property.

                  Article 5.       CONFIDENTIALITY.
                                   ----------------

                  Section 5.1. Technology. Each party shall use commercially reasonable efforts, including executing all necessary contractual provisions, to prevent unauthorized third parties from modifying, altering, changing, reproducing, reverse engineering, dissembling, decompiling, distributing or copying the other party's licensed property or deriving any source code or algorithms therefrom.

                  Section 5.2. Confidential Information. In connection with this Agreement, each party (each a "Disclosing Party") may each disclose certain Confidential Information (as hereinafter defined) to the other party (each a "Receiving Party"). "Confidential Information," subject to the provisions of Section 5.4, shall mean (i) any information disclosed by one party to the other either before or after the Closing Date and designated in writing as confidential, proprietary, or marked with words of like import; and (ii) any information orally or visually conveyed, if the Disclosing Party provides specific written notice that such oral or visual communication shall be deemed Confidential Information and delivers such writing to the Receiving Party within 10 days after the oral or visual conveyance.

                  Section 5.3. Restricted Disclosure. Each party acknowledges the confidential and proprietary nature of the other party's Confidential Information and agree that as the Receiving Party, it shall use the same level of care it accords its own confidential information (but in any event, no less than a reasonable standard of care) not to reveal or disclose any Confidential Information for any purpose (except as permitted by the following sentence) to any third party not a Receiving Party, nor use any Confidential Information for any purpose other than as contemplated hereby, in each case, without the prior written consent of the Disclosing Party. In the event that a Receiving Party wishes to disclose Confidential Information to a third party (other than another Receiving Party), it may do so only with the express written consent of the Disclosing Party or if the third party is a reputable party and signs an agreement with the Receiving Party that is appropriate under the circumstances and is reasonably calculated to ensure the confidentiality of the applicable Confidential Information according to terms at least as protective as those set forth in this Section 5. Upon request, the Disclosing Party shall have the right to review such agreements to ensure that the foregoing obligation is fulfilled.

                  Section 5.4. Exceptions. Notwithstanding anything contained herein to the contrary, Confidential Information shall not include information which:

                  (a) at or prior to the time of disclosure by the Disclosing Party was known to or independently developed by the Receiving Party as evidenced by one or more documents, except to the extent unlawfully appropriated by the Receiving Party or third party;

                  (b) at or after the time of disclosure by the Disclosing Party becomes generally available to the public through no wrongful or negligent act or omission on the Receiving Party's part;

                  (c) is later developed by the Receiving Party independent of any Confidential Information it receives from the Disclosing Party:

                  (d) the Receiving Party receives from a third party free to make such disclosure without breach of any legal obligation; or

                  (e) is required to be disclosed pursuant to any statute, regulation, order, subpoena or document discovery request, provided that prior written notice of such disclosure is furnished to the Disclosing Party as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order (it being agreed that if the Disclosing Party is unable to obtain or does not seek a protective order and the Receiving

         Party is legally compelled to disclose such information, disclosure of such information may be made without liability).

                  Section 5.5. Injunctive Relief. In view of the difficulties of placing a monetary value on the Confidential Information, the Disclosing Party may be entitled to a preliminary and final injunction without the necessity of posting any bond or undertaking in connection therewith to prevent any further breach of this Article 5 or further unauthorized use of Confidential Information. This remedy is separate and apart from any other remedy the Disclosing Party may have.

                  Section 5.6. Remedial Measures. Licensor or Licensee, as the case may be, shall notify the Disclosing Party immediately upon discovery of any prohibited use or disclosure of the Confidential Information, or any other breach of this Article 5 by a Receiving Party, and shall fully cooperate with the Disclosing Party to help the Disclosing Party regain possession of the Confidential Information and prevent the further prohibited use or disclosure of the Confidential Information.

                  Article 6. INFRINGEMENT. Each party agrees to notify the other party immediately after it becomes aware of any actual or threatened Infringement of the other party's Licensed Property by a third party.

                  Article 7. BANKRUPTCY. The licenses in Article 1 (excluding the trademark licenses) shall be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, licenses to rights in "intellectual property" as defined in Section 101 of the Bankruptcy Code. The parties agree that the licensed party thereunder shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event that a bankruptcy proceeding under the Bankruptcy Code is commenced by or against the licensing party, the licensed party shall be entitled, at its option, to: (a) retain all of its rights under this Agreement (including without limitation the rights and licenses granted under Article 1 hereof) pursuant to Section 365(n) of the U.S. Bankruptcy Code; or (b) receive a complete duplicate of, or complete access to, all Intellectual Property licensed hereunder constituting "intellectual property" under Section 101 of the Bankruptcy Code and all embodiments thereof. If such Intellectual Property is not already in the licensed party's possession, it shall be promptly delivered to the licensed party upon such party's written request (i) upon any such commencement of a bankruptcy proceeding, unless the licensing party elects to continue to perform all of its obligations under this Agreement; or (ii) upon the rejection of this Agreement by or on behalf of the licensing party.

                  Article 8.        MISCELLANEOUS.
                                    --------------

                  Section 8.1. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if telecopied or mailed, first class mail, postage prepaid, return receipt requested, or by overnight courier as follows:

                  If to Glenayre:

                  GTI Acquisition Corp.
                  One Capital Place, P.O. Box 1034
                  Grand Cayman, British West Indies
                  Attention:  President
                  Facsimile No.:  (345) 949-8499

                  with copies to:

                  Glenayre Electronics, Inc.
                  5935 Carnegie Boulevard
                  Charlotte, North Carolina  28209
                  Attention:  President
                  Facsimile No.:  (704) 553-7878

                  Kennedy Covington Lobdell & Hickman, L.L.P.
                  Bank of America Corporate Center
                  100 North Tryon Street, Suite 4200
                  Charlotte, NC 28202
                  Attention:  Eugene C. Pridgen
                  Facsimile No:  (704) 331-7598

                  If to WMC:

                  WMC Holding Corp.
                  c/o Leeward Technology Partners
                  101 California Street
                  Suite 2825
                  San Francisco, CA 94111
                  Attention:  Jonathan N. Zakin
                  Facsimile No.:  (415) 772-9289

                  and

                  WMC Holding Corp.
                  c/o Ripplewood Holding LLC
                  One Rockefeller Plaza
                  32nd Floor
                  New York, NY 10020
                  Attention:  Jeff Hendren
                  Facsimile No.:  (212) 218-2778
                  with a copy to:

                  Simpson Thacher & Bartlett
                  3373 Hillview Avenue
                  Palo Alto, CA 94304
                  Attention:  Daniel Clivner
                  Facsimile No.:  (650) 251-5002

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the date of personal delivery or telecopy, on the third business day after the mailing thereof or on the first day after delivery by overnight courier.

                  Section 8.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                  Section 8.3. Binding Effects; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  Section 8.4.      Assignments and Sublicenses.
                                    ----------------------------

                  (a) This Agreement, or any portion thereof or license therein, may not be assigned or sublicensed by either party to any person not controlled by, controlling or under common control with such party, either directly or indirectly, without the prior written consent of the other party, such consent not to be withheld unreasonably; provided that, either party may assign this Agreement in connection with a sale of all or substantially all of its capital stock or assets; provided that, such successor or purchaser shall be expressly bound by all of the assigning or sublicensing party's obligations hereunder, including without limitation, all non-competition obligations.

                  (b) In the event of any permitted assignment, (i) this Agreement shall be binding upon the successors, assigns and/or purchasers of any assigning party; and (ii) all reference herein to Glenayre or WMC shall mean both Glenayre and WMC and their respective assignees, and the assignees shall not be entitled to assign further this Agreement or sublicense rights governed hereby without the prior written consent of the other party.

                  Section 8.5. Amendment; Waiver. This Agreement, including this Section, may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  Section 8.6. Governing Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by, and construed in accordance with the laws of the United States and those of the State of New York applicable to contracts made and to be performed wholly within such state and without regard to the conflict of laws principles thereof.

                  Section 8.7. Further Assurances. Each party agrees to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement and to maintain and protect the validity and/or ownership rights of any Intellectual Property licensed hereunder. Any such actions shall be at the expense of the requesting party, but without any further compensation.

                  Section 8.8. Section Headings; Table of Contents. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  Section 8.9. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

                  Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                        GLENAYRE ELECTRONICS, INC.
                        (on behalf of itself, Glenayre Technologies, Inc. and all of their respective subsidiaries)


                        By:
                           -------------------------------------------
                             Name:
                             Title:
                             Date:



                        WESTERN MULTIPLEX CORPORATION


                        By:
                           -------------------------------------------
                             Name:
                             Title:
                             Date:

                                                                       EXHIBIT 4

--------------------------------------------------------------------------------
                             STOCKHOLDERS' AGREEMENT


                                      AMONG


                         WESTERN MULTIPLEX CORPORATION,


                               WMC HOLDING CORP.,


                              GTI ACQUISITION CORP.


                                       AND


                           GLENAYRE TECHNOLOGIES, INC.




                                   DATED AS OF
                                OCTOBER 31, 1999


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

I.  INTRODUCTORY MATTERS.......................................................1

         1.1      Defined Terms................................................1
                  -------------
         1.2      Construction.................................................4
                  ------------

II.  TRANSFERS.................................................................4

         2.1      Limitations on Transfer......................................4
                  -----------------------
         2.2      Right of First Refusal.......................................5
                  ----------------------
         2.3      Transfers to Affiliates......................................6
                  -----------------------
         2.4      Tag-Along Rights.............................................6
                  ----------------
         2.5      Drag-Along Rights............................................8
                  -----------------

III.  REGISTRATION RIGHTS......................................................9

         3.1      Piggyback Rights.............................................9
                  ----------------
         3.2      Other Registration Related Matters..........................10
                  ----------------------------------
         3.3      Indemnification.............................................12
                  ---------------

IV.  ADDITIONAL AGREEMENTS....................................................15

         4.1      Right to Purchase Additional Common Stock...................15
                  -----------------------------------------
         4.2      Transactions With Affiliates................................16
                  ----------------------------
         4.3      Restrictions on Certain Fees................................17
                  ----------------------------

V.  MISCELLANEOUS.............................................................17

         5.1      Additional Securities Subject to Agreement..................17
                  ------------------------------------------
         5.2      Covenant by GTI.............................................17
                  ---------------
         5.3      Termination.................................................17
                  -----------
         5.4      Notices.....................................................17
                  -------
         5.5      Further Assurances..........................................17
                  ------------------
         5.6      Non-Assignability...........................................18
                  -----------------
         5.7      Amendment; Waiver...........................................18
                  -----------------
         5.8      Third Parties...............................................18
                  -------------
         5.9      Governing Law...............................................18
                  -------------
         5.10     Specific Performance........................................18
                  --------------------
         5.11     Entire Agreement............................................18
                  ----------------
         5.12     Titles and Headings.........................................18
                  -------------------
         5.13     Severability................................................18
                  ------------
         5.14     Counterparts................................................18
                  ------------
         5.15     Reporting Requirements......................................19
                  ----------------------
         5.16     Representations.............................................19
                  ---------------

                             STOCKHOLDERS' AGREEMENT


                  STOCKHOLDERS' AGREEMENT, dated as of October 31, 1999 (this "Agreement"), among Western Multiplex Corporation, a Delaware corporation (the "Company"), WMC Holding Corp., a Delaware corporation (together with its successors, "WMC Holding"), GTI Acquisition Corp., a Delaware corporation (together with its successors, "Glenayre") and Glenayre Technologies, Inc., a Delaware corporation (together with its successors, "GTI").


                                    RECITALS:

                  A. The Company, WMC Holding, Glenayre and GTI are parties to an Acquisition Agreement, dated as of September 30, 1999, as amended and restated on October 31, 1999 (the "Acquisition Agreement"), pursuant to which, among other things, the Company will redeem 42,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), from Glenayre (the "Redemption") and WMC Holding will purchase 35,955,000 shares of Class B Common Stock from Glenayre (the "Stock Purchase");

                  B. Immediately following the Transactions (as defined herein), Glenayre will hold 2,045,000 shares of Class B Common Stock and WMC Holding will hold 35,955,000 shares of Class B Common Stock, and no shares of Class A Common Stock, par value $.01 per share, will be outstanding; and

                  C. The parties hereto wish to provide for certain matters relating to Glenayre's holdings of Class B Common Stock.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                             X. INTRODUCTORY MATTERS

                  10.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

                  "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, that officers, directors or employees of the Company will not be deemed to be Affiliates of a stockholder of the Company for purposes hereof solely by reason of being officers, directors or employees of the Company.

                  "AGREEMENT" means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "ASSUMPTION AGREEMENT" means a writing reasonably satisfactory in form and substance to Glenayre and the Company whereby a Permitted Transferee of shares of Common Stock becomes a party to, and agrees to be bound by, to the same extent as its transferor by the terms of, this Agreement.

                  "BOARD" means the Board of Directors of the Company.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in the State of North Carolina or the State of New York are authorized or required by law to close.

                  "CLASS A COMMON STOCK" means the Class A Common Stock of the Company, par value $.01 per share.

                  "CLASS B COMMON STOCK" means the Class B Common Stock of the Company, par value $.01 per share.

                  "COMMON STOCK" means the shares of Class A Common Stock and Class B Common Stock of the Company and any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, or by way of a stock split of, such Common Stock.

                  "FULLY DILUTED SHARES" means the aggregate of (i) the number of shares of Common Stock issued and outstanding (other than shares of Common Stock held in the treasury of the Company or held by any Subsidiary) and (ii) the number of shares of Common Stock issuable upon
         (x) the exercise of any then exercisable in-the-money outstanding options, warrants or similar instruments (other than such instruments held by the Company or any Subsidiary) and (y) the exercise of any then exercisable conversion or exchange rights with respect to any outstanding securities or instruments (other than such securities or instruments held by the Company or any Subsidiary).

                  "IPO" means the completion of an initial Public Offering and the sale to the public of Common Stock by the Company.

                  "PERMITTED TRANSFEREES" means any Person to whom shares of Common Stock are Transferred in a Transfer in accordance with Section
         2.2 or 2.3 or otherwise not in violation of this Agreement and who is required to, and does, enter into an Assumption Agreement, and includes any Person to whom a Permitted Transferee of Glenayre (or a Permitted Transferee of a Permitted Transferee) so further Transfers shares of Common Stock and who is required to, and does, become bound by the terms of this Agreement.

                  "PERSON" means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

                  "PUBLIC OFFERING" means the sale of shares of any class of the Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

                  "REGISTRABLE SECURITIES" means (i) any Common Stock held by Glenayre or its Permitted Transferees following the Transactions, (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Stock, and (iii) any Common Stock issued by way of a stock split of the Common Stock referred to in clauses (i) or (ii) or this clause (iii). For purposes of this Agreement, any Registrable Securities will cease to be Registrable Securities when (A) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (B) all Registrable Securities may be offered and sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act in a single transaction or series of transactions over a 90-day period, (C) such Registrable Securities are sold by a Person in a transaction in which rights under the provisions of this Agreement are not assigned in accordance with this Agreement, or (D) such Registrable Securities cease to be outstanding.

                  "REGISTRATION EXPENSES" means any and all expenses incident to the performance by the Company of its obligations under Sections 3.1 or 3.2, including (i) all SEC, stock exchange, National Association of Securities Dealers, Inc. and other comparable regulatory agencies, registration and filing fees, (ii) all fees and expenses of the Company in complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications), (iii) all printing, messenger and delivery expenses of the Company, (iv) the fees and disbursements of counsel for the Company and of its independent accountants, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, and (v) fees and disbursements customarily paid by issuers of securities (but not underwriters' or sales agents' discounts or similar compensation).

                  "RIPPLEWOOD" means Ripplewood Holding L.L.C. (or its successor) and its Affiliates (other than WMC Holding or any employee, officer or director of WMC Holding or the Company).

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "STOCKHOLDERS" means each of the holders of Common Stock.

                  "TRANSACTIONS" means the Redemption and the Stock Purchase.

                  "TRANSFER" means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting or transfer by operation of law, or, in the case of GTI, any change in the beneficial ownership of Glenayre or any other Affiliate of GTI that is a Stockholder so that such Stockholder is no longer a wholly-owned Affiliate of GTI.

                  "WMC HOLDING COMMON STOCK" means common stock issued by WMC Holding or issuable upon the conversion or exercise of any warrant, right, option or other convertible security of WMC Holding or as a dividend or other distribution with respect to, or in exchange for, or in replacement of, or by way of a stock split of, such WMC Holding Common Stock.

                  10.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) "or" is not exclusive, (b) words in the singular include the plural, and in the plural include the singular, (c) the words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified, and (d) references to "includes" or "including" shall mean "includes without limitation" or "including without limitation."


                                  XI. TRANSFERS

                  11.1 Limitations on Transfer. (a) Prior to an IPO, Glenayre and its Permitted Transferees may not Transfer any shares of Common Stock other than (i) in connection with a Public Offering effected in accordance with
Section 3.1(a), (ii) in accordance with Section 2.3, 2.4 or 2.5 or (iii) following the second anniversary hereof, in accordance with Section 2.2.

                  (b) In the event of any purported Transfer by Glenayre or any of its Permitted Transferees of any shares of Common Stock in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.

                  (c) Each certificate representing shares of Common Stock issued to Glenayre or any of its Permitted Transferees will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement, the "Legend"):

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT AMONG WESTERN MULTIPLEX CORPORATION (ATHE COMPANY"), WMC HOLDING CORP., GTI ACQUISITION CORP. AND GLENAYRE TECHNOLOGIES, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO

         TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT.

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by this Agreement and in which the Transferee is not required to enter into an Assumption Agreement or (ii) the termination of Article II pursuant to the terms hereof, provided however, that the second paragraph of Legend will only be removed if at such time it is no longer required for purposes of the Securities Act and other applicable securities laws.

                  (d) Except as permitted by Section 2.3, each of Glenayre and its Permitted Transferees shall have no right to Transfer, and the Company shall have no obligation to record any purported Transfer, of Class B Common Stock. The Company shall instead cause all such shares of Class B Common Stock proposed to be Transferred to be converted into or exchanged for an equal number of shares of Class A Common Stock immediately prior to such Transfer (after giving effect to any adjustment that may be necessary or appropriate as a result of any conversion or exercise of any warrant, right, option or other convertible security issuable in respect of Class A Common Stock or Class B Common Stock or as a dividend or other distribution with respect to, or in exchange for, or in replacement of, or by way of a stock split of, such Common Stock). References in
Section 2.2 to Transfer Stock, references in Section 2.4 to Common Stock of the Tagging Stockholder and references in Section 2.5(a) to Common Stock of Glenayre and its Permitted Transferees shall be deemed references to Class A Common Stock converted or exchanged pursuant to this paragraph (d).

                  11.2 Right of First Refusal. (a) Each of Glenayre and its Permitted Transferees agrees that, if, following the second anniversary hereof, such Stockholder (the "Offeree") receives a bona fide offer (a "Transfer Offer") to purchase all or any portion of the Common Stock (the "Transfer Stock") then owned by such Offeree from any Person (the "Offeror"), other than an Affiliate of such Offeree, which such Offeree wishes to accept, such Offeree shall cause the Transfer Offer to be reduced to writing and shall provide a written notice (the "Transfer Notice") of such Transfer Offer to the Company and WMC Holding; provided that, there shall not be more than three Permitted Transferees pursuant to this Section 2.2. The Transfer Notice shall also contain an irrevocable offer to sell the Transfer Stock to the Company for cash and, if the Company shall decline to accept such offer, WMC Holding or Ripplewood (in the manner set forth below) at a price equal to the price contained in, and upon the same terms and conditions as the terms and conditions contained in, the Transfer Offer and shall be accompanied by a true and complete copy of the Transfer Offer (which shall identify the Offeror, the Transfer Stock, the price contained in the Transfer Offer and the other material terms and conditions of the Transfer Offer); provided that none of Glenayre or any Permitted Transferee shall be entitled to accept any offer pursuant to this
Section 2.2 which provides for any consideration other than cash, cash equivalents, marketable securities, securities with registration rights similar to those contemplated in Section 3.1 or securities which may be Transferred pursuant to Rule 144 or 145 (or any successor rules) under the Securities Act. At any time within 30 days after the date of the receipt by the Company and WMC Holding of the Transfer Notice, the Company shall have the option to exercise its right to purchase (or assign its right to one of its subsidiaries) or, if the Company and its subsidiaries shall decline to exercise such option, WMC Holding shall have the right to exercise such option to purchase (or assign its right to any party) all of the Transfer Stock covered by the Transfer Offer at the same price and on the same terms and conditions as the Transfer Offer. If such election is made, within 15 days after such election, the Company or WMC Holding or one of their aforementioned assignees shall deliver a certified bank check or checks in the appropriate amount to such Offeree against delivery of certificates or other instruments representing the Transfer Stock, appropriately endorsed by such Offeree. If the Company or WMC Holding or one of their aforementioned assignees has not given notice of its intention to exercise such right to purchase within such 30 day period or has not tendered the purchase price for such Transfer Stock in the manner set forth above within such 15 day period, such Offeree shall be free for a period of 90 days from the end of such 30 day or 15 day period, as the case may be, to transfer the Transfer Stock to the Offeror on terms which are no more favorable in any material respect to the Offeror than the terms and conditions set forth in the Transfer Notice. If for any reason such Offeree does not Transfer the Transfer Stock to the Offeror on such terms and conditions, the provisions of this Section 2.2 shall again be applicable to the Transfer Stock.

                  (b) The closing of the purchase of the Transfer Stock upon exercise of the option pursuant to Section 2.2(a) shall take place at the principal office of the Company on a date specified by the buyer no later than the last day of the 15 day period after the election is made.

                  11.3 Transfers to Affiliates. Glenayre and its Permitted Transferees may Transfer any or all of the shares of Common Stock held by any of them to any of their respective wholly-owned Affiliates who duly executes and delivers an Assumption Agreement, provided that in connection therewith the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws.

                  11.4 Tag-Along Rights. (a) So long as this Agreement remains in effect, with respect to (i) any proposed Transfer by WMC Holding of shares of Common Stock owned by WMC Holding to any Person not an Affiliate or officer, director or employee of WMC Holding or the Company, other than in a Public Offering or as contemplated by Section 4.2(c), or (ii) any proposed Transfer by Ripplewood of shares of WMC Holding Common Stock to any Person not an Affiliate or officer, director or employee of WMC Holding or the Company, other than in a Public Offering or as contemplated by Section 4.2(c), in each case whether pursuant to a stock sale, a tender or exchange offer or any other sale transaction (any such transaction, a "WMC

Holding Sale"), WMC Holding will have the obligation, and each of Glenayre and its Permitted Transferees will have the right, to require the proposed transferee (a "Proposed Transferee") to purchase from each of Glenayre and its Permitted Transferees who exercises its rights under Section 2.4(b) (a "Tagging Stockholder") a number of shares of Common Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of shares of Common Stock owned by such Tagging Stockholder by
(B) the aggregate number of shares of Common Stock owned by WMC Holding, the Tagging Stockholder and any other Stockholder entitled to participate in the WMC Holding Sale, and (ii) in the case of a sale of Common Stock, the total number of shares of Common Stock proposed to be directly or indirectly Transferred to the Proposed Transferee or in the case of a sale of WMC Holding Common Stock, the product of (x) the quotient determined by dividing the number of shares of WMC Holding Common Stock being Transferred divided by the total number of shares of WMC Holding Common Stock owned by Ripplewood at such time, times (y) the aggregate number of shares of Common Stock of the Company owned by WMC Holding or Ripplewood at such time), upon the same terms and conditions (including time of payment and form of consideration) as to be paid and given to WMC Holding (or Ripplewood, as the case may be); provided, that in order to be entitled to exercise its right to sell shares of Common Stock to the Proposed Transferee pursuant to this Section 2.4, each Tagging Stockholder must agree to make to the Proposed Transferee the same representations, warranties, covenants, indemnities and agreements as WMC Holding agrees to make in connection with the proposed WMC Holding Sale so long as they are made severally and not jointly; and provided, further, that no Tagging Stockholder shall be required to make representations, warranties or covenants or provide indemnification with respect to any matter other than its ownership of the shares of Common Stock to be Transferred, its ability to Transfer such shares free and clear of all encumbrances and its authority and due authorization to Transfer such shares. Each Tagging Stockholder will be responsible for its proportionate share of the costs incurred in connection with the WMC Holding Sale to the extent not paid or reimbursed by the Company or the Proposed Transferee.

                  (b) WMC Holding will give notice to each Tagging Stockholder of each proposed WMC Holding Sale at least 15 Business Days prior to the proposed consummation of such WMC Holding Sale, setting forth the number of shares of Common Stock or WMC Holding Common Stock, as the case may be, proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, WMC Holding will provide such information, to the extent reasonably available to WMC Holding, relating to such consideration as the Tagging Stockholder may reasonably request in order to evaluate such non-cash consideration) and other terms and conditions of payment offered by the Proposed Transferee, and a representation that the Proposed Transferee has been informed of the tag-along rights provided for in this
Section 2.4. WMC Holding will deliver or cause to be delivered to each Tagging Stockholder copies of all transaction documents relating to the proposed WMC Holding Sale as the same become available. The tag-along rights provided by this
Section 2.4 must be exercised by each Tagging Stockholder within 10 days following receipt of the notice required by the preceding sentence by delivery of a written notice to WMC Holding indicating the desire of such Tagging Stockholder to exercise its rights and specifying the number of shares of Common Stock it desires to sell. The Tagging Stockholder will be entitled under this
Section 2.4
to Transfer to the Proposed Transferee the number of shares of Common Stock calculated in accordance with Section 2.4(a).

                  (c) If any Tagging Stockholder exercises his, her or its rights under Section 2.4(a), the closing of the purchase of the Common Stock with respect to which such rights have been exercised will take place concurrently with the closing of the sale of Common Stock or WMC Holding Common Stock, as the case may be, to the Proposed Transferee.

                  11.5 Drag-Along Rights. (a) So long as this Agreement remains in effect, if WMC Holding or its stockholders receives an offer from a Person other than an Affiliate of WMC Holding (a "Third Party") to purchase (other than in a Public Offering) either (i) at least a majority of the shares of Common Stock then outstanding or (ii) at least a majority of the shares of WMC Holding Common Stock then outstanding, and, in either case, such offer is accepted by WMC Holding or its stockholders, then each of Glenayre and its Permitted Transferees hereby agrees that, if requested by WMC Holding, it will Transfer to such Third Party on the same terms and conditions (including time of payment and form of consideration) as to be paid and given to WMC Holding or its stockholders, the number of shares of Common Stock equal to the number of shares of Common Stock owned by it multiplied by the percentage of the then outstanding shares of Common Stock to which the Third Party offer is applicable.

                  (b) WMC Holding will give notice (the "Drag-Along Notice") to each of Glenayre and its Permitted Transferees of any proposed Transfer giving rise to the rights of WMC Holding set forth in Section 2.5(a) as soon as practicable following WMC Holding's or its stockholders acceptance of the offer referred to in Section 2.5(a). The Drag-Along Notice will set forth the number of shares of Common Stock proposed to be so Transferred, the name and address of the Third Party, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, WMC Holding will provide such information, to the extent reasonably available to WMC Holding, relating to such consideration as Glenayre and its Permitted Transferees may reasonably request in order to evaluate such non-cash consideration), the number of shares of Common Stock sought and the other terms and conditions of the offer; provided that none of Glenayre or any Permitted Transferee shall be obligated to accept pursuant to this Section 2.5 any consideration other than cash, cash equivalents, marketable securities, securities with registration rights similar to those contemplated in Section 3.1 or securities which may be Transferred pursuant to Rule 144 or 145 (or any successor rules) under the Securities Act. WMC Holding will endeavor to notify Glenayre and its Permitted Transferees at least 20 days (and in any event shall notify Glenayre and its Permitted Transferees at least 10 Business Days) in advance of entering into a definitive agreement in connection with such offer. In any such agreement, Glenayre and its Permitted Transferees will be required
(i) to make or agree to the same representations, warranties and indemnities as WMC Holding so long as they are made severally and not jointly (provided that Glenayre and its Permitted Transferees will not be required to make representations, warranties or covenants or provide indemnification with respect to any matter other than their respective ownership of the shares of Common Stock to be Transferred, their respective ability to Transfer such shares free and clear of all encumbrances and their respective authority and due authorization to Transfer such shares), and (ii) to pay their proportionate share of the costs incurred in connection with such WMC Holding Sale to the extent not paid or reimbursed by the

Company or the Transferee or Third Party. If the Transfer referred to in the Drag-Along Notice is not consummated within 90 days from the date of the Drag-Along Notice, WMC Holding must deliver another Drag-Along Notice in order to exercise its rights under this Section 2.5 with respect to such Transfer or any other Transfer.


                            XII. REGISTRATION RIGHTS

                  12.1 Piggyback Rights. (a) Each time the Company is planning to file a registration statement under the Securities Act in connection with the sale of Common Stock by (i) the Company (other than in connection with a registration statement on Forms S-4 or S-8 or any similar or successor form) or
(ii) WMC Holding (the Company or WMC Holding in such case, the "Initiating Party"), the Company will give prompt written notice thereof to Glenayre and its Permitted Transferees at least 20 Business Days prior to the anticipated filing date of such registration statement. Upon the written request of Glenayre and any Permitted Transferee made within 10 Business Days after the receipt of any such notice from the Company, which request will specify the Registrable Securities (such securities, together with any other shares of Common Stock requested to be included in such registration statement by any other Person pursuant to similar registration rights, the "Piggy-Back Shares") intended to be disposed of by Glenayre or such Permitted Transferee in such offering, the Company will use reasonable efforts to effect the registration under the Securities Act of all Piggy-Back Shares which the Company has been so requested to register by Glenayre or such Permitted Transferee to the extent required to permit the disposition of the Piggy-Back Shares so registered; provided, that
(x) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, any Initiating Party determines for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to each holder of Piggy-Back Shares and thereupon will be relieved of its obligation to register any Piggy-Back Shares in connection with such registration, (y) if such registration involves an underwritten offering, each such holder must sell its shares to the underwriters on the same terms and conditions as apply to the Initiating Parties and (z) the Company shall have no obligation to register Class B Common Stock and may instead cause all such shares of Class B Common Stock that are Piggy-Back Shares to be converted into or exchanged for an equal number of shares of Class A Common Stock immediately prior to such registration (after giving effect to any adjustment that may be necessary or appropriate as a result of any conversion or exercise of any warrant, right, option or other convertible security issuable in respect of Class A Common Stock or Class B Common Stock or as a dividend or other distribution with respect to, or in exchange for, or in replacement of, or by way of a stock split of, such Common Stock).

                  (b) If a registration pursuant to this Section 3.1 involves an underwritten offering and the managing underwriter or underwriters advise the Company in writing that, in their opinion, (i) the number of securities which the Initiating Party intends to include in such registration, together with the Piggy-Back Shares, exceeds the largest number of such securities which can be sold in such offering without having an adverse effect on such offering (including, but not limited to, the price at which such securities can be sold) or (ii) the inclusion of the Piggy-Back Shares in such registration would have an adverse effect on such offering, then the

Company will include in such registration (A) first, 100% of the securities proposed to be sold by the Company and (B) second, to the extent that the number of securities requested to be included in such registration can, in the opinion of such managing underwriter, be sold without having the adverse effect referred to above, the number of securities which WMC Holding and the holders of Piggy-Back Shares have requested to be included in such registration, such amount to be allocated pro rata among WMC Holding and all such holders on the basis of the relative number of securities requested to be registered by WMC Holding and each such holder (provided that any securities thereby allocated to WMC Holding or any such holder that exceed the request of WMC Holding or such holder will be reallocated among WMC Holding and the remaining requesting holders in like manner).

                  12.2 Other Registration Related Matters. (a) If the Board determines that the registration and distribution of Registrable Securities (A) could impede, delay or interfere with any pending material financing, acquisition, corporate reorganization or other significant transaction involving the Company or (B) could require disclosure of non-public material information, the disclosure of which could adversely affect the Company, the Company will promptly give the requesting holders written notice of such determination and will be entitled to postpone the filing or effectiveness of a registration statement for a reasonable period of time not to exceed 180 calendar days in any calendar year (a "Section 3.2(a) Period"); provided, however, that in connection therewith the Company will be required to deliver to the requesting holders a general statement, signed by the chief financial officer of the Company, describing in reasonable detail the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company will promptly notify the requesting holders of the expiration or earlier termination of a
Section 3.2(a) Period.

                  (b) The Company may require any Person that is selling shares of Common Stock in a Public Offering pursuant to Section 3.1 (each a "Holder") to furnish to the Company in writing such information regarding such Person and the distribution of the shares of Common Stock which are included in a Public Offering as may from time to time reasonably be requested in writing in order to comply with the Securities Act.

                  (c) The Company will pay all Registration Expenses in connection with each registration or proposed registration of Registrable Securities pursuant to Section 3.1. Notwithstanding the foregoing, (i) the fees or expenses of counsel to the Holders or of any other expert hired directly by the Holders will be the sole responsibility of the Holders and (ii) the Holders will be responsible for their respective pro rata shares (determined by reference to the number of shares included in the applicable registration) of all underwriting discounts and commissions and transfer taxes.

                  (d) No later than ten days before filing any registration statement or prospectus, or any amendments or supplements thereto, in connection with any registration or proposed registration of Registrable Securities pursuant to Sections 3.1, the Company will furnish to counsel of the Holders copies of all documents proposed to be filed.

                  (e) The Company will furnish to each Holder such number of copies of the applicable registration statement and of each amendment or supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of Registrable Securities by such Holder.

                  (f) The Company will use reasonable efforts to register or qualify Registrable Securities covered by a registration statement under such other securities or blue sky laws of such jurisdictions as each Holder reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 3.2(f), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

                  (g) The Company will use reasonable efforts to cause the Registrable Securities covered by a registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder thereof to consummate the disposition thereof.

                  (h) The Company will notify each Holder of Registrable Securities covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act promptly after the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances than existing.

                  (i) The Company will enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of securities covered by a registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                  (j) The Company will make available for inspection by any Holder of Registrable Securities covered by a registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

                  (k) The Company will obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the sellers of a majority of the securities covered by the registration statement reasonably request .

                  (l) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.2(h), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the amended or supplemented prospectus contemplated by Section 3.2(h) and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.2(h) to and including the date when each Holder has received the copies of the supplemented or amended prospectus contemplated by Section 3.2(h).

                  (m) Each Holder will, in connection with an offering of the Company's securities, upon the request of the Company or of the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the registration or in a private sale to a third party that is otherwise in accordance with the terms of this Agreement if such third party agrees to be bound by this Agreement, including this clause (m)) without the prior written consent of the managing underwriter for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

                  12.3 Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 3.1, the Company hereby indemnifies and agrees to hold harmless, to the extent permitted by law, each Holder of Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, Affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 3.3 with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such securities by such Holder.

                  (b) Indemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3.1, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.3(a)) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if (and only if) such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective Affiliates, directors, officers or controlling Persons and will survive the Transfer of such securities by such Holder.

                  (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 3.3(a) or 3.3(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such indemnified party's reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  (d) Other Indemnification. Indemnification similar to that specified in this Section 3.3 (with appropriate modifications) will be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                  (e) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 3.3 for any reason other than as expressly specified therein, the parties required to provide indemnification by the terms thereof will contribute to liabilities and expenses of the indemnified party except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, consideration will be given to the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances.

                  (f) Non-Exclusivity. The obligations of the parties under this
Section 3.4 will be in addition to any liability which any party may otherwise have to any other party.

                           XIII. ADDITIONAL AGREEMENTS

                  13.1 Right to Purchase Additional Common Stock. (a) Subject to paragraph 4.1(d), in the event the Company proposes to issue Common Stock to WMC Holding, Ripplewood or any other Affiliate of WMC Holding at any time prior to the second anniversary hereof and that such issuance would have the effect of reducing Glenayre's and its Permitted Transferees percentage ownership of the Fully Diluted Shares below the lesser of 5.1% or the percentage owned by Glenayre and its Permitted Transferees at such time, the Company hereby grants to Glenayre the right to purchase in lieu of WMC Holding, Ripplewood or such other Affiliate, in accordance with Section 4.1(b), a number of shares of any Common Stock which the Company issues equal to the product of (a) the total number of shares of such Common Stock which the Company issues at such time and
(b) a fraction, the numerator of which shall be the total number of Fully Diluted Shares then outstanding and beneficially owned by Glenayre, and the denominator of which shall be the total number of Fully Diluted Shares then outstanding. If Glenayre does not purchase any or all of its pro rata portion of Common Stock, WMC Holding, Ripplewood or any other Affiliate of WMC Holding shall be free to purchase Glenayre's pro rata portion of Common Stock. The rights of Glenayre under this Section 4.1 shall terminate if unexercised within 20 days after receipt of the Notice of Issuance referred to in Section 4.1(b).

                  (b) In the event that the Company proposes to undertake an issuance that is subject to Glenayre's rights under Section 4.1(a), it shall give Glenayre written notice (a "Notice of Issuance") of its intention, describing all material terms of the Common Stock, the price and all material terms upon which the Company proposes to issue such Common Stock. Glenayre shall have 20 days from the date of the Notice of Issuance to agree to purchase all or any portion of Glenayre's pro rata share of such Common Stock (as determined pursuant to Section 4.1(a)) for the same consideration, if such consideration shall consist solely of cash, or for cash, Cash Equivalents or Marketable Securities having an equivalent value to the consideration payable by WMC Holding or such other Affiliate of the Company at the time of payment as determined pursuant to the valuation procedures set forth in the Notice of Issuance by giving written notice to the Company, with a copy to WMC Holding, and stating therein the quantity of Common Stock to be purchased by such Stockholder; provided, however, to the extent a payment of non-cash consideration by WMC Holding or such other Affiliate of the Company, as contemplated by this Section 4.1(b), consists of any assets, securities or capital stock acquired from a non-Affiliate substantially contemporaneously with such payment, then the value of such assets, securities or capital stock for purposes of this Section 4.1(b) shall equal the price paid or to be paid by WMC Holding or such other Affiliate to the non-Affiliate; provided, further, that any capital stock issued by WMC Holding or such other Affiliate of the Company to acquire assets, securities or capital stock from a non-Affiliate shall be valued at the same time as it is valued under the terms of any agreement with such non-Affiliate.

                  (c) Except as otherwise agreed by Glenayre and WMC Holding, the price payable for any shares of Common Stock to be issued by the Company prior to the first anniversary hereof shall be based upon an equity value for the Company equal to the Purchase Price for the Purchased Common Shares (as such terms are defined in the Acquisition Agreement).

                  (d) It is expected that whenever WMC Holding issues any WMC Holding Common Stock (or options, warrants or other rights to purchase WMC Holding Common Stock) following the date hereof, the Company will issue a equivalent number of shares of Common Stock (or options, warrants or other rights to purchase Common Stock). Notwithstanding anything to the contrary contained in Section 4.1, Section 4.1(a),(b) and (c) shall not be applicable to any such issuance of Common Stock by the Company to WMC Holding in connection with the issuance by WMC Holding to any officer, director or employee of WMC Holding or the Company or to any Person not an Affiliate of Ripplewood, including, without limitation, in connection with any acquisition by WMC Holding or the Company of assets, securities or capital stock from a non-Affiliate in which WMC Holding is issuing WMC Holding Common Stock to such non-Affiliate; provided that WMC shall notify Glenayre in writing of all material terms of the Common Stock, the price and all material terms upon which the Company proposes to issue any Common Stock to which the exceptions set forth in this Section 4.1(d) applies.

                  13.2 Transactions With Affiliates. (a) Except for transactions subject to Glenayre's rights under Section 4.1 (which shall be governed by such Section and not by this Section 4.2(a)), the Company shall not, and WMC Holding shall not permit the Company to, directly or indirectly, enter into any single transaction or series of related transactions with any Affiliate of the Company (other than the Company or any of its Subsidiaries) unless such transaction or series of related transactions, including the issuance of shares of Common Stock to an Affiliate of the Company, is on terms that are no less favorable to the Company or any such Subsidiary, as the case may be, than would be available in a comparable transaction or transactions with an unrelated third party.

                  (b) WMC Holding and its Affiliates may provide administrative or cash management services in the ordinary course of the Company's businesses and may receive compensation therefor and reimbursement for its costs and expenses in connection therewith on no less favorable terms than such services are provided to any other Affiliate of WMC Holding.

                  (c) Notwithstanding anything to the contrary contained in this
Section 4.2, (i) WMC shall have the right to cause the merger of Western Multiplex Corporation, a California corporation, with and into the Company, with the Company as the surviving corporation, (ii) WMC shall have the right to cause the Class B Common Stock to be converted into Class A Common Stock, and (iii) WMC Holding shall have the right to convert into a limited liability company and distribute its assets (including the shares of Common Stock) to its stockholders, merge or consolidate with the Company, with either party as the surviving corporation, or to cause the liquidation of the Company and distribution of all of its assets to the Stockholders, or to amend the certificate of incorporation of the Company to provide for the conversion of all shares of Common Stock into shares of WMC Holding Common Stock, or any similar transaction that combines the ownership of WMC Holding and the Company, in the case of (i), (ii) and (iii), without Glenayre's consent or affirmative vote; provided that, the rights and ownership interest of Glenayre are not adversely affected by any such transaction (except that to the extent WMC Holding ceases to exist, the obligations of WMC Holding set forth in Article III shall be assumed only by Ripplewood and not the other shareholders of WMC Holding, and except for the difference in the votes per share of Class A Common Stock and Class B Common

Stock); and provided, further, that WMC Holding shall notify Glenayre in writing of all material terms of any such transaction to which this Section 4.2(c) applies no less than 20 days prior to effecting any such transaction.

                  13.3 Restrictions on Certain Fees. Except as previously disclosed to Glenayre, neither WMC Holding nor any other Affiliate of WMC Holding (other than the Company) shall accept from the Company, and the Company shall not pay to WMC Holding or any other Affiliate of the Company (other than the Company), any management, consulting, investment banking or similar fee without the prior written consent of Glenayre, which shall not be unreasonably withheld.


                               XIV. MISCELLANEOUS

                  14.1 Additional Securities Subject to Agreement. Each of Glenayre and its Permitted Transferees agrees that any other equity securities of the Company which it hereafter acquires by means of a stock split, stock dividend, or distribution will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

                  14.2 Covenant by GTI. GTI hereby covenants to cause Glenayre and any other Stockholder that is an Affiliate of GTI to comply with the terms of this Agreement and not to take any action directly or indirectly through any Affiliate that is expressly prohibited by this Agreement or has the purpose or effect of circumventing the express terms of this Agreement.

                  14.3 Termination. The provisions of this Agreement specified below will terminate and be of no further force and effect (other than with respect to prior breaches) as follows: (i) with respect to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 5.15 and Article IV upon completion of an IPO; (ii) with respect to Sections 3.1 and 3.2 and Article IV, at such time as Glenayre or any of its Permitted Transferees owns no Registrable Securities; (iii) with respect to
Section 3.3, upon the expiration of the applicable statutes of limitations; and
(iv) with respect to all other Sections of this Agreement, at such time as all Sections of this Agreement other than such other Sections have terminated.

                  14.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth in Section 9.2 of the Acquisition Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.4).

                  14.5 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.

                  14.6 Non-Assignability. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the express prior written consent of the other parties, and any attempted assignment, without such consents, will be null and void; provided, however, that WMC Holding may assign or delegate its rights hereunder to any Affiliate of WMC Holding so long as such Affiliate executes and delivers to the Company an Assumption Agreement satisfactory to the Company.

                  14.7 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

                  14.8 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

                  14.9 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                  14.10 Specific Performance. Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto will be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

                  14.11 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

                  14.12 Titles and Headings. The section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

                  14.13 Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement will not be affected and will remain in full force and effect.

                  14.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

                  14.15 Reporting Requirements. (a) So long as the Company is not subject to the reporting requirements under Section 12 or 15 of the Securities Exchange Act of 1934, as amended, as promptly as practicable, but in no event later than 120 days after the end of each fiscal year ending after the date hereof or 60 days after the end of each fiscal quarter ending after the date hereof, as the case may be, the Company shall furnish to Glenayre true and correct copies of (i) in the case of any such fiscal year, the audited consolidated balance sheets and the related audited consolidated statements of income and cash flows of the Company and its subsidiaries as of the last day of and for the fiscal year then ended, together with the accompanying report of the Company's auditors thereon, and (ii) to the extent available, in the case of each fiscal quarter, the unaudited consolidated balance sheets and related unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for the fiscal quarter then ended, which financial statements shall be prepared in accordance with United States generally accepted accounting principles (in each case, together with any notes relating thereto); provided, that notwithstanding the foregoing, for so long as Glenayre and its Permitted Transferees own shares of Common Stock, the Company shall deliver to Glenayre and each of its Permitted Transferees true and complete copies of such financial and other information as is provided from time to time to any financing source of the Company or WMC Holding and, provided, further, that if the Company ceases to be required to provide financial and other information to its financing sources during such time, the Company shall nonetheless thereafter continue to provide to Glenayre such financial and other information in the form and on the schedule previously provided to such financing sources.

                  (b) In the event that the Company is not preparing financial statements described in clause (ii) of paragraph (a) above, then as promptly as practicable, the Company will deliver to Glenayre true and complete copies of such other regularly-prepared financial statements, reports and analyses as may be prepared by the Company or any subsidiary thereof relating to the business or operations of the Company or any subsidiary thereof.

                  (c) Glenayre agrees to keep confidential all nonpublic information made available to Glenayre pursuant to this Section 5.15; provided, however, that Glenayre will not be required to maintain as confidential any such information that (a) becomes generally available to the public other than as a result of a disclosure by Glenayre or (b) is required to be disclosed pursuant to the terms of a valid subpoena or order by governmental authority or other legal requirement.

                  14.16 Representations. Each of the parties hereto represents that this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with the terms of this Agreement.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                       WESTERN MULTIPLEX CORPORATION


                                       By:
                                          ----------------------------
                                          Name:
                                          Title:


                                       WMC HOLDING CORP.


                                       By:
                                          ----------------------------
                                          Name:
                                          Title:


                                       GTI ACQUISITION CORP.


                                       By:
                                          ----------------------------
                                          Name:
                                          Title:


                                       GLENAYRE TECHNOLOGIES, INC.


                                       By:
                                          ----------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT 5
================================================================================

                               TRANSITION SERVICES

                                    AGREEMENT


                                     BETWEEN


                           GLENAYRE TECHNOLOGIES, INC.



                                       AND


                                WMC HOLDING CORP.




                                   DATED AS OF


                               SEPTEMBER 30, 1999



================================================================================

                          Transition Services Agreement
                          -----------------------------

                  This Agreement, dated as of September 30, 1999, is by and between Glenayre Technologies, Inc., a Delaware corporation ("GTI"), and WMC Holding Corp., a Delaware corporation ("Purchaser").

                                    RECITALS

                  WHEREAS, GTI, GTI Acquisition Corp., a Delaware corporation ("Glenayre"), Western Multiplex Corporation ("WMC") (collectively, "Sellers") and Purchaser entered into an Acquisition Agreement, dated as of September 30, 1999 (as may be amended from time to time, the "Acquisition Agreement"), pursuant to which, among other things, WMC's certificate of incorporation will be amended to increase the number of authorized shares of common stock to 200,000,000 and to convert each share of common stock of the Company outstanding immediately prior to such amendment into 80,000,000 shares of Common Stock (as defined in the Acquisition Agreement), WMC will redeem 42,000,000 shares of Common Stock from Glenayre and Purchaser will purchase 35,955,000 shares of Common Stock from Glenayre; and

                  WHEREAS, immediately following the transactions contemplated by the Acquisition Agreement, Glenayre will hold 2,045,000 shares of Common Stock and Purchaser will hold 35,955,000 shares of Common Stock; and

                  WHEREAS, GTI, directly and through certain of its Subsidiaries' operations other than WMC, currently provides certain services to WMC, and Purchaser wishes that GTI shall continue to provide certain services to WMC after the closing of the transactions contemplated by the Acquisition Agreement (the "Closing") and GTI wishes to provide such services or cause such services to be provided for a limited duration, all as more fully set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

                  Unless otherwise set forth in this Agreement, capitalized terms shall have the meanings set forth in the Acquisition Agreement.

                  1.1 "Attributable Cost" has the meaning set forth in Attachment B hereto.

                  1.2     "Effective Date" means the date of the Closing.

                  1.3 "GTI Cost" means the Attributable Cost to GTI or its Affiliates of each Service as reflected on the applicable Attachment A for such Service or such other price for any Service as Purchaser and GTI, each in their sole discretion, may mutually agree in writing.

                  1.4 "Service" or "Services" means (i) the applicable service or services listed in Attachment X and (ii) any other Services that were provided by a Service Provider to WMC prior to the Effective Date that are not provided pursuant to (i) and which Purchaser and GTI mutually agree in writing to be provided or obtained hereunder, in each case, substantially as and to the extent provided to WMC immediately prior to the Effective Date by a Service Provider, unless otherwise stated with respect to a particular service in Attachment X.

                  1.5 "Service Provider" means (a) GTI or any Subsidiary providing to or obtaining for WMC the particular Service pursuant to Section 2.1 or (b) any third party that is providing a Service to GTI or any Subsidiary at the time of the Closing, which Service the third party is to provide to WMC pursuant to Section 2.1.

                  1.6 "Subsidiary" and "Subsidiaries" means, except where used as part of the defined term having the meaning set forth in Subsection 1.5, any corporation(s) in an unbroken chain of corporations beginning with GTI if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  1.7     "Term" has the meaning set forth in Section 3.1.

                  1.8 The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to a specific Section, Subsection or Attachment shall refer, respectively, to Sections, Subsections or Attachments of this Agreement, unless the express context otherwise requires. Wherever the word "include", "includes", or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation". The term "or" is not exclusive.


                                   ARTICLE II

                                    SERVICES
                                    --------

                  2.1 On the terms and conditions of this Agreement, GTI hereby agrees to provide Services, cause one or more of their Subsidiaries to provide Services, or, subject to Section 2.2, cause a third party that is providing a Service to WMC at the time of the Closing to continue to provide such Service, to WMC for the Term with respect to each Service. GTI shall be entitled, at its discretion at any time during the Term, to alter or modify the manner in which any Service is provided or to outsource the performance of any Service, provided that any such alteration, modification or outsourcing does not materially affect the quality or functionality of the Service delivered to WMC.

                  2.2 Subject to Section 4.3, GTI's obligation to deliver any Service is conditioned upon GTI obtaining the consent, where necessary, of any relevant third party Service Provider. GTI agrees to use commercially reasonable efforts to obtain such consent, and if such consent has not been obtained following GTI' exercise of commercially reasonable efforts, the parties hereto will use their commercially reasonable efforts to arrange for alternative methods of delivering any such Service.

                  2.3 As soon as reasonably practicable, but in no event later than 10 days hereafter, Purchaser shall provide written notice to GTI of each service listed in Attachment X for which Purchaser desires GTI complete and deliver a separate version of Attachment A. Within 10 days thereafter, GTI shall, for each such service listed in Attachment X, complete and deliver a version of Attachment A for each such service and all information required thereby to Purchaser. Within 10 days after receipt of Attachment A, Purchaser shall provide GTI in writing with (i) a list of each service for which a version of Attachment A has been delivered by GTI to Purchaser, which Purchaser desires GTI to provide Purchaser under the terms of this Agreement, and (ii) any comments on the proposed GTI Cost for each such service in each territory. GTI and Purchaser will promptly thereafter enter into cooperative, good faith negotiations to resolve any disagreements as to what the GTI Cost shall be for each such service in each such territory. GTI and Purchaser agree to utilize mutual best efforts to complete by the Closing a version of Attachment A with respect to each service Purchaser desires GTI to provide, with respect to each territory in which Purchaser desires GTI to provide each such service. It is the intention of the parties that the foregoing process shall be completed by the Closing. The time periods set forth in this Section 2.3 are intended to be targets and nothing shall prevent either party from revising such target time periods and neither party shall be relieved of any obligation as a result of any failure of the other party to meet the foregoing target time periods.

                  2.4 GTI shall have no obligation hereunder to provide any Service other than as contemplated by Section 1.4.

                  2.5 Any Service provided to WMC by a third party Service Provider shall, to the extent within the power of GTI and subject to any controlling agreement with such third party Service Provider, be provided (i) on economic terms that are no less favorable to WMC than the economic terms upon which such third party Service Provider provides such Service or an essentially similar service to GTI and its Subsidiaries and (ii) in a manner which is in all pertinent respects substantially comparable to that in which such third party Service Provider provides such Service or such similar service, as the case may be, to GTI and its Subsidiaries. Notwithstanding the foregoing, Purchaser acknowledges that GTI has no control over the Services provided by the third party Service Provider.

                                  ARTICLE III

                                TERM OF AGREEMENT
                                -----------------

                  3.1 Subject to Article VII, this Agreement shall commence on the Effective Date and shall terminate with respect to each Service on the first anniversary of the Effective

Date (the "Termination Date"); provided that, in the event any submitted version of Attachment A states a different expiration date in respect of a particular Service, the Service to which such different date relates shall terminate on such date (in respect of each Service, the period from the Effective Date to the Termination Date, or the termination date listed in the version of Attachment A submitted for such Service, if applicable, is the "Term").

                  3.2 Neither the termination of this Agreement with respect to a Service pursuant to Article VII nor the expiration of this Agreement with respect to a Service pursuant to Section 3.1 shall affect (i) the liability of a party for breach of this Agreement, (ii) the obligations of a party to make payments when due hereunder or (iii) the provisions contained in Articles IV, VI and VIII and Sections 5.2 and 5.3 of Article V (and related definitions), each of which shall survive the termination or expiration of this Agreement.


                                   ARTICLE IV

                               PRICING AND PAYMENT
                               -------------------

                  4.1 Subject to Sections 4.2, 4.3 and 4.4, each Service rendered pursuant to this Agreement shall be charged to and payable by Purchaser monthly at the GTI Cost for such Service. To the extent practicable, unless otherwise agreed by the parties, the amount payable by Purchaser in respect of each Service shall be a specified amount per hour or per task, as applicable, based on GTI Cost for such Service. To the extent not included in the GTI Cost, any pass-through cost incurred in connection with the provision of a Service by a Service Provider to WMC (e. g., postage; licenses), reasonably allocated between GTI and WMC to the extent appropriate, shall be promptly reimbursed to the Service Provider by Purchaser upon receipt of an invoice from the Service Provider.

                  4.2 (a) During the Term, should Purchaser request that any Service Provider make any change to a Service which would cause the Service to no longer be provided in substantially the manner and to the extent that it was provided by a Service Provider to WMC prior to the Effective Date, a Service Provider shall make such change if (but only if) Purchaser and such Service Provider mutually agree upon such change. The price charged by such Service Provider to WMC for such changed Service shall be the Attributable Cost (or such other price as shall be agreed upon by GTI and Purchaser in writing.

                  (b) All costs (including labor costs) incurred by a Service Provider to separate WMC's operations from GTI's operations (e.g., costs related to terminating distribution arrangements, transferring inventory, data extracts, database deletions) following the Effective Date and any costs incurred by GTI to disconnect WMC users from systems, etc., which would have been incurred by GTI even if Services had not been provided hereunder, shall be the responsibility of GTI.

                  4.3 In the event any cost is incurred by GTI or any Subsidiary in connection with obtaining or soliciting the consent of any third party Service Provider, or, where such consent is not obtained, in the event any cost is incurred by GTI or any Subsidiary in connection with providing an alternative method of delivering the Service, such cost shall be reimbursed by Purchaser subject to satisfaction of the express conditions that (a) Purchaser has received an invoice from GTI which is reasonably detailed with respect to such costs, along with copies of all corresponding invoices received by GTI, and (b) prior to incurring any such costs, GTI requested and obtained Purchaser's written consent.

                  4.4 Credit terms shall be net thirty (30) days from the date of receipt of invoice. In the case of disputed invoices, in the event Purchaser promptly provides the Service Provider which issued the invoice with an explanation of the dispute, Purchaser shall not be obligated to pay that portion of the invoice that is reasonably in dispute until the dispute is resolved, but Purchaser shall be obligated for the undisputed portion thereof.


                                    ARTICLE V

                         LIMITED WARRANTY AND LIABILITY
                         ------------------------------

                  5.1 GTI warrants that Services to be provided by GTI and/or any GTI Subsidiary shall be performed at an equivalent level of quality in respect of a particular Service to that provided to WMC by GTI and/or a such GTI Subsidiary, as the case may be, prior to the date hereof (regardless of from whom such prior Service was provided). GTI does not warrant the quality of any Services provided by a third party Service Provider.

                  5.2 Except as otherwise provided in this Section 5.2 or otherwise in respect of any liabilities incurred pursuant to Section 7.2, GTI and the Subsidiaries shall have no liability under or as a result of this Agreement. Subject to Article VII, GTI's and the Subsidiaries' maximum liability and Purchaser's sole remedy in the event performance of Services rendered by GTI or any GTI Subsidiary or third party Service Provider fails to comply with the terms of this Agreement is a refund of the purchase price paid to GTI or any GTI Subsidiary for such Services or, at Purchaser's option and subject to availability, the provision of Services curing the breaching Services. The preceding sentence shall not be applicable to the extent such non-compliance arises out of the intentional misconduct or gross negligence of GTI or a Subsidiary or their agents or employees. GTI and the Subsidiaries shall have no responsibility to maintain insurance to cover any or all loss or damage to goods to which WMC has title that are in GTI's or a Subsidiary's possession or control, except that there shall be such liability for costs attributable to the failure to maintain insurance if GTI and Purchaser have agreed in accordance with the terms of this Agreement that such insurance coverage will be provided as a Service hereunder.

                  5.3 Purchaser will indemnify and hold harmless GTI, the Subsidiaries and their respective employees and agents with respect to any damages or losses incurred by GTI, the Subsidiaries or their respective employees or agents arising out of the provision of Services, except to the extent of GTI's or such Subsidiary's intentional misconduct or gross negligence.

                                   ARTICLE VI

                                 CONFIDENTIALITY
                                 ---------------

                  6.1 In the course of providing Services under this Agreement, GTI and its Subsidiaries and their employees may receive or have access to information or materials that are confidential or proprietary to WMC. GTI and its Subsidiaries and their employees shall each use such information and materials only in connection with the performance or utilization of Services hereunder and shall safeguard such confidential and proprietary information and materials against disclosure to all others, both during the Term and for a period of two (2) years thereafter. GTI's and its Subsidiaries' and their employees' obligations hereunder shall not apply to any such information or material that (i) is or becomes public knowledge without disclosure by such Person in connection herewith; (ii) is lawfully acquired by such Person, its agents, counsel, or other advisers from a source not under any obligation to Purchaser or WMC regarding disclosure of such information; or (iii) is disclosed by such Person under operation of law or with the prior written consent of Purchaser or WMC.

                  6.2 Upon Purchaser's request, GTI will use commercially reasonable efforts wherever feasible to cause any third party Service Provider to enter into a confidentiality agreement containing substantially the same restrictions as Section 6.1, with respect to information or materials that are confidential or proprietary to WMC.


                                   ARTICLE VII

                                   TERMINATION
                                   -----------

                  7.1 This Agreement shall be construed as a separate and independent agreement for each and every type of Service provided under this Agreement. Any termination or expiration of this Agreement with respect to a particular Service shall not terminate this Agreement with respect to any other Services then being provided under this Agreement.

                  7.2 Subject to Section 7.1 hereof, a party may terminate this Agreement or, at such party's option, terminate or suspend the performance of any Service hereunder if there has occurred a material breach of this Agreement by the other party with respect to such Service and the terminating party has given written notice to the other party of its intent to terminate under this
Section 7.2 (which notice adequately informs the other party of its reasons therefor) at least thirty (30) days prior to such termination date, unless within the period of such thirty (30) days after receipt of such notice the breaching party remedies the breach. For so long as a material breach is not remedied, the non-breaching party may choose to suspend its own performance with respect to such Service, provided that the suspending party shall be liable for any resulting costs or losses in the event a legally binding authority (including authority that is mutually conferred by the parties) subsequently determines that no breach actually occurred.

                  7.3 Upon expiration of the Term or termination of the Agreement with respect to any Service, all rights under this Agreement to receive such Service will cease.

                  7.4 Upon sixty (60) days' prior written notice to GTI, Purchaser may terminate this Agreement with respect to any Service unless earlier notice is otherwise required by the terms of a contract with a third party Service Provider.


                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

                  8.1 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when received, as follows:

                  (i)      If to Purchaser,

                           WMC Holding Corp.
                           c/o Leeward Technology Partners
                           Leeward Management Incorporated
                           101 California Street, Suite 2825
                           San Francisco, California 94111
                           Attention: Jonathan N. Zakin
                           Facsimile: (415) 772-9289

                           and

                           Ripplewood Holding L.L.C.
                           One Rockefeller Plaza, 32nd Floor
                           New York, New York 10020
                           Attention: Jeffrey M. Hendren
                           Facsimile: (212) 218-2778

                           with a copy to:

                           Simpson Thacher & Bartlett
                           10 Universal City Plaza
                           Universal City, California 91608
                           Attention: Daniel Clivner, Esq.
                           Facsimile: (818) 755-7009

                  (ii)     if to GTI,

                           Glenayre Technologies, Inc.
                           5935 Carnegie Boulevard
                           Charlotte, North Carolina 28209
                           Attention: Chief Financial Officer
                           Facsimile No.: (704) 553-7878

                  with a copy to:

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           Bank of America Corporate Center
                           100 N. Tryon Street
                           Suite 4200
                           Charlotte, North Carolina  28202
                           Attention:  Eugene C. Pridgen
                           Facsimile No.:  (704) 331-7598

                  8.2 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Purchaser may assign this Agreement and its rights and obligations hereunder in connection with a merger or consolidation involving WMC or in connection with a sale of stock or assets of WMC or other disposition of WMC or the Business (as defined in the Acquisition Agreement). Notwithstanding the foregoing, without the consent of Glenayre and GTI, Purchaser may assign its rights and obligations hereunder to an Affiliate (as defined in the Acquisition Agreement) of Purchaser; provided, however, that no assignment shall limit or affect the assignor's obligations hereunder. Subject to the preceding sentences, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of this Section 8.2 shall be void.

                  8.3 Amendment. This Agreement may not be modified or amended, except by an instrument in writing signed on behalf of GTI and Purchaser.

                  8.4 Governing Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the United States and those of the State of New York applicable to contracts made and to be performed wholly within such state and without regard to the conflict of laws principles thereof.

                  8.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  8.6 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  8.7 Entire Agreement. Except for the terms of the Acquisition Agreement, this Agreement constitutes the entire agreement of the parties with respect to the provision of the Services and supersedes in all respects any prior understanding or agreement, written or oral. To the extent the Acquisition Agreement, or any other document or other agreement executed in connection with the Acquisition Agreement, is in conflict with any term or provision of this Agreement or any Attachment to this Agreement with respect to any Service expressly described in an Attachment, this Agreement will take precedence. To the extent this Agreement is in conflict with any Attachment, the Attachment will take precedence.

                  8.8 Relationship of Parties. Each party in performing its obligations and duties hereunder shall be conclusively deemed to be an independent contractor and not under the control and supervision of the other party hereto and nothing in this Agreement shall be read to create any agency, partnership or joint venture of GTI and Purchaser or to create any trust or other fiduciary relationship between them. GTI shall not participate in or share the profits or losses from the activities of Purchaser except to the extent, if any, that such profits or losses are solely attributable to GTI retaining an equity interest in WMC (that is, as a WMC shareholder).

                  8.9 Force Majeure. Neither GTI nor any of its Subsidiaries shall be held responsible for failure of or delay in delivery, nor shall WMC be held responsible for failure of or delay in receiving Services hereunder, if such failure or delay is due to an act of God or public enemy, war, government acts or regulations, fire, flood, embargo, quarantine, epidemic, labor strike or work stoppage by workers, accident, unusually severe weather or other cause similar or dissimilar to the foregoing, beyond their control (each such event, a "Force Majeure" occurrence).

Subject to the following paragraph, in the event of failure of the provision or acceptance of Services under this Agreement as a result of a Force Majeure occurrence, the invoice price of such Services ordered may be reduced accordingly by written notice by either party to the other.

                  If the performance of this Agreement by either party or any obligation hereunder is prevented, restricted or interfered with by reason of a Force Majeure occurrence, the party whose performance is so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of the effects of such Force Majeure; provided, however, that the party so affected shall take all reasonable steps to avoid or remove such causes of nonperformance and shall continue performance hereunder with dispatch whenever such causes are removed.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Glenayre Technologies, Inc.                WMC Holding Corp.


By:_____________________________           By:_______________________________

Title:__________________________           Title:____________________________

                               ATTACHMENT A TO THE


                               TRANSITION SERVICES
                                    AGREEMENT

                                                                    Ref. #: ____

             TRANSITION SERVICES TO BE PROVIDED BY GTI TO PURCHASER
             ------------------------------------------------------


Person Providing Service:
-------------------------


Function:                                            Service Area:
---------                                            -------------


Description of Service:
-----------------------


Date Service Will Terminate:                Estimated Costs:
----------------------------                ----------------


Volume(s) Assumed for Estimation:           Basis for Billing (CHECK ONE OR MORE
---------------------------------           BOXES BELOW AND FURTHER EXPLAIN):

                                                   [ ]  Fixed Cost

                                                   [ ]  Fixed Rate/Actual Usage

                                                   [ ]  Actual Costs

Insurance (CHECK IF APPLICABLE):
---------

[ ] Cost includes insurance coverage for Purchaser's goods in GTI's possession or control.

Frequency of Billing (if Other Than Monthly):
---------------------------------------------


Information/Tasks Required from Purchaser for GTI to Provide Service:
---------------------------------------------------------------------


Limitations on Scope of Service (Purchaser's ability to Obtain More/Less Service during Term):


Purchaser Receiver:  ____ (initials)            GTI's Provider:  ____ (initials)


--------------------       ----------       --------------------      ----------
   (Print Name)              (Date)            (Print Name)             (Date)

[ ]   Check here if detailed supporting documentation also agreed upon.

                               ATTACHMENT B TO THE
                          TRANSITION SERVICES AGREEMENT

                                ATTRIBUTABLE COST
                                -----------------


                  The term "Attributable Cost" represents the reasonable charge incurred in providing a Service according to this Attachment B. The intent is to attribute to a Service the direct costs in the provision of such Service, including reasonable personnel costs, but not including charges for general overhead (e.g., office space, unless specially leased in connection with providing a Service) of GTI or its Affiliates. Attributable Costs shall include, to the extent applicable, if at all, costs at average labor rates for personnel who provide Services; materials; packaging; warehousing; storage; shipping and transportation; and reasonably required third party costs directly incurred in providing a Service. Costs incurred for third party services, and material purchase prices used in attributing the costs of materials to a Service, will be no higher than actual prices paid for such services and materials, passing along to Purchaser the benefit of any volume or other discounts available to GTI.

                                  ATTACHMENT X
                      TO THE TRANSITION SERVICES AGREEMENT

FINANCE:
         Tax C Assistance with consistent practices, access and gathering of information and compliance with respect to:

                  Federal Income Tax Returns
                  State Income Tax Returns
                  Franchise Tax Returns
                  Form 5500 Filings
                  Research & Development Tax Credit Filings

HUMAN RESOURCES:
         Administration C Assistance with consistent practices, access and gathering of information and compliance with respect to:

                  Benefits Administration
                  Defined Contribution Plan
                  Section 125 Plan
                  Deferred Compensation Plan
                  Workers' Compensation

         Personnel Issues (e.g., redundancies, dismissals, employee complaints and claims, including EAP) C Consultation

MISCELLANEOUS:
         Legal (specifically requested on a case-by-case basis)

                  Legal and Business Affairs Support(1)
                  Patent

         International Regulatory/Homologation(2) (specifically requested on a case-by-case basis)

         Risk Management/Insurance(3)

         Qualified Supplier Utilization: WMC may sell products through Glenayre to all existing Glenayre customers with whom Glenayre has certified supplier status, or where Glenayre is in the process of obtaining such certification, as of the Closing date).

         Special Services(4)

--------------------
(1) GTI will provide legal services specifically requested on a case-by-case basis, which shall be billed directly to WMC, provided such services (a) do not present an actual or potential legal or business conflict; and (b) would not constitute the unauthorized practice of law under any applicable bar association or governmental rules.
(2) Does not include name changes on certificates which are covered by the Acquisition Agreement.
(3) Limited, subject to feasibility regarding the availability of particular varieties of coverage, to providing business insurance coverage to WMC for 30 days, general administration, first party claims review and analysis, obtaining of quotations and advice regarding general risk management.
(4) Caroline Yu, who is to become an employee of Glenayre Electronics, Inc., shall perform services requested by WMC on its behalf.